Filed with the Securities and Exchange Commission on March 28, 1994


                                                      Registration No 33-52413





                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.




                         Pre-effective Amendment No. 2

                                    Form S-4

                             REGISTRATION STATEMENT

                                     Under

                           The Securities Act of 1933




                              BANC ONE CORPORATION

               (Exact Name of Registrant as specified in Charter)


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C.  20549

                                F O R M   S - 4

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                             BANC ONE CORPORATION
             (Exact name of Registrant as specified in its charter)

                                     Ohio
         (State or other jurisdiction of incorporation or organization)

                                     6711
            (Primary Standard Industrial Classification Code Number)

                                  31-0738296
                      (I.R.S. Employer Identification No.)

           100 East Broad Street, Columbus, Ohio 43271, (614) 248-5944 (Address, including Zip Code, and telephone number, including area code, of Registrant's principal executive offices)

                  Roman J. Gerber, Esq., BANC ONE CORPORATION
           100 East Broad Street, Columbus, Ohio 43271, (614) 248-5903 (Name, address, including Zip Code, and telephone number, including area code, of agent for service)

                                With Copies to:

                            Carter K. McDowell, Esq.
                              BANC ONE CORPORATION
                             100 East Broad Street
                             Columbus, Ohio  43271
                                  614/248-6697

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement and all other conditions to the merger of Capital Bancorp with and into a wholly owned subsidiary of the Registrant pursuant to the Merger Agreement described in the enclosed Prospectus and Proxy Statement have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

                        Calculation of Registration Fee

                                          Proposed    Proposed
                                           maximum     maximum
Title of each class         Amount        offering    aggregate      Amount of
   of securities            to be           price     offering     registration
 to be registered         registered(1)   per unit(2)  price(2)        fee(2)

Common Stock                 477,418       $17.00     $8,116,106      $2,798.68

(1) Based on an estimate of the maximum number of shares of common stock of the Registrant to be issued in connection with the merger of Capital Bancorp with and into a wholly owned subsidiary of the Registrant and the merger of Capital City Bank, a subsidiary of Capital Bancorp, with and into a wholy owned bank subsidiary of Registrant.
(2) Estimated solely for purpose of computing the registration fee based upon the book value of the Common Stock, par value $10.00 per share, of Capital Bancorp as of January 31, 1994 in accordance with Rule 457(f)(2) of the General Rules and Regulations under the Securities Act of 1933.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                              BANC ONE CORPORATION
                             Cross Reference Sheet


                                                   Caption in Prospectus
           Item of Form S-4                         and Proxy Statement

A.  Information about the Transaction

    Item 1 - Forepart of Registration
Outside Front Cover Page
    Statement and Outside Front Cover
Reference Sheet
    Page of Prospectus

    Item 2 - Inside Front and Outside      Available Information; Incorpora-
    Back Cover Pages of Prospectus         tion by Reference; Table of
                                           Contents

    Item 3 - Risk Factors, Ratio of        Information About the Transactions
    Earnings to Fixed Charges and
    Other Information

    Item 4 - Terms of the Transaction      Merger and Consolidation;
                                           Comparative
                                           Rights of Shareholders

    Item 5 - Pro Forma Financial Infor-    Incorporation by Reference
    mation

    Item 6 - Material Contacts with        Background of Transactions
    the Company Being Acquired

    Item 7 - Additional Information                         *
    Required for Reoffering by
    Persons and Parties Deemed To Be
    Underwriters

    Item 8 - Experts                       Experts

    Item 9 - Disclosure of Commission                       *
    Position on Indemnification for
    Securities Act Liabilities


B.  Information about the Registrant

    Item 10 - Information with Respect     Information about BANC ONE
    to S-3 Registrants                     CORPORATION; Comparative Rights
                                           of Shareholders

    Item 11 - Incorporation of Certain     Incorporation of Certain Informa-
    Information by Reference               tion About BANC ONE by Reference

    Item 12 - Information with Respect                      *
    to S-2 or S-3 Registrants

    Item 13 - Incorporation of Certain                      *
    Information by Reference

    Item 14 - Information with Respect                      *
    to Registrants Other Than S-2 or
    S-3 Registrants

C.  Information about the Company
    Being Acquired

    Item 15 - Information with Respect                      *
    to S-3 Companies

    Item 16 - Information with Respect                      *
    to S-2 or S-3 Companies

    Item 17 - Information with Respect     Information About Capital Bancorp;
    to Companies Other Than S-2 or         Information About Capital City Bank;
    S-3 Companies                          Information About the Transactions

D.  Voting and Management Information

    Item 18 - Information if Proxies,      The Special Meeting of Stockholders;
    Consents or Authorizations Are To      Voting and Management Information
    Be Solicited

    Item 19 - Information if Proxies,                       *
    Consents or Authorizations Are
    Not To Be Solicited or in an
    Exchange Offer



*  Omitted because item is inapplicable or answer to item is negative




                                                       , 1994





Capital Bancorp                            Capital City Bank
2200 South State Street                    2200 South State Street
Salt Lake City, Utah  84115                Salt Lake City, Utah  84115



                   Notice of Special Meeting of Stockholders
                       To be Held                 , 1994


To the Shareholders of Capital Bancorp
and the Shareholders of Capital City Bank:

The documents following this letter are notices of special meetings of the shareholders of Capital Bancorp ("CAPITAL") and the shareholders of Capital City Bank ("CCB") and a Prospectus and Joint Proxy Statement for the special meetings of the shareholders of CAPITAL and CCB, each of which will be held at 2200 South State Street, Salt Lake City, Utah. The special meeting of
CAPITAL's shareholders will be held on                   , 1994 at   :   P.M.
and the special meeting of CCB shareholders will commence at   :   P.M. that
same day.

The special meetings are of great importance to the shareholders of CAPITAL and CCB. CAPITAL shareholders will be asked to approve a Merger Agreement between Banc One Arizona Corporation ("Banc One Arizona") and CAPITAL, joined in by BANC ONE CORPORATION ("BANC ONE"), the parent of Banc One Arizona, dated September 17, 1993, as amended, (the "Merger Agreement"). The shareholders of CCB will be asked to ratify and confirm a Bank Merger Agreement (the "Consolidation Agreement") between CCB and Bank One, Utah, N.A. ("Bank One Utah"), a wholly owned subsidiary of Banc One Arizona and an indirect subsidiary of BANC ONE.

BANC ONE is a bank holding company owning substantially all of the capital stock of 80 commercial banks located in Arizona, California, Colorado, Illinois, Indiana, Kentucky, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. Banc One Arizona is a wholly owned subsidiary of BANC ONE and is the direct parent of 3 commercial banks located in Arizona, California and Utah, including Bank One Utah.

If the shareholders of CAPITAL approve the Merger Agreement and if the shareholders of CCB ratify and confirm the Consolidation Agreement, subject to receipt of regulatory approval and satisfaction of other conditions, CAPITAL will combine its business and operations with those of Banc One Arizona through a statutory merger (the "Merger") of CAPITAL with Banc One Arizona and CCB will combine its business and operations with those of Bank One Utah through a consolidation (the "Consolidation") of CCB and Bank One Utah.

Shareholders of Capital Bancorp
Shareholders of Capital City Bank
                , 1994
Page Two



If the Merger and Consolidation become effective, as described in the Prospectus and Joint Proxy Statement, shareholders of CAPITAL will become entitled to receive shares of BANC ONE Common Stock in exchange for their shares of CAPITAL Common Stock at the "Merger Exchange Rate" and shareholders of CCB, other than CAPITAL (or Banc One Arizona, as successor by merger to CAPITAL), will become entitled to receive BANC ONE Common Stock for each share of BANK Common Stock held by them at the "Bank Exchange Rate."

No fractional shares of BANC ONE Common Stock will be issued in the proposed transactions. In lieu thereof, shareholders of CAPITAL and CCB with an entitlement to fractional shares of BANC ONE Common Stock will be entitled to receive cash equal to the applicable fractional share times the market value of BANC ONE Common Stock as provided in the Merger Agreement and Consolidation Agreement. Shareholders of CAPITAL and of CCB are advised to consult their tax advisors with respect to income tax consequences of the transaction. Details of the proposed transactions are set forth in the accompanying Prospectus and Joint Proxy Statement.

The Board of Directors of CAPITAL has unanimously approved the terms of the Merger Agreement and recommends that all the shareholders of CAPITAL vote to approve the Merger Agreement. The Board of Directors of CCB has unanimously agreed to the terms of the Consolidation Agreement and recommends that all the shareholders of CCB vote to ratify and confirm the Consolidation Agreement. The Boards believe that the Merger and the Consolidation will benefit the shareholders of CAPITAL and CCB and the customers and employees of CCB.

IN ORDER TO APPROVE THE MERGER AGREEMENT, IT IS NECESSARY THAT NOT LESS THAN A MAJORITY OF ALL THE OUTSTANDING SHARES OF CAPITAL VOTE AFFIRMATIVELY IN FAVOR OF THE MERGER AGREEMENT AND IN ORDER TO RATIFY AND CONFIRM THE CONSOLIDATION AGREEMENT, IT IS NECESSARY THAT NOT LESS THAN TWO-THIRDS OF ALL THE OUTSTANDING SHARES OF CCB BE VOTED TO RATIFY AND CONFIRM THE CONSOLIDATION AGREEMENT.


Very truly yours,






Norton Parker
Chairman, Capital Bancorp
Chairman and President, Capital City Bank




Enclosure
                                   PROSPECTUS
                                 477,418 Shares
                              BANC ONE CORPORATION
                                  Common Stock


            CAPITAL BANCORP
            PROXY STATEMENT
                  for
    Special Meeting of Stockholders
                            , 1994




           CAPITAL CITY BANK
            PROXY STATEMENT
                  for
    Special Meeting of Stockholders
                            , 1994




This Prospectus and Joint Proxy Statement (the "Prospectus" or "Prospectus and Joint Proxy Statement") relates to the proposed merger of Capital Bancorp ("CAPITAL") with Banc One Arizona Corporation ("Banc One Arizona"), a wholly owned subsidiary of BANC ONE CORPORATION ("BANC ONE") and the subsequent merger of CAPITAL's sole subsidiary, Capital City Bank ("CCB"), with and into Banc One Arizona's subsidiary, Bank One, Utah, N.A. ("Bank One Utah").

If the proposed merger of CAPITAL with and into Banc One Arizona (the "Merger") is consummated, each outstanding share of CAPITAL Common Stock, par value $10.00 per share ("CAPITAL Common Stock"), will be converted into shares of BANC ONE Common Stock, no par value ("BANC ONE Common Stock") as follows:

If the average price of BANC ONE Common is not less than $36.85 nor greater than $44.55 during the Valuation Period (as defined below), each share of CAPITAL Common will be converted into an amount of BANC ONE Common having a market value of $95.33 during the Valuation Period. If the average price of BANC ONE Common is below $36.85 during the Valuation Period, each share of CAPITAL Common will be converted into 2.587 shares of BANC ONE Common, and if the average price of BANC ONE Common is above $44.55 during the Valuation Period, each share of CAPITAL Common will be converted into 2.140 shares of BANC ONE Common. The Valuation Period will be the ten consecutive days on which shares of BANC ONE Common are traded on the New York Stock Exchange ("NYSE") as reported in The Wall Street Journal for NYSE composite transactions ending on the sixth NYSE trading day immediately prior to the Merger.

See "MERGER--Exchange Rate." The Merger is subject to the approval of not less than a majority of the holders of the outstanding shares of CAPITAL Common Stock entitled to vote thereon and to the satisfaction of certain other conditions, including obtaining various regulatory approvals.

Following the Merger, if the proposed merger of CCB with and into Bank One Utah (the "Consolidation") is consummated, the shares of CCB Common Stock not owned by CAPITAL, or Banc One Arizona or BANC ONE as the successors to Capital ("CCB Common"), will be converted into BANC ONE Common (the "Consolidation Exchange Rate") as follows:

If the average price of BANC ONE Common is not less than $36.85 nor greater than $44.55 during the Valuation Period (as defined below), each share of CCB Common will be converted into an amount of BANC ONE Common having a market value of $125.40 during the Valuation Period. If the average price of BANC ONE Common is below $36.85 during the Valuation Period, each share of CCB Common will be converted into 3.403 shares of BANC ONE Common, and if the average price of BANC ONE Common is above $44.55 during the Valuation Period, each share of CCB Common will be converted into 2.815 shares of BANC ONE Common.
The Valuation Period will be the ten consecutive days on which shares of BANC ONE Common are traded on the New York Stock Exchange ("NYSE") as reported in The Wall Street Journal for NYSE composite transactions ending on the sixth NYSE trading day immediately prior to the Merger.

See "Consolidation--Exchange Rate." The Consolidation is subject to approval of not less than two-thirds of the holders of the outstanding shares of CCB Common Stock entitled to vote thereon and to the satisfaction of certain other conditions, including obtaining various regulatory approvals. CAPITAL owns more than two-thirds (approximately 86.4%, 81.53% after the exercise of all outstanding options) of the outstanding CCB Common Stock, and therefore, the required approval of the CCB shares is assured.

Based on the foregoing Exchange Rates, the dilution to existing shareholders of BANC ONE Common will depend on the price of BANC ONE Common during the Valuation Period. If the market price of BANC ONE Common during the Valuation Period is below $36.85, dilution will be greater than will occur if the price is between $36.85 and $44.55 during the Valuation Period. Likewise, if the market price of BANC ONE Common during the Valuation Period is above $44.55, dilution will be less than will occur if the price is between $36.85 and $44.55 during the Valuation Period.

In addition, since there is no floor or ceiling on the market price of BANC ONE Common, declines in the market price of BANC ONE Common during the Valuation Period below $36.85 will result in CAPITAL shareholders and CCB's minority shareholders receiving BANC ONE Common with a market value less than $95.33 and $125,40, respectively, thereby absorbing declines below $36.85. Conversely, increases in the market price of BANC ONE Common during the Valuation Period above $44.55 will result in CAPITAL shareholders and CCB's minority shareholders receiving BANC ONE Common with a market value greater than $95.33 and $125.40, respectively, thereby requiring BANC ONE shareholders to absorb increases above $44.55.

This Prospectus and Proxy Statement does not cover any resales of BANC ONE Common Stock received by affiliates of CAPITAL and CCB upon consummation of the Merger and Consolidation, respectively, and no person is authorized to make use of this Prospectus and Joint Proxy Statement in connection with any such resale.


BANC ONE Common Stock is traded on the New York Stock Exchange. The closing price of BANC ONE Common Stock on the New York Stock Exchange on Friday,
March 18, 1994 was $34.75. On July 20, 1993, BANC ONE announced a five shares for four shares common stock split payable to shareholders of record on August 3, 1993 and to be distributed August 31, 1993 and on January 25, 1994 BANC ONE announced a 10% stock dividend payable March 4, 1994 to shareholders of record on February 16, 1994. However, the exchange rates mentioned above have been adjusted to reflect the split and the dividend.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


A Special Meeting of Stockholders of CAPITAL and CCB will be held at 2200 South
State Street, Salt Lake City, Utah, on              , 1994, to consider a
proposal to approve the Merger Agreement and the Consolidation Agreement, respectively, (as hereinafter defined).





The date of this Prospectus and Joint Proxy Statement is                , 1994.

                             AVAILABLE INFORMATION


BANC ONE is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by BANC ONE can be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1600, Chicago, Illinois 60661, and 75 Park Place, New York, New York 10007. Reports, proxy and information statements and other information concerning BANC ONE can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. This Prospectus does not contain all information set forth in the Registration Statement and exhibits thereto which BANC ONE has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act") and to which reference is hereby made.


                           INCORPORATION BY REFERENCE

THIS PROSPECTUS AND PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY CAPITAL OR CCB SHAREHOLDER, TO WHOM THIS PROSPECTUS IS DELIVERED UPON ORAL OR WRITTEN REQUEST TO WILLIAM C. LEITER, CONTROLLER, BANC ONE CORPORATION, 100 EAST BROAD STREET, COLUMBUS, OHIO 43271-0251, TELEPHONE NUMBER 614/248-5905. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE
BY                   , 1994.

BANC ONE's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and BANC ONE's Current Reports on Form 8-K, including the 8-K filed January 28, 1994 and the Form 8-K filed February 17, 1994, in each case filed with the Commission pursuant to Section 13 of the Exchange Act and the description of BANC ONE Common Stock which is contained in its registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, are incorporated into this Prospectus and Proxy Statement by reference.

All documents filed by BANC ONE pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the Special Meeting of Stockholders of CAPITAL and CCB shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or superseded by a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

No person is authorized to give any information or to make any representations other than those contained in this Prospectus and Proxy Statement and, if given or made, such information or representation must not be relied upon as having been authorized by BANC ONE, CAPITAL or CCB. This Prospectus and Joint Proxy Statement does not constitute an offering within any jurisdiction to any person to whom it is unlawful to make such offer within such jurisdiction.


                               TABLE OF CONTENTS

                                                                          Page


A. INFORMATION ABOUT THE TRANSACTION  . . . . . . . . . . . . . . . . .     1

   INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
      Capital Bancorp Special Meeting . . . . . . . . . . . . . . . . .     1
      Capital City Bank Special Meeting . . . . . . . . . . . . . . . .     1
      General . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
      BANC ONE CORPORATION and Banc One Arizona Corporation . . . . . .     1

   SUMMARY OF THE TRANSACTION . . . . . . . . . . . . . . . . . . . . .     2
      Terms of Merger Agreement and Exchange Rate . . . . . . . . . . .     2
      Terms of Consolidation Agreement
        and Consolidation Exchange Rate . . . . . . . . . . . . . . . .     2
      Management After the Merger . . . . . . . . . . . . . . . . . . .     3
      Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . .     3
      Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . .     4
      Rights of Dissenting Stockholders . . . . . . . . . . . . . . . .     4
      Differences in Shareholder Rights . . . . . . . . . . . . . . . .     4
      Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . .     5
      Conditions; Termination . . . . . . . . . . . . . . . . . . . . .     5
      Selected Financial Data   . . . . . . . . . . . . . . . . . . . .     6
      Comparative Per Share Data  . . . . . . . . . . . . . . . . . . .     8

   THE SPECIAL MEETING OF STOCKHOLDERS of CAPITAL . . . . . . . . . . .    12
      Purpose of the Special Meeting of Stockholders  . . . . . . . . .    12
      Record Date and Voting Rights . . . . . . . . . . . . . . . . . .    12
      Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12

   THE SPECIAL MEETINTING OF STOCKHOLDERS OF CCB. . . . . . . . . . . .    13
      Purpose of the Special Meeting of Stockholders  . . . . . . . . .    13
      Record Date and Voting Rights . . . . . . . . . . . . . . . . . .    13
      Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

   MERGER and CONSOLIDATION . . . . . . . . . . . . . . . . . . . . . .    14
      General . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
      Exchange Rate and Consolidation Exchange Rate . . . . . . . . . .    15
      Operations After the Merger and Consolidation . . . . . . . . . .    16
      Background of Transaction . . . . . . . . . . . . . . . . . . . .    16
      Merger and Consolidation Recommendations
        and Reasons for Transactions  . . . . . . . . . . . . . . . . .    17
      Conditions to the Merger; Termination   . . . . . . . . . . . . .    19
      Conditions to the Consolidation . . . . . . . . . . . . . . . . .    21
      Federal Income Tax  . . . . . . . . . . . . . . . . . . . . . . .    22
      Federal Tax Income Tax Consequences of the Merger . . . . . . . .    22
      Federal Income Tax Consequences of the Consolidation  . . . . . .    23
      Tax Consequences -- General . . . . . . . . . . . . . . . . . . .    23
      Conversion of Shares and Exchange of Certificates . . . . . . . .    23
      Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . .    24
      Resales by Affiliates . . . . . . . . . . . . . . . . . . . . . .    24
      Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . .    25

   COMPARATIVE RIGHTS OF SHAREHOLDERS . . . . . . . . . . . . . . . . .     26
      Description of BANC ONE Stock . . . . . . . . . . . . . . . . . .     26
      Special Voting Requirements for Certain Transactions  . . . . . .     28
      Comparison of BANC ONE Common Stock,
        CAPITAL Common Stock and CCB Common Stock . . . . . . . . . . .     30

   MISCELLANEOUS INFORMATION  . . . . . . . . . . . . . . . . . . . . .     34
      Transfer and Exchange Agents  . . . . . . . . . . . . . . . . . .     34
      Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     34
      Sources of Information  . . . . . . . . . . . . . . . . . . . . .     34
      Registration Statement  . . . . . . . . . . . . . . . . . . . . .     35
      Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . .     35

B. INFORMATION ABOUT BANC ONE CORPORATION . . . . . . . . . . . . . . .     36

   General--Business  . . . . . . . . . . . . . . . . . . . . . . . . .     36
   Recent Developments  . . . . . . . . . . . . . . . . . . . . . . . .     36
   Certain Regulatory Matters . . . . . . . . . . . . . . . . . . . . .     37
   Market Prices of and Dividends Paid on BANC ONE Common Stock . . . .     40
   Incorporation of Certain Information About BANC ONE
      CORPORATION by Reference  . . . . . . . . . . . . . . . . . . . .     41


C. INFORMATION ABOUT Capital Bancorp and Capital City Bank  . . . . . .     42

   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42
   Dividends Paid on CAPITAL and CCB Common Stock . . . . . . . . . . .     42
   Management Discussion and Analysis of Financial
     Condition and Results of Operations  . . . . . . . . . . . . . . .     45
   Financial Statements for CAPITAL . . . . . . . . . . . . .   . . . .     59
   Financial Statements for CCB   . . . . . . . . . . . . . . . . . . .     75

D. VOTING AND MANAGEMENT INFORMATION  . . . . . . . . . . . . . . . . .     91

   Voting -- CAPITAL and CCB  . . . . . . . . . . . . . . . . . . . . .     91
   Rights of Dissenting Stockholders  . . . . . . . . . . . . . . . . .     91
   Management and Principal Shareholders of BANC ONE  . . . . . . . . .     94
   Management and Principal Stockholders of CAPITAL and CCB . . . . .       94

EXHIBITS

   Exhibit A  - Opinions of Gerrish & McCreary, P.C.

   Exhibit B  - Sections 16-10a-1301 to 16-10a-1331 of the Utah Code Annotated




PROSPECTUS AND JOINT PROXY STATEMENT

                                Capital Bancorp
                                      and
                               Capital City Bank

                        SPECIAL MEETINGS OF SHAREHOLDERS
                     A.  INFORMATION ABOUT THE TRANSACTION

                                  INTRODUCTION


Capital Bancorp Special Meeting

This Prospectus and Joint Proxy Statement ("the Prospectus") is furnished in connection with the Special Meeting of shareholders of Capital Bancorp
("CAPITAL") to be held on              , 1994 for the purpose of approving a
Merger Agreement dated September 17, 1993, as amended, (the "Merger Agreement"), by and between CAPITAL and Banc One Arizona Corporation ("Bank One Arizona"), a wholly owned subsidiary of BANC ONE CORPORATION ("BANC ONE"), a registered multi-bank holding company headquartered in Columbus, Ohio, and joined in by BANC ONE. The Merger Agreement provides for the merger of CAPITAL with and into Banc One Arizona.

Capital City Bank Special Meeting

This Prospectus is also furnished in connection with a Special Meeting of
shareholders of Capital City Bank ("CCB") to be held on              , 1994 for
the purpose of ratifying and confirming a Bank Merger Agreement dated December 14, 1993 (the "Consolidation Agreement"), by and between CCB and Bank One, Utah, N.A. ("Bank One Utah"), a wholly owned subsidiary of Banc One Arizona and an indirect subsidiary of BANC ONE. The Consolidation Agreement provides for the consolidation of CCB and Bank One Utah.

General

The principal office of BANC ONE is 100 East Broad Street, Columbus, Ohio 43271 and its telephone number is 614/248-5944. The principal office of both CAPITAL and CCB is 2200 South State Street, Salt Lake City, Utah 84115 and the telephone number for both CAPITAL and CCB is 801/486-4800.

BANC ONE CORPORATION and Banc One Arizona Corporation

BANC ONE is a multi-bank holding company incorporated under the laws of the State of Ohio which as of December 31, 1993 owned all of the outstanding stock of one Arizona, one California, seven Colorado, six Illinois, eight Indiana, two Kentucky, two Oklahoma, one Texas, four Michigan, eighteen Ohio, one Utah, sixteen West Virginia and fourteen Wisconsin commercial banks. As of December 31, 1993, these banks operated more than 1,340 offices in this thirteen-state area and, at December 31, 1993, BANC ONE, its affiliate banks and its non-bank subsidiaries had total assets of approximately $79.9 billion and total deposits of approximately $60.9 billion. Banc One Arizona, a direct subsidiary of BANC ONE, is the direct parent of BANC ONE's commercial banks situated in the states of Arizona, California and Utah. See "INFORMATION ABOUT BANC ONE CORPORATION," which includes information about pending acquisitions.

                           SUMMARY OF THE TRANSACTION

Terms of Agreement and Exchange Rate

Upon the Merger becoming effective, each of the outstanding shares of CAPITAL Common Stock, par value $10.00 per share ("CAPITAL Common Stock"), will be converted into shares of BANC ONE Common Stock, no par value ("BANC ONE Common Stock"), after giving effect to the 10% stock dividend declared by BANC ONE's Board of Directors on January 25, 1994 and payable March 4, 1994 to shareholders of record on February 16, 1994 as follows:

If the average price of BANC ONE Common is not less than $36.85 nor greater than $44.55 during the Valuation Period (as defined below), each share of CAPITAL Common will be converted into an amount of BANC ONE Common having a market value of $95.33 during the Valuation Period. If the average price of BANC ONE Common is below $36.85 during the Valuation Period, each share of CAPITAL Common will be converted into 2.587 shares of BANC ONE Common, and if the average price of BANC ONE Common is above $44.55 during the Valuation Period, each share of CAPITAL Common will be converted into 2.140 shares of BANC ONE Common. The Valuation Period will be the ten consecutive days on which shares of BANC ONE Common are traded on the New York Stock Exchange ("NYSE") as reported in The Wall Street Journal for NYSE composite transactions ending on the sixth NYSE trading day immediately prior to the Merger (the "Exchange Rate").


Upon the consummation of the Merger, CAPITAL will be merged into Banc One Arizona and the separate corporate existence of CAPITAL will cease. Banc One Arizona, as the surviving corporation in the Merger and a wholly owned subsidiary of BANC ONE, will continue operations under the name Banc One Arizona Corporation. See "MERGER--Exchange Rate."

Terms of Consolidation Agreement and Consolidation Exchange Rate

As a result of and contemporaneously with the Merger, Banc One Arizona will become the owner of 114,768 of the 140,767 (after the exercise of all outstanding options to acquire CCB Common Stock) shares of CCB Common Stock outstanding and will, provided that shareholders of CCB approve the Consolidation Agreement, effect the merger of CCB and Bank One Utah (the "Consolidation") pursuant to federal law, the laws of the State of Utah and the Consolidation Agreement between CCB and Bank One Utah. Pursuant to the terms of the Consolidation Agreement, the CCB Common Stock, other than CCB Common Stock owned by CAPITAL or BANC ONE or Banc One Arizona as the successor to CAPITAL, will be converted into shares of BANC ONE Common Stock, after giving effect to the 10% stock dividend declared by BANC ONE's Board of Directors on January 25, 1994 and payable March 4, 1994 to shareholders of record on February 16, 1994, as follows:

If the average price of BANC ONE Common is not less than $36.85 nor greater than $44.55 during the Valuation Period (as defined above), each share of CCB Common will be converted into an amount of BANC ONE Common having a market value of $125.40 during the Valuation Period. If the average price of BANC ONE Common is below $36.85 during the Valuation Period, each share of CCB Common will be converted into 3.403 shares of BANC ONE Common, and if the average price of BANC ONE Common is above $44.55 during the Valuation Period, each share of CCB Common will be converted into 2.815 shares of BANC ONE Common.

See "Consolidation--Exchange Rate."


Management After the Merger

Banc One Arizona will operate with Banc One Arizona's current officers and employees, with its principal place of business in Phoenix, Arizona. Banc One Arizona's current directors will serve as the directors of the surviving corporation following the Merger. It is anticipated that following the Merger, CCB will merge with Banc One Arizona's subsidiary, Bank One Utah, (the "Consolidation") and operate under the name of Bank One, Utah, National Association (the "Resulting Bank"). The Resulting Bank will conduct its banking operations at its present offices and, except for offices which are consolidated, CCB's offices will become branches of the Resulting Bank.

The Resulting Bank, as a BANC ONE affiliate after the Consolidation, will continue to operate under BANC ONE's operating philosophy whereby it will have autonomy to match its products and services to the needs of its local communities. BANC ONE bank affiliates have authority to make decisions locally in "people-related" matters such as lending, personnel, charitable contributions and other community and related matters, relying upon BANC ONE and its state holding companies for "paper and computer related" matters such as assistance in accounting, certain legal matters, investment portfolio management, regulatory compliance, data processing and other matters which are generally best performed by specialists on a centralized basis.

Tax Consequences

As a condition to the Merger CAPITAL and BANC ONE received an opinion dated February 11, 1994 from Gerrish & McCreary, P.C. to the effect that no gain or loss will be recognized by CAPITAL's stockholders for Federal income tax purposes as a result of the exchange of their CAPITAL Common Stock
for BANC ONE Common Stock in the Merger.     CAPITAL, CCB and BANC ONE also
received an opinion dated March 25, 1994 from Gerrish & McCreary, P.C. to the
effect that t    he Consolidation is not expected to qualify as a tax-free
transaction and, consequently,    will     result in a taxable event to
CCB's minority shareholders.     This opinion also provides that    the
exchange of CCB Common Stock for shares of BANC ONE Common by the minority shareholders of CCB pursuant to the Consolidation Agreement will require such shareholders to recognize gain or loss equal to the difference of the tax basis of their shares of CCB Common Stock and the fair market value of the BANC ONE Common they receive pursuant to the Consolidation. The tax consequences of the proposed transaction to stockholders of CAPITAL and CCB
are summarized under "MERGER-Federal Income Tax Consequences."     See also
"Exhibit A -- Opinions of Gerrish & McCreary, P.C."

Vote Required

Not less than a majority of the outstanding shares of CAPITAL Common Stock entitled to vote thereon must vote in favor of the approval of the Merger Agreement in order for the transaction to be completed. Not less than two-thirds of the outstanding shares of CCB Common Stock entitled to vote thereon must vote in favor of approval of the Consolidation Agreement in order for the Consolidation to be completed. The directors and executive officers of CAPITAL and their affiliates and associates are entitled to vote 66.1% of the outstanding shares of CAPITAL Common Stock and each such holder has indicated his or her intent to vote such shares for approval of the Merger Agreement.
The directors and executive officers of CCB, together with their affiliates, are entitled to vote 3.6% of the outstanding shares of CCB Common Stock. Additionally, CAPITAL owns 86.4% (81.53% after the exercise of all outstanding options) of CCB Common Stock and will vote such shares to approve the Consolidation Agreement. It is not necessary for the shareholders of BANC ONE to approve the merger or consolidation proposals. However, BANC ONE, as the sole shareholder of Banc One Arizona, has approved the Merger and the Merger Agreement and Banc One Arizona as the sole shareholder of Bank One Utah will approve the Consolidation and Consolidation Agreement. For information concerning voting by stockholders of CAPITAL or CCB on the proposed Merger or Consolidation. See "MERGER-General" and "VOTING AND MANAGEMENT INFORMATION-Voting."

Rights of Dissenting Stockholders

Under Utah law, certain rights are available to a stockholder of CAPITAL and CCB who does not vote his or her shares in favor of the Merger or Consolidation, respectively, and delivers to CAPITAL or CCB, before the vote is taken, written notice of intent to demand payment for his or her CAPITAL Common Stock or CCB Common Stock if the Merger or Consolidation, respectively, are consummated. See "VOTING AND MANAGEMENT INFORMATION--Rights of Dissenting Stockholders."

Differences in Shareholder Rights

There are differences between the rights of CAPITAL stockholders and BANC ONE shareholders and the rights of CCB Stockholders and BANC ONE shareholders.
Both Ohio law and BANC ONE's Amended Articles of Incorporation contain "control share acquisition" provisions which mandate certain procedures and shareholder consents to approve certain share acquisitions. In addition, under Ohio law, in evaluating an acquisition proposal, directors of an Ohio corporation such as BANC ONE are permitted, in determining whether any matter is in the best interest of the corporation, to take into consideration the interests of the corporation's employees, suppliers, creditors and customers, the economy and community and societal considerations in the interest of the corporation and its shareholders. The Utah Code Annotated does not contain any similar provisions, nor do CAPITAL's Articles of Incorporation ("CAPITAL's Articles") or CCB's Articles of Incorporation ("CCB's Articles"). Utah law provides that a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation's assets may be effected upon a vote of a majority of a corporation's outstanding shares entitled to vote. CAPITAL's Articles do not contain provisions similar to the provisions of BANC ONE's Amended Articles of Incorporation relating to control share acquisitions. BANC ONE's Articles contain a so-called "fair price" provision which mandates certain procedures and approvals for a business combination. CAPITAL's Articles and CCB's Articles do not contain similar provisions. See "COMPARATIVE RIGHTS OF SHAREHOLDERS--Special Voting Requirements for Certain Transactions." In addition, Ohio law contains provisions prohibiting certain business combinations between corporations and "Interested Stockholders." Utah law does not contain a similar provision. The effect of the supermajority and fair price provisions contained in BANC ONE's Articles may be to discourage certain potential business combinations which some shareholders may believe to be in their best interests and to make more difficult management changes which might occur if the potential business combination were successful. See "COMPARATIVE RIGHTS OF SHAREHOLDERS-- Comparisons of BANC ONE Common Stock and CAPITAL Common Stock."

Cumulative voting is not used in the election of the Boards of Directors of BANC ONE, CAPITAL or CCB. See "COMPARATIVE RIGHTS OF SHAREHOLDERS--Comparison of BANC ONE Common Stock and CAPITAL's Common Stock."

Regulatory Approvals

In order for the proposed transactions to be completed, approval of BANC ONE's acquisition of CAPITAL must be obtained from the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Utah Commissioner of Financial Institutions (the "Utah Commissioner"). The Consolidation must also be approved by the Office of the Comptroller of the Currency (the "OCC") and the Utah Commissioner. All of these approvals have been received except for the Federal Reserve's approval which the parties expect to receive by March 31, 1994.

Conditions; Termination

Consummation of the Merger is subject to satisfaction or waiver of various conditions, including compliance with respective covenants and confirmation of respective representations and warranties, the absence of any material adverse change in the financial condition or business of CAPITAL, CCB or BANC ONE, the fulfillment of certain earnings tests and other matters. CAPITAL, by action of its Board of Directors, may elect to terminate the Merger Agreement, whether before or after approval of the Merger by the stockholders of CAPITAL, by giving written notice of such election to BANC ONE within two NYSE trading days after the Valuation Period (the ten consecutive days on which shares of BANC ONE Common are traded on the NYSE ending on the sixth NYSE trading day immediately prior to the consummation of the merger) provided that the average price during the Valuation Period is less than $31.82. The Merger Agreement provides that either party may abandon the Merger if it is not consummated on or before July 15, 1994. See "MERGER-Conditions to the Merger" for a more complete discussion of the conditions to the Merger. Consummation of the Consolidation is subject to approval of the Consolidation Agreement by not less than two-thirds of the outstanding shares of CCB Common and all of the outstanding shares of Bank One Utah Common and procurement of all required regulatory approvals. See "Merger--Conditions to the Consolidation" for a more complete discussion of the conditions to the Consolidation.

Selected Financial Data

On March 30, 1993 BANC ONE acquired Valley National Corporation ("Valley"); on May 3, 1993 BANC ONE acquired Key Centurion Bancshares, Inc. ("Key") and First Community Bancorp, Inc. ("First Community"); on November 1, 1993 BANC ONE acquired Colorado Western Bancorp, Inc. ("Colorado Western"); on December 17, 1993 BANC ONE acquired First Financial Associates, Inc. ("First Financial"); and on December 31, 1993 BANC ONE acquired Capital Banking Group ("CBG") and on March 17, 1994 BANC ONE acquired Parkdale Bank. On November 2,
1993 BANC ONE entered into an Agreement to acquire Liberty National
Bancorp, Inc. ("Liberty"), Louisville, Kentucky. BANC ONE has also announced three other acquisitions which are not material individually or in the aggregate, and, are therefore not included in the accompanying selected financial data. For further discussion on these acquisitions, see "INFORMATION ABOUT BANC ONE CORPORATION".

All balance sheets and income statements presented for BANC ONE have been restated to include the poolings of interests with Valley, Key and First Community. CAPITAL will be accounted for as a pooling of interests.

The following table presents on a historical basis selected unaudited consolidated financial data for BANC ONE; CAPITAL; and CCB. The financial data is based on the consolidated financial statements of BANC ONE and CAPITAL, respectively, and the financial statements of CCB incorporated herein by reference.




                                                                            SELECTED FINANCIAL DATA (2)
                                                                           $(thousands, except per share)
                                                                                    (UNAUDITED)


                                                                          Year ended December 31,
                                                -----------------------------------------------------------------------
                                                   1993           1992           1991           1990           1989
                                                -----------    -----------    -----------    -----------    -----------
  Total interest income and other income:

   BANC ONE.................................  $  7,226,790    $ 7,358,393    $ 6,828,327    $ 6,151,959    $ 5,473,099
   CAPITAL .................................        10,993         10,044          8,464          7,704          7,301
   CCB......................................        10,977         10,027          8,462          7,702          7,295


  Income (loss) from continuing operations:

   BANC ONE.................................  $  1,120,589    $   876,588    $   664,288    $   536,066    $   304,916
   CAPITAL .................................           921          1,336          1,114            620            533
   CCB......................................         1,285          1,510          1,199            948            850


  Income (loss) from continuing operations per common share:

   BANC ONE.................................  $       2.93    $      2.29    $      1.82    $      1.56    $      0.97
   CAPITAL .................................          6.06           8.53           8.22           6.01           5.04
   CCB......................................          8.77          10.70           9.46           7.65           7.05

  Historical dividends declared per
   common share:

   BANC ONE.................................  $       1.07    $      0.89    $      0.76    $      0.69    $      0.63
   CAPITAL .................................          1.00              -              -              -              -
   CCB......................................          4.00           3.20           1.90           5.52           3.72

  Total assets (end of period):

   BANC ONE.................................  $ 79,918,561    $76,739,119    $73,840,498    $56,610,126    $48,111,384
   CAPITAL .................................       117,279        118,519         90,658         71,862         61,523
   CCB......................................       117,159        118,212         90,604         71,829         61,449


  Long-term borrowings (end of period):

   BANC ONE.................................  $  1,701,662    $ 1,357,462    $   943,726    $   810,197    $   624,232
   CAPITAL .................................           718          1,210          1,385          1,635          1,858
   CCB......................................           718            756              -              -              -


  Total stockholders' equity (end of period):

   BANC ONE.................................  $  7,033,638    $ 6,241,586    $ 5,559,370    $ 4,514,653    $ 3,633,542
   CAPITAL .................................         6,539          5,829          3,538          2,425          1,909
   CCB......................................         8,642          8,033          5,509          4,551          4,145


  (1)  The decrease in 1989's income from
       continuing operations per common share
       is due principally to a significant
       increase in Valley's provision for
       loan losses.

  (2)  Gives effect to the 10% stock dividend
       on BANC ONE common stock paid on
       March 4, 1994 to BANC ONE common
       stockholders of record as of
       February 16, 1994.






Comparative Per Share Data

Based upon the Merger Exchange Rates and Consolidation Exchange Rates, the following tables set forth per common share income from continuing operations, dividends, book value, and market value of (i) BANC ONE, (ii) CAPITAL; (iii) CCB; (iv) pro forma equivalent of one share of CAPITAL Common Stock based on BANC ONE Common Stock; and (v) pro forma equivalent of one share of CCB Common Stock based on BANC ONE Common Stock.





                                                                                     (iv) Per Share of       (v) Per Share of
                                                                                     CAPITAL common stock    CCB common stock
                                                                                     assuming an exchange    assuming an exchange
                                                                                     rate of one share of    rate of one share of
                                                                                     CAPITAL common stock    CCB common stock
                                                                                     for 2.587 shares of     for 3.403 shares of
                                                                                     BANC ONE common         BANC ONE common
                                        (i)            (ii)           (iii)          stock.                  stock.
                                        -----------    -----------    -----------    --------------------    --------------------
                                           BANC                                              BANC                    BANC
                                            ONE          CAPITAL          CCB                ONE                     ONE
                                        -----------    -----------    -----------    --------------------    --------------------



Income from continuing
  operations per common share:
    December  31, 1989                       $0.97 (5)      $5.04          $7.05                   $2.51                   $3.30
    December  31, 1990                        1.56           6.01           7.65                    4.04                    5.31
    December  31, 1991                        1.82           8.22           9.46                    4.71                    6.19
    December  31, 1992                        2.29           8.53          10.70                    5.92                    7.79
    December  31, 1993                        2.93           6.06           8.77                    7.58                    9.97

Dividends per common share:
    December  31, 1989                        0.63              -           3.72                    1.63                    2.14
    December  31, 1990                        0.69              -           5.52                    1.79                    2.35
    December  31, 1991                        0.76              -           1.90                    1.97                    2.59
    December  31, 1992                        0.89              -           3.20                    2.30                    3.03
    December  31, 1993                        1.07           1.00           4.00                    2.77                    3.64

Book value per common share
  as of December 31, 1993                    17.82          43.49          56.02                   46.10                   60.64


Market value per common share
  as of August 10, 1993             (1)      39.45 (2)            (3)            (3)              102.06                  134.25


Market value per common share
  as of March __, 1994              (4)            (2)            (3)            (3)




(1)  The business day immediately
     preceding public announcement
     of the proposed merger.

(2)  Based on the closing price of
     BANC ONE common stock as
     reported on the New York Stock
     Exchange, adjusted for the five
     shares for four shares common
     stock split effective
     August 31, 1993 and the 10%
     common stock dividend paid
     on March 4, 1994 to BANC ONE
     common stockholders of record
     as of February 16, 1994.

(3)  No active trading exists for
     CAPITAL or CCB common stock.

(4)  A recent business day preceding
     the date of this Prospectus.

(5)  The decrease in 1989's income
     from continuing operations per
     common share is due principally
     to a significant increase in
     Valley's provision for loan
     losses.






                                                                                     (iv) Per Share of       (v) Per Share of
                                                                                     CAPITAL common stock    CCB common stock
                                                                                     assuming an exchange    assuming an exchange
                                                                                     rate of one share of    rate of one share of
                                                                                     CAPITAL common stock    CCB common stock
                                                                                     for 2.364 shares of     for 3.109 shares of
                                                                                     BANC ONE common         BANC ONE common
                                        (i)            (ii)           (iii)          stock.                  stock.
                                        -----------    -----------    -----------    --------------------    --------------------
                                           BANC                                              BANC                    BANC
                                            ONE          CAPITAL          CCB                ONE                     ONE
                                        -----------    -----------    -----------    --------------------    --------------------



Income from continuing
 operations per common share:
    December  31, 1989                       $0.97 (5)      $5.04          $7.05                   $2.29                   $3.02
    December  31, 1990                        1.56           6.01           7.65                    3.69                    4.85
    December  31, 1991                        1.82           8.22           9.46                    4.30                    5.66
    December  31, 1992                        2.29           8.53          10.70                    5.41                    7.12
    December  31, 1993                        2.93           6.06           8.77                    6.93                    9.11

Dividends per common share:
    December  31, 1989                        0.63              -           3.72                    1.49                    1.96
    December  31, 1990                        0.69              -           5.52                    1.63                    2.15
    December  31, 1991                        0.76              -           1.90                    1.80                    2.36
    December  31, 1992                        0.89              -           3.20                    2.10                    2.77
    December  31, 1993                        1.07           1.00           4.00                    2.53                    3.33

Book value per common share
  as of December 31, 1993                    17.82          43.49          56.02                   42.13                   55.40


Market value per common share
  as of August 10, 1993             (1)      39.45 (2)            (3)            (3)               93.26                  122.65


Market value per common share
  as of March __, 1994              (4)            (2)            (3)            (3)




(1)  The business day immediately
     preceding public announcement
     of the proposed merger.

(2)  Based on the closing price of
     BANC ONE common stock as
     reported on the New York Stock
     Exchange, adjusted for the five
     shares for four shares common
     stock split effective
     August 31, 1993 and the 10%
     common stock dividend paid
     on March 4, 1994 to BANC ONE
     common stockholders of record
     as of February 16, 1994.

(3)  No active trading exists for
     CAPITAL or CCB common stock.

(4)  A recent business day preceding
     the date of this Prospectus.

(5)  The decrease in 1989's income
     from continuing operations per
     common share is due principally
     to a significant increase in
     Valley's provision for loan
     losses.







                                                                                     (iv) Per Share of       (v) Per Share of
                                                                                     CAPITAL common stock    CCB common stock
                                                                                     assuming an exchange    assuming an exchange
                                                                                     rate of one share of    rate of one share of
                                                                                     CAPITAL common stock    CCB common stock
                                                                                     for 2.140 shares of     for 2.815 shares of
                                                                                     BANC ONE common         BANC ONE common
                                        (i)            (ii)           (iii)          stock.                  stock.
                                        -----------    -----------    -----------    --------------------    --------------------
                                           BANC                                              BANC                    BANC
                                            ONE          CAPITAL          CCB                ONE                     ONE
                                        -----------    -----------    -----------    --------------------    --------------------



Income from continuing
 operations per common share:
    December  31, 1989                       $0.97 (5)      $5.04          $7.05                   $2.08                   $2.73
    December  31, 1990                        1.56           6.01           7.65                    3.34                    4.39
    December  31, 1991                        1.82           8.22           9.46                    3.89                    5.12
    December  31, 1992                        2.29           8.53          10.70                    4.90                    6.45
    December  31, 1993                        2.93           6.06           8.77                    6.27                    8.25

Dividends per common share:
    December  31, 1989                        0.63              -           3.72                    1.35                    1.77
    December  31, 1990                        0.69              -           5.52                    1.48                    1.94
    December  31, 1991                        0.76              -           1.90                    1.63                    2.14
    December  31, 1992                        0.89              -           3.20                    1.90                    2.51
    December  31, 1993                        1.07           1.00           4.00                    2.29                    3.01

Book value per common share
  as of December 31, 1993                    17.82          43.49          56.02                   38.13                   50.16


Market value per common share
  as of August 10, 1993             (1)      39.45 (2)            (3)            (3)               84.42                  111.05


Market value per common share
  as of March __, 1994              (4)            (2)            (3)            (3)




(1)  The business day immediately
     preceding public announcement
     of the proposed merger.

(2)  Based on the closing price of
     BANC ONE common stock as
     reported on the New York Stock
     Exchange, adjusted for the five
     shares for four shares common
     stock split effective
     August 31, 1993 and the 10%
     common stock dividend paid
     on March 4, 1994 to BANC ONE
     common stockholders of record
     as of February 16, 1994.

(3)  No active trading exists for
     CAPITAL or CCB common stock.

(4)  A recent business day preceding
     the date of this Prospectus.

(5)  The decrease in 1989's income
     from continuing operations per
     common share is due principally
     to a significant increase in
     Valley's provision for loan
     losses.





                 THE SPECIAL MEETING OF STOCKHOLDERS OF CAPITAL


This Prospectus and Joint Proxy Statement is being furnished to the stockholders of CAPITAL in connection with the solicitation of proxies by the CAPITAL Board for use at CAPITAL's Special Meeting of Stockholders and at any adjournment or adjournments thereof (the "CAPITAL Special Meeting"). The
Special Meeting of Stockholders of CAPITAL will be held on              , 1994,
at   :     .m., local time at 2200 South State Street, Salt Lake City, Utah.

Purpose of the Special Meeting of Stockholders

At the CAPITAL Special Meeting, the holders of CAPITAL Common Stock will vote on the approval of the Merger Agreement.

Record Dates and Voting Rights

The CAPITAL Board has fixed the close of business on February 28, 1994 as the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting. As of the record date, CAPITAL had outstanding and entitled to vote 150,345 shares of CAPITAL Common Stock. Each share of CAPITAL Common Stock is entitled to one vote. The Merger Agreement must be approved by a majority of CAPITAL's stockholders.

Votes, whether in person or by proxy, will be counted and tabulated by inspectors appointed by CAPITAL. Abstentions and broker non-votes will not be counted as votes either "for" or "against" any matters coming before the CAPITAL Special Meeting, nor will such abstentions and broker non-votes be counted toward determining a quorum. In accordance with Utah law and CAPITAL's Articles and Bylaws, such abstentions have the effect of a "no" vote since state law requires the Merger Agreement to be authorized and approved by the affirmative vote of not less than a majority of the CAPITAL Common Stock entitled to be voted, rather than a majority of those shares actually voting.

Proxies

Proxies for use at the CAPITAL Special Meeting accompany this Proxy Statement. A stockholder may use a proxy whether or not he or she intends to attend the Special Meeting in person. The proxy may be revoked in writing by the person giving it at any time before it is exercised by notice to the Secretary of CAPITAL, by submitting a later dated proxy or by attending and voting in person at the CAPITAL Special Meeting. All proxies validly submitted and not revoked will be voted in the manner specified therein. IF NO SPECIFICATION IS MADE, THE PROXIES WILL BE VOTED IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT. The CAPITAL Board is not aware of any other matters which may be presented for action at the CAPITAL Special Meeting, but if other matters do properly come before the meeting it is intended that the shares represented by the accompanying proxy will be voted by the persons named in the proxy in accordance with their best judgment.

Solicitation of proxies will be made in person, by mail, or by telephone or telegraph by present and former directors, officers and employees of CAPITAL and CCB for which no additional compensation will be paid. CAPITAL will bear the cost of solicitation of proxies from its stockholders and may reimburse brokers and others for their expenses in forwarding solicitation material to beneficial owners of its voting stock.

CAPITAL held its 1993 Annual Meeting of Shareholders on May 18, 1993.

                   THE SPECIAL MEETING OF STOCKHOLDERS OF CCB

This Prospectus and Joint Proxy Statement is being furnished to the stockholders of CCB in connection with the solicitation of proxies by the CCB Board for use at CCB's Special Meeting of Stockholders and at any adjournment or adjournments thereof (the "CCB Special Meeting"). The Special Meeting of
Stockholders of CCB will be held on              , 1994, at   :     .m., local
time at 2200 South State Street, Salt Lake City, Utah.

Purpose of the Special Meeting of Stockholders

At the CCB Special Meeting, the holders of CCB Common Stock will vote on the approval of the Consolidation Agreement.

Record Dates and Voting Rights

The CCB Board has fixed the close of business on February 28, 1994 as the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting. As of the record date, CCB had outstanding and entitled to vote 132,850 shares of CCB Common Stock (prior to the consolidation, all outstanding options to acquire CCB Common Stock will be exercised and CCB will have 140,767 shares of CCB Common Stock outstanding). Each share of CCB Common Stock is entitled to one vote, except for any shares owned by CAPITAL. The Consolidation Agreement must be approved by two-thirds of CCB's stockholders.

Votes, whether in person or by proxy, will be counted and tabulated by inspectors appointed by CCB. Abstentions and broker non-votes will not be counted as votes either "for" or "against" any matters coming before the CCB Special Meeting, nor will such abstentions and broker non-votes be counted toward determining a quorum. In accordance with Utah law and CCB's Articles and Bylaws, such abstentions have the effect of a "no" vote since state law requires the Consolidation Agreement to be authorized and approved by the affirmative vote of not less than a majority of the CCB Common Stock entitled to be voted, rather than two-thirds of those shares actually voting.

Proxies

Proxies for use at the CCB Special Meeting accompany this Proxy Statement. A stockholder may use a proxy whether or not he or she intends to attend the Special Meeting in person. The proxy may be revoked in writing by the person giving it at any time before it is exercised by notice to the Secretary of CCB, by submitting a later dated proxy or by attending and voting in person at the CCB Special Meeting. All proxies validly submitted and not revoked will be voted in the manner specified therein. IF NO SPECIFICATION IS MADE, THE PROXIES WILL BE VOTED IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT. The CCB Board is not aware of any other matters which may be presented for action at the CCB Special Meeting, but if other matters do properly come before the meeting it is intended that the shares represented by the accompanying proxy will be voted by the persons named in the proxy in accordance with their best judgment.

Solicitation of proxies will be made in person, by mail, or by telephone or telegraph by present and former directors, officers and employees of CAPITAL and CCB for which no additional compensation will be paid. CCB will bear the cost of solicitation of proxies from its stockholders and may reimburse brokers and others for their expenses in forwarding solicitation material to beneficial owners of its voting stock.

CCB held its 1993 Annual Meeting of Shareholders on May 18, 1993.

                            MERGER AND CONSOLIDATION

The information in this Prospectus and Joint Proxy Statement concerning the terms of the Merger and Consolidation is a summary only and is qualified in its entirety by reference to the Merger Agreement and Consolidation Agreement.

General

The Merger Agreement provides for the Merger of CAPITAL with and into Banc One Arizona. As a result of the Merger, CCB will become a subsidiary of BANC ONE and Banc One Arizona. Upon the effectiveness of the Merger (the "Effective Time") each of the outstanding shares of CAPITAL Common Stock will be converted into shares of BANC ONE Common Stock (subject to adjustments in certain circumstances), which shares of BANC ONE Common Stock will be issued as a result of the Merger. See "MERGER--Exchange Rate."

The Consolidation Agreement provides for the merger of CCB with and into Bank One Utah. Upon the effectiveness of the Consolidation (the "Consolidation Effective Time") each of the outstanding shares of CCB Common Stock not owned by Capital or BANC ONE or Banc One Arizona following the Merger will be converted into shares of BANC ONE Common Stock (subject to adjustments in certain circumstances), which shares of BANC ONE Common Stock will be issued as a result of the Consolidation.

The affirmative vote of a majority of the outstanding shares of CAPITAL Common Stock entitled to vote at the Capital Special Meeting is required in order to approve the Merger Agreement. See "VOTING AND MANAGEMENT INFORMATION-Voting." However, it is a condition to BANC ONE's obligation to consummate the Merger that not more than 10% of the maximum aggregate total number of shares of BANC ONE Common Stock which could be issued by BANC ONE in the Merger and Consolidation are to be settled in cash as a result of fractional share interests or are to be issued to CAPITAL stockholders who have asserted rights of dissenting shareholders. The affirmative vote of two-thirds of the outstanding shares of CCB Common Stock entitled to vote at the CCB Special Meeting is required in order to approve the Consolidation Agreement. See "VOTING AND MANAGEMENT INFORMATION-Rights of Dissenting Stockholders."

Subject to such stockholder approval and the satisfaction of certain conditions and receipt of all requisite regulatory approvals, in each case as provided for in the Merger Agreement, the Merger will become effective upon the issuance by the Secretary of State of the State of Utah of a certificate of merger with respect thereto as provided in applicable provisions of the Utah Code Annotated.

The Boards of Directors of BANC ONE, Banc One Arizona and CAPITAL have approved the Merger Agreement and the Boards of Directors of Bank One Utah and CCB have approved the Consolidation Agreement. BANC ONE, as the sole shareholder of Banc One Arizona, has approved the Merger Agreement and Banc One Arizona, as the sole shareholder of Bank One Utah, will approve the Consolidation Agreement. Approval of the Merger Agreement by the shareholders of BANC ONE is not required for consummation of the Merger or Consolidation.

Exchange Rate and Consolidation Exchange Rate

At the Effective Time, stock issued by reason of the Merger will be allocated to the stockholders of record of CAPITAL as of the Effective Time as follows:

If the average price of BANC ONE Common is not less than $36.85 nor greater than $44.55 during the Valuation Period (as defined below), each share of CAPITAL Common will be converted into an amount of BANC ONE Common having a market value of $95.33 during the Valuation Period. If the average price of BANC ONE Common is below $36.85 during the Valuation Period, each share of CAPITAL Common will be converted into 2.587 shares of BANC ONE Common, and if the average price of BANC ONE Common is above $44.55 during the Valuation Period, each share of CAPITAL Common will be converted into 2.140 shares of BANC ONE Common. The Valuation Period will be the ten consecutive days on which shares of BANC ONE Common are traded on the New York Stock Exchange ("NYSE") as reported in The Wall Street Journal for NYSE composite transactions ending on the sixth NYSE trading day immediately prior to the Merger (the "Exchange Rate").

The Exchange Rate gives effect to the 5 for 4 shares Common Stock split declared by BANC ONE's Board of Directors on July 20, 1993, payable August 31, 1993 to BANC ONE Common shareholders of record on August 3, 1993 and the 10% Common Stock dividend declared by BANC ONE's Board of Directors on January 25, 1994, payable March 4, 1994 to BANC ONE Common Shareholders of record on February 16, 1994.

At the Effective Time, stock issued by reason of the Consolidation will be allocated to the stockholders of record of CCB, other than CAPITAL or BANC ONE or Banc One Arizona following the Merger, as of the Effective Time as follows:

If the average price of BANC ONE Common is not less than $36.85 nor greater than $44.55 during the Valuation Period (as defined above), each share of CCB Common will be converted into an amount of BANC ONE Common having a market value of $125.40 during the Valuation Period. If the average price of BANC ONE Common is below $36.85 during the Valuation Period, each share of CCB Common will be converted into 3.403 shares of BANC ONE Common, and if the average price of BANC ONE Common is above $44.55 during the Valuation Period, each share of CCB Common will be converted into 2.815 shares of BANC ONE Common (the "Consolidation Exchange Rate").

The Consolidation Exchange Rate gives effect to the 5 for 4 shares Common Stock split declared by BANC ONE's Board of Directors on July 20, 1993, payable August 31, 1993 to BANC ONE Common shareholders of record on August 3, 1993 and the 10% Common Stock dividend declared by BANC ONE's Board of Directors on January 25, 1994, payable March 4, 1994 to BANC ONE Common Shareholders of record on February 16, 1994.

Operations After the Merger and Consolidation

Upon the consummation of the Merger, CAPITAL will be merged into Banc One Arizona and the separate corporate existence of CAPITAL will cease. Banc One Arizona, as the surviving corporation in the Merger and a wholly owned subsidiary of BANC ONE, will continue operations under the name "Banc One Arizona Corporation" and will operate with Banc One Arizona's current officers and employees, with its principal place of business at Phoenix, Arizona. Banc One Arizona's current directors will serve as the directors of the surviving corporation following the Merger. It is anticipated that following the Merger, the Consolidation will occur. Following the Consolidation, the present directors, officers and employees of Bank One Utah will continue in those same capacities for the Resulting Bank. The Resulting Bank will conduct its banking operations at its present offices.

The Resulting Bank, as a BANC ONE affiliate after the Merger and Consolidation, will operate under BANC ONE's operating philosophy whereby it will have autonomy to match its products and services to the needs of its local communities. Similarly, BANC ONE bank affiliates have authority to make decisions locally in "people-related" matters such as lending, personnel, charitable contributions and other community and related matters, relying upon BANC ONE and its state holding companies for "paper and computer related" matters such as assistance in accounting, certain legal matters, investment portfolio management, regulatory compliance, data processing and other matters which are generally best performed by specialists on a centralized basis.

As of February 11, 1994, there were no outstanding unexercised options for shares of CAPITAL Common Stock held by officers and directors of CAPITAL. As of February 11, 1994, there were 7,917 unexercised options outstanding for shares of CCB Common Stock held by an individual not affiliated with CCB or CAPITAL. The Consolidation Agreement requires that these options be exercised prior to the Consolidation.

Background of Transaction

During 1992, the Board of Directors of CAPITAL and CCB (collectively, "CAPITAL") spent considerable time discussing which direction CAPITAL should proceed in order to maximize shareholder value. In early 1993, the Board hired an additional senior level management officer as President of Capital Bancorp. This new officer was to assist the Board in analyzing three long-term strategies and to assist in implementing the strategy of choice. The three strategies considered were:

1. Sell or merge CAPITAL with a larger institution whose stock is publicly traded.

2. Merge with or acquire other small banking institutions in order to grow in size and gain the economies of scale whereby public registration and trading of CAPITAL's stock would be economically justified.

3. Continue to operate as a closely held community bank and grow internally.

After considerable analysis and discussion, the Board of Directors chose to pursue the option of growth through acquisition or merger with other banking institutions. The Board felt it appropriate, however, to retain the option to consider any future unsolicited offers from larger banks seeking to acquire CAPITAL.

In April 1993, the CEO of Bank One Utah, on an unsolicited basis, made contact with the Chairman of CAPITAL. He stated BANC ONE's desire to discuss the possibility of acquiring CAPITAL in an exchange of stock. In late May 1993, CAPITAL's senior management met with Bank One Utah's senior management where BANC ONE was told that further discussions would be pursued only if BANC ONE presented an offer which warranted such discussions. BANC ONE then gave an indicated exchange ratio which equated to approximately 2.3 times CAPITAL's book value. CAPITAL's Board met and determined such an offer was fair and in the best interest of shareholders. The Board instructed CAPITAL's senior management to cooperate with BANC ONE in performing preliminary due diligence which would lead to a formal written offer.

CAPITAL contacted several law firms and elected to retain the law firm of Gerrish & McCreary, P.C. to assist CAPITAL's Board and management in structuring and negotiating the various terms of the transaction. Gerrish & McCreary specializes in bank legal work and has represented numerous banks in merger and acquisition transactions.

In July 1993, BANC ONE presented a written offer of a stock for stock exchange, the value of which equated to 2.3 times CAPITAL's book value at the time. The offer was subject to the satisfactory completion of certain due diligence reviews. CAPITAL's Board met shortly thereafter and discussed extensively the merits of accepting BANC ONE's offer. It was determined that the offer was fair and in the best interest of shareholders. CAPITAL's Board voted unanimously to move forward with exclusive merger discussions with BANC ONE. CAPITAL's Board instructed senior management to negotiate the numerous terms and conditions of the merger with BANC ONE and to work toward signing a Definitive Merger Agreement.

On September 17, 1993, two separate Definitive Agreements wherein Capital Bancorp would be merged into Banc One Arizona and subsequently Capital City Bank would be consolidated with Bank One Utah were unanimously approved by CAPITAL's Board and signed by CAPITAL and BANC ONE.

The Agreements were subject to various representations and warranties made by all parties including due diligence procedures yet to be performed by BANC ONE.

After completion of all due diligence, both parties negotiated and signed an Amendment to the Merger Agreement reducing by five percent the number of shares of BANC ONE stock to be received by CAPITAL's shareholders.

Merger and Consolidation Recommendations and Reasons for Transaction

The terms of the merger and consolidation as outlined in the Merger Agreement and Consolidation Agreement were the result of arms-length negotiations between CAPITAL, CCB and BANC ONE and their respective representatives. In the course of reaching its decision to approve the Merger Agreement and Consolidation Agreement, the Boards of Directors of CAPITAL and CCB, respectively, consulted with their legal advisors and with senior management. Numerous factors, including, but not limited to, the following were considered:

1. The current condition and growth prospects for CAPITAL, including historical and prospective results of operations, financial condition and capital position.

2. The economic environment and competitive banking climate in Utah, with special consideration given to the increased competition coming from out-of-state financial institutions.

3. That a business combination with a larger bank holding company, like BANC ONE, would provide greater short term and long term risk adjusted returns to CAPITAL and CCB's shareholders and would benefit CCB's depositors, loan customers and the community in which CAPITAL and CCB operate.

4. General industry conditions, including a regulatory environment especially burdensome for small community banks, increased competition for deposits and loans from non-regulated financial institutions, and the heightened competitive environment created by the rapid consolidation occurring in the banking industry.

5. BANC ONE's proposed exchange ratios in monetary value to CAPITAL and CCB's shareholders, both in absolute terms and as compared to other similar merger and consolidation transactions.

CAPITAL and CCB's Boards of Directors believe that the affiliation with BANC ONE will result in a competitively stronger combined entity with increased financial and human resources which will lead to enhanced financial performance and a larger and more geographically diverse banking operation.

As of January 31, 1994, the directors and executive officers of CAPITAL, together with their affiliates and associates, as a group, were entitled to vote approximately 99,336 shares of CAPITAL Common Stock representing approximately 66.1% of the shares outstanding. These persons will be entitled to receive the same consideration for their shares as any other CAPITAL stockholder upon approval of the Merger. The directors and executive officers of CCB, together with their affiliates are entitled to vote 3.6% of the outstanding shares of CCB Common Stock. Additionally, CAPITAL owns 114,768 representing approximately 86.4% (81.53% after the exercise of all outstanding options) of the shares outstanding. The CCB shares owned by CAPITAL will not be converted into BANC ONE Common. CAPITAL believes that all of the directors' and executive officers' shares will be voted in favor of the Merger and it will vote all of the CCB shares it owns in favor of the Consolidation. After the Merger, CAPITAL's directors and executive officers will own less than 1% of the shares of BANC ONE Common Stock outstanding.

CAPITAL AND CCB'S BOARDS OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE MERGER AGREEMENT AND CONSOLIDATION AGREEMENT BE APPROVED BY THE
STOCKHOLDERS OF CAPITAL AND CCB, RESPECTIVELY.

BANC ONE believes that the affiliation of CAPITAL with BANC ONE and the acquisition of CCB thereby will provide BANC ONE with a more meaningful presence in the Salt Lake City, Utah area and an expansion of BANC ONE's customer base and assets. Such expansion will provide BANC ONE with the opportunity to realize increased economies of scale while serving new customers with the expertise and assistance of the capable and experienced staff of CCB.

Conditions to the Merger; Termination

Consummation of the Merger is subject to satisfaction of a number of conditions, including:

 (1) the receipt of all necessary approvals of the acquisition by governmental agencies and authorities, including the Federal Reserve and the Utah Commissioner of financial Institutions, and each of such approvals shall remain in full force and effect at the Effective Time;

 (2) there being no change in the consolidated financial condition, aggregate net assets, shareholders' equity, business or operating results of CAPITAL and CCB, taken as a whole, or BANC ONE and its subsidiaries, taken as a whole, from June 30, 1993 to the Effective Time, that has had a material adverse effect;

 (3) compliance by CAPITAL, BANC ONE and Banc One Arizona with their respective covenants and confirmation of their respective representations and warranties as set forth in the Merger Agreement, including the agreement of CAPITAL that, except with the approval of BANC ONE or as otherwise permitted by the Merger Agreement, it will not

     (a) from June 30, 1993 to the Effective Time, pay any cash dividends, except as permitted under the Merger Agreement;

     (b)  effect any changes in connection with its equity capitalization; or

     (c) conduct its banking operations other than in the ordinary course of business;

 (4) approval of the Merger Agreement and the Merger by the requisite vote of stockholders of CAPITAL Common Stock (see "MERGER-General" and "VOTING AND MANAGEMENT INFORMATION-Voting");

 (5) receipt by CAPITAL and BANC ONE of the opinion relative to the Federal income tax consequences referred to under the caption "MERGER-Federal Income Tax Consequences";

 (6) receipt by BANC ONE of an opinion from CAPITAL's counsel and receipt by CAPITAL of an opinion from counsel for BANC ONE and Banc One Arizona, which opinions are to be in the general form of those annexed to the Merger Agreement;

 (7) satisfaction by BANC ONE and CAPITAL of the respective earnings tests set forth in the Merger Agreement or as otherwise agreed between the parties;

 (8) fractional share interests in BANC ONE Common Stock to be paid to former holders of CAPITAL Common Stock in cash in the exchange (see "MERGER-Fractional Shares") and shares of BANC ONE Common Stock to which holders of CAPITAL Common Stock would have been entitled as of the consummation of the Merger, but who have taken steps to perfect their rights as dissenting stockholders pursuant to applicable law, shall not exceed 10% of the maximum aggregate number of shares of BANC ONE Common Stock which could be issued as a result of the Merger and Consolidation;

 (9) the shares of BANC ONE Common Stock to be issued in exchange for CAPITAL Common Stock shall have been listed on the NYSE;

(10) receipt by BANC ONE of the written opinion of Coopers & Lybrand, independent certified public accountants, that the transaction contemplated by the Merger Agreement may be properly accounted for as a pooling-of-interests;

(11) the total number of shares of CAPITAL Common Stock issued and outstanding shall not be more than 150,345 shares; and

(12) Receipt of an opinion from an Investment Banker to the effect that the Merger and Consolidation are fair to the shareholders of CAPITAL and CCB, respectively, from a financial point of view.


The provisions of the Merger Agreement, including the foregoing conditions, may be waived at any time by the party which is entitled to the benefits thereof. However, after the stockholders of CAPITAL have approved the Merger Agreement, CAPITAL may only amend the Merger Agreement if, in the opinion of CAPITAL's Board of Directors, such amendment will not have a material adverse effect on the benefits intended under the Merger Agreement for the stockholders of CAPITAL.

The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval by the stockholders of CAPITAL, by written notice from BANC ONE to CAPITAL, or from CAPITAL to BANC ONE, as the case may be, upon the occurrence of any of the following: (i) if any material condition to either party's obligations under the Merger Agreement is not satisfied or waived at the time or times contemplated thereby (each party's right to terminate under this clause (i) shall relate only to conditions to that party's obligations); (ii) in the event of a material breach by a party of any representation, warranty, condition or agreement contained in the Merger Agreement that is not cured within 30 days of the giving of notice to such party by the other party; or (iii) if the Merger shall not have been consummated on or before July 15, 1994. The Merger Agreement also may be terminated, and the Merger thereby abandoned, by the mutual consent of the Boards of Directors of CAPITAL and BANC ONE at any time prior to the effective date of the Merger.

CAPITAL, by action of its Board of Directors, may elect to terminate the Merger Agreement, whether before or after approval of the Merger by the stockholders of CAPITAL, by giving written notice of such election to BANC ONE within two NYSE trading days after the Valuation Period (the ten consecutive days on which shares of BANC ONE Common are traded on the NYSE ending on the sixth NYSE trading day immediately prior to the consummation of the merger) provided that the average price during the Valuation Period is less than $31.82.

If the Merger is not consummated other than by reason of a willful breach of any party to the Merger Agreement, CAPITAL, BANC ONE and Banc One Arizona will each pay all of its own expenses incurred incident to such transaction, except for printing expenses which will be paid by BANC ONE.

Conditions to the Consolidation

Consummation of the Consolidation is subject to certain conditions including (but not limited to) the following significant conditions:

(1)  approval of the Consolidation by the Utah Commissioner and the OCC;

(2) ratification and confirmation of the Consolidation Agreement by the requisite vote of CCB shareholders and the Bank One Utah shareholder, Banc One Arizona, (see "Consolidation--General" and "Voting by CCB Shareholders");

(3) redemption of the preferred stock of CCB and the exercise of all outstanding options for CCB Common Stock; and

(4)  Consummation of the Merger.

As a result of the Consolidation being conditioned upon consummation of the Merger, the conditions of the Merger could be viewed as indirect conditions of the Consolidation.

The Consolidation Agreement may be amended at any time by agreement between Bank One Utah and CCB. The Consolidation may be terminated at any time by CCB and Bank One Utah and by either bank in the event the Merger Agreement is terminated.

FEDERAL INCOME TAXES

Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. Federal income tax consequences of the Merger, including certain consequences to holders of CAPITAL Common Stock who are citizens or residents of the United States and who hold their shares as capital assets. It does not discuss all tax consequences that may be relevant to CAPITAL stockholders subject to special Federal income tax treatment (such as insurance companies, dealers in securities, certain retirement plans, financial institutions, tax exempt organizations or foreign persons), or to CAPITAL stockholders who acquired their shares of CAPITAL Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. The summary does not address the state, local or foreign tax consequences of the Merger, if any.

Pursuant to the terms of the Merger Agreement, CAPITAL and BANC ONE received the opinion of Gerrish & McCreary, P.C., dated February 11, 1994, to the effect that, for Federal income tax purposes:

(1) The Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code;

(2) No gain or loss will be recognized by BANC ONE or CAPITAL as a consequence of the transactions contemplated by the Merger Agreement;

(3) No gain or loss will be recognized by the stockholders of CAPITAL on the exchange of their shares of CAPITAL Common Stock for shares of BANC ONE Common Stock, except as described below with respect to cash received pursuant to the exercise of statutory dissenters' rights or for fractional share interests;

(4) The Federal income tax basis of the BANC ONE Common Stock (including fractional share interests) received by holders of CAPITAL Common Stock will be the same as the Federal income tax basis of the CAPITAL Common Stock surrendered in exchange therefor; and

(5) The holding period of the BANC ONE Common Stock received by a holder of CAPITAL Common Stock will include the period for which the CAPITAL Common Stock exchanged therefor was held, provided the exchanged CAPITAL Common Stock was held as a capital asset by such holder on the date of the exchange.


A CAPITAL stockholder who receives cash in lieu of a fractional share interest in BANC ONE Common Stock will be treated as having received the cash in redemption of the fractional share interest. The receipt of cash in lieu of a fractional share interest should generally result in capital gain or loss to the holder equal to the difference between the amount of cash received and the portion of the holder's Federal income tax basis in the CAPITAL Common Stock allocable to the fractional share interest. Such capital gain or loss will be long-term capital gain or loss if the holder's holding period for the BANC ONE Common Stock received, determined as set forth above, is longer than one year.

A dissenting stockholder who receives cash in exchange for shares of CAPITAL Common Stock will recognize capital gain or loss equal to the difference between the amount of cash received and the holder's Federal income tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if the holder has held the shares for more than one year as of the
Effective Time of the Merger.     See "Exhibit A -- Opinions of Gerrish &
McCreary, P.C."

Federal Income Tax Consequences of the Consolidation

A tax ruling from the Internal Revenue Service with respect to the tax conse-
quences of the Consolidation has not been requested.     CAPITAL, CCB and
BANC ONE also received an opinion of Gerrish & McCreary, P.C. dated March 25,
1994 to the effect     that the exchange by CCB's minority shareholders of
their shares of CCB Common Stock for shares of BANC ONE Common    will
result in a taxable event to such shareholders.     This opinion also provides
that the     exchange of CCB Common Stock for shares of BANC ONE Common by the minority shareholders of CCB pursuant to the Consolidation Agreement
   will     require such shareholders to recognize gain or loss equal to the difference of the tax basis of their shares of CCB Common Stock and the fair market value of the BANC ONE Common they receive pursuant to the
Consolidation.     CCB's minority shareholders should consult their tax advisor to determine the impact of the Consolidation on their individual taxes.
See "Exhibit A -- Opinions of Gerrish & McCreary, P.C."

Tax Consequences -- General

THE INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED ON THE INTERNAL REVENUE CODE (AND AUTHORITIES THEREUNDER) AS IN EFFECT ON THE DATE OF THIS PROSPECTUS, WITHOUT CONSIDERATION OF THE PARTICULAR FACTS OR CIRCUMSTANCES OF ANY STOCKHOLDER. STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR SITUATIONS, AS WELL AS CONSEQUENCES UNDER ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX LAWS.

Conversion of Shares and Exchange of Certificates

Upon consummation of the Merger and the Consolidation, the outstanding shares of CAPITAL Common Stock and CCB Common Stock will be converted into shares of BANC ONE Common Stock at the Exchange Rate calculated as described under the captions "MERGER--Exchange Rate" and "Consolidation--Exchange Rate," respectively. Except in the event that CAPITAL, CCB or BANC ONE shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine their respective Common Stock or declare a dividend, or make a distribution, on their respective Common Stock in any security convertible into such Common Stock prior to the time the Merger and Consolidation become effective, no further adjustments will be made in the Exchange Rate or the Consolidation Exchange Rate. However, in the event of such a transaction, appropriate adjustment will be made in the Exchange Rate and the Consolidation Exchange Rate. The Exchange Rate and the Consolidation Exchange Rate have been adjusted to reflect the 5 shares for 4 shares common stock split declared by BANC ONE's Board of Directors on July 20, 1993 and payable August 31, 1993 to shareholders of record on August 3, 1993 and the 10% stock dividend declared by BANC ONE's Board of Directors on January 25, 1994 and payable on March 4, 1994 to shareholders of record on February 16, 1994.

As soon as practicable after the Merger and Consolidation become effective, instructions and forms will be furnished to the stockholders of CAPITAL and CCB for use in exchanging their CAPITAL and CCB share certificates for certificates of BANC ONE Common Stock. If any certificate for shares of BANC ONE Common Stock is to be issued in a name other than that in which the certificate for shares of CAPITAL Common Stock or CCB Common Stock surrendered for exchange is registered, the certificate so surrendered must be properly endorsed or otherwise be in proper form for transfer and the person requesting such exchange must pay to BANC ONE or its transfer agent any applicable transfer or other taxes required by reason of the issuance of the certificate.

Until so surrendered, certificates formerly representing shares of CAPITAL Common Stock and CCB Common Stock will be deemed for all purposes to evidence ownership of the number of shares of BANC ONE Common Stock into which such shares have been converted. Dividends and other distributions, if any, that become payable on BANC ONE Common Stock pending exchange of certificates representing shares of CAPITAL Common Stock and CCB Common Stock will be retained by BANC ONE until surrender of such certificates, at which time such dividends and distributions will be paid, without interest. In addition, after the Effective Time the holders of certificates formerly representing shares of CAPITAL Common Stock and CCB Common Stock shall cease to have rights with respect to such shares (except such rights, if any, as holders of certificates representing CAPITAL Common Stock or CCB Common Stock may have as dissenting stockholders), and, except as aforesaid, their sole rights shall be to exchange such certificates for shares of BANC ONE Common Stock in accordance with the Merger Agreement and Consolidation Agreement.

Fractional Shares

No fractional shares of BANC ONE Common Stock will be exchanged for shares of CAPITAL Common Stock or CCB Common Stock. In lieu thereof, each stockholder of CAPITAL and CCB having a fractional interest resulting from the exchange of CAPITAL Common Stock and CCB Common Stock for BANC ONE Common Stock will be paid by BANC ONE an amount in cash equal to the value of such fractional interest based upon the closing price of BANC ONE Common Stock on the NYSE on the fifth day immediately preceding the day on which the merger is consummated during which shares of BANC ONE Common Stock are traded on the NYSE as reported in The Wall Street Journal for NYSE Composite Transactions.

Resales by Affiliates

The shares of BANC ONE Common Stock issuable to CAPITAL and CCB stockholders upon consummation of the Merger and Consolidation, respectively, have been registered under the Securities Act, but such registration does not cover resales by affiliates of CAPITAL and CCB ("Affiliates"). BANC ONE Common Stock received and beneficially owned by those CAPITAL and CCB stockholders who are deemed to be Affiliates may be resold without registration as provided for by Rule 145 under the Securities Act, or as otherwise permitted. The term Affiliate is defined to include any person who, directly or indirectly, controls, or is controlled by, or is under common control with CAPITAL or CCB at the time the Merger Agreement is submitted for approval by a vote of the stockholders of CAPITAL Common Stock or CCB Common Stock. Each Affiliate who desires to resell the BANC ONE Common Stock received in the Merger must sell such BANC ONE Common Stock either (i) pursuant to an effective registration statement under the Securities Act, (ii) in accordance with the applicable provisions of Rule 145 under the Securities Act or (iii) in a transaction which, in the opinion of counsel for such Affiliate or as described in a "no-action" or interpretive letter from the Staff of the Commission, in each case reasonably satisfactory in form and substance to BANC ONE, states that such resale is exempt from the registration requirements of the Securities Act.

Rule 145(d) requires that persons deemed to be Affiliates resell their BANC ONE Common Stock pursuant to certain of the requirements of Rule 144 under the Securities Act if such BANC ONE Common Stock is sold within the first two years after the receipt thereof. After two years, if such person is not an affiliate of BANC ONE and BANC ONE is current in the filing of its periodic securities law reports, a former Affiliate of CAPITAL or CCB may freely resell the BANC ONE Common Stock received in the Merger without limitation. After three years from the issuance of the BANC ONE Common Stock, if such person is not an affiliate of BANC ONE at the time of sale or for at least three months prior to such sale, such person may freely resell such BANC ONE Common Stock, without limitation, regardless of the status of BANC ONE's periodic securities law reports.

CAPITAL and CCB have agreed to provide BANC ONE with a list of those persons who may be deemed to be Affiliates at the time of the CAPITAL Special Meeting and CCB Special Meeting. CAPITAL and CCB will use their best efforts to cause each such person to deliver to BANC ONE prior to the Effective Time a written agreement to the effect that no sale will be made of any shares of BANC ONE Common Stock received in the Merger or Consolidation by an Affiliate of CAPITAL or CCB except (i) in accordance with the Securities Act and (ii) if, as it expects to do, BANC ONE utilizes pooling-of-interests accounting in accounting for the Merger, until such time as BANC ONE shall first publish the financial results of at least 30 days of post-merger combined operations of CAPITAL and BANC ONE, and CCB and Bank One Utah, provided that BANC ONE shall publish such results not later than four months from the Effective Time. The certificates of BANC ONE Common Stock issued to Affiliates of CAPITAL and CCB in the Merger or Consolidation may contain an appropriate restrictive legend, and appropriate stop transfer orders may be given to the transfer agent for such certificates.

Accounting Treatment

BANC ONE expects to account for the acquisition of CAPITAL as a pooling of interests. BANC ONE does not expect to account for the acquisition of the minority of CCB shares not owned by CAPITAL as a pooling of interests.


                       COMPARATIVE RIGHTS OF SHAREHOLDERS

Description of BANC ONE Stock

General. The authorized capital stock of BANC ONE consists of 600,000,000 shares of BANC ONE Common Stock and 35,000,000 shares of Preferred Stock, without par value ("Preferred Stock"), divided into 10,000,000 shares of Class A Preferred Stock, 1,000,000 shares of Class B Convertible Preferred Stock ("Class B Preferred Stock") and 24,000,000 shares of Class C Preferred Stock of which the $3.50 Cumulative Convertible Preferred Stock constitutes a series ("Series C Preferred Stock"). As of December 31, 1993, there were issued and outstanding 5,000,000 shares of Series C Preferred Stock and 380,687,187 shares of BANC ONE Common Stock, after giving effect to the 5 for 4 share stock split in BANC ONE Common Stock.

The following summary of the terms of BANC ONE's capital stock does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of the Ohio General Corporation Law and BANC ONE's Articles.

Common Stock. Holders of BANC ONE Common Stock are entitled to receive dividends out of funds legally available therefor as and if declared by the Board of Directors, provided that, so long as any shares of Preferred Stock are outstanding, no dividends (other than dividends payable in BANC ONE Common Stock) or other distributions (including redemptions and purchases) may be made with respect to the BANC ONE Common Stock unless full cumulative dividends on the shares of Preferred Stock have been paid.

Holders of shares of BANC ONE Common Stock are entitled to one vote for each share for the election of directors and on all other matters. Holders of BANC ONE Common Stock vote together as a class with holders of Class B Preferred Stock. Generally, holders of Series C Preferred Stock have no voting rights.

The issued and outstanding shares of BANC ONE Common Stock are fully paid and nonassessable. The holders of BANC ONE Common Stock are not entitled to preemptive rights or conversion or redemption rights. The BANC ONE Common Stock does not have cumulative voting rights in the election of directors.

In the event of the voluntary or involuntary dissolution, liquidation or winding up of BANC ONE, holders of BANC ONE Common Stock will be entitled to receive, pro rata, after satisfaction in full of the prior rights of creditors (including holders of BANC ONE's indebtedness) and holders of Preferred Stock, all the remaining assets of BANC ONE available for distribution.

Preferred Stock. The Board of Directors has the authority to issue each class of Preferred Stock in one or more series and to fix the designations, number of shares, dividends, redemption rights, sinking fund requirements, liquidation prices, conversion rights and other rights, qualifications, limitations or restrictions thereon (except voting rights) as the Board of Directors may from time to time be permitted by law to fix or change.

Currently, there are outstanding shares of Series C Preferred Stock. Holders of Series C Preferred Stock are entitled to receive out of funds legally available therefor cumulative cash dividends at the annual rate of $3.50 per share payable quarterly on the last day of March, June, September and December in each year.

In the event that full cumulative dividends on outstanding shares of Series C Preferred Stock have not been paid, no dividends may be declared or paid on, and no amounts may be set aside or applied to the redemption or purchase of, any shares of BANC ONE Common Stock or any other shares of capital stock of BANC ONE ranking junior to shares of Series C Preferred Stock.

Upon the voluntary or involuntary dissolution, liquidation or winding up of BANC ONE, holders of Series C Preferred Stock are entitled to receive a preferential distribution of $50 per share plus accrued and unpaid dividends, if any.

Generally holders of shares of Series C Preferred Stock have no voting rights. The approval of a majority of the outstanding shares of Series C Preferred Stock voting together as a class is required in order to amend BANC ONE's Articles to affect adversely the rights of the holders of the Series C Preferred Stock or to take any action that would result in the creation of or an increase in the number of authorized shares senior or superior with respect to dividends or upon liquidation to the Series C Preferred Stock. Holders of Series C Preferred Stock also have the right to elect two additional directors during any period in which dividends on Series C Preferred Stock are cumulatively in arrears in the amount of six or more full quarterly dividends.

At the option of the holder of any shares of Series C Preferred Stock, such shares may be converted into shares of BANC ONE Common Stock at the conversion rate then in effect. The present conversion rate is 1.75360 shares of BANC ONE Common Stock for each share of Series C Preferred Stock and is subject to adjustment for stock dividends, subdivisions, splits (the conversion rate has been adjusted to reflect the 5 shares for 4 shares common stock split declared by Banc One's Board of Directors on July 20, 1993 and payable August 31, 1993 to shareholders of record on August 3, 1993 and the 10% stock dividend declared by BANC ONE's Board of Directors on January 25, 1994 and payable March 4, 1994 to shareholders of record on February 16, 1994) and combinations and any distribution of rights or warrants to purchase BANC ONE Common Stock at a price per share less than the BANC ONE Common Stock's then-current market value.

The issued shares of Series C Preferred Stock may be redeemed, in whole or in part, by BANC ONE at its election at any time after April 15, 1995, at a redemption price of $52.10 per share during the period from April 15, 1995, to but not including March 31, 1996, and thereafter at the redemption prices during the 12-month periods beginning on March 31 of the years shown below, plus accrued and unpaid dividends, if any.

           Year                                    Redemption Price

           1996  . . . . . . . . . . . . . . . .        $51.75
           1997  . . . . . . . . . . . . . . . .        $51.40
           1998  . . . . . . . . . . . . . . . .        $51.05
           1999  . . . . . . . . . . . . . . . .        $50.70
           2000  . . . . . . . . . . . . . . . .        $50.35
           2001 and thereafter . . . . . . . . .        $50.00


Special Voting Requirements for Certain Transactions

Article Eleventh of BANC ONE's Articles incorporates, to a large extent, the provisions of the Ohio control share acquisition statute (Section 1701.831 of the Ohio Revised Code). Article Eleventh sets forth procedures for obtaining shareholder consent of "control share acquisitions" subject to the right of the Board of Directors to screen out proposals that do not meet certain standards set forth in Article Eleventh. Article Eleventh defines a "control share acquisition" as any acquisition, directly or indirectly, of shares of BANC ONE which, when added to all other shares of BANC ONE owned or controlled by the acquiror, would entitle the acquiror, alone or with others, to exercise or direct the exercise of voting power in BANC ONE in the election of directors within any of the following ranges of voting power: (a) one-fifth or more but less than one-third; (b) one-third or more but less than a majority; and (c) a majority or more. A bank, broker, nominee, trustee, or other person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing Article Eleventh shall, however, be deemed to have voting power only of shares in respect of which such person would be able to exercise or direct the exercise of votes without further instruction from others at a meeting of shareholders called under Article Eleventh. A control share acquisition which meets certain criteria set forth in Article Eleventh as determined by the Board of Directors must be presented to a meeting of the shareholders of BANC ONE and approved by the affirmative vote of both (a) a majority of the voting power represented at the meeting and (b) a majority of that portion of such voting power excluding any "interested shares"; that is, those shares held by the acquiring person, executive officers of BANC ONE and employees of BANC ONE who are also directors. Article Eleventh may be amended by a vote of 85% of the votes entitled to be cast by all holders of voting stock.

BANC ONE's Articles also include a "fair price" provision which is designed to provide reasonable assurances to shareholders that in the event any shareholder or group of shareholders acquires 20% or more of BANC ONE's voting stock (the "Acquiror") and then seeks to acquire all or part of the remaining voting stock through a merger or other transaction which would force a change or termination of the other shareholders' ownership interests (a "Business Combination"), such other shareholders must receive consideration at least equivalent to that paid by the Acquiror in acquiring its 20% stock interest, unless the Business Combination is approved either (i) by a majority of directors who are unrelated to the Acquiror or (ii) by the affirmative vote of 75% of all the votes entitled to be cast by all holders of voting stock and 67% of the votes entitled to be cast by all holders of voting stock held by shareholders other than the Acquiror ("Special Shareholder Vote").

This provision operates by requiring that after an Acquiror emerges, any Business Combination which has the effect of requiring shareholders to surrender their shares must satisfy one of the following conditions:

           (a) Fair Consideration to Shareholders. The terms of the Business Combination must provide for payment of consideration which is at least equivalent to the highest price paid to other shareholders by the Acquiror in acquiring its 20% stock position and must be approved by shareholders as otherwise required by applicable law; or

           (b) Unrelated Director Approval. The Business Combination must be approved as fair to shareholders by a majority of the directors who are not affiliated with the Acquiror and who were directors before the Acquiror acquired its 20% stock position or who were nominated or elected to succeed such directors by the other unaffiliated directors ("Unrelated Directors") and must be approved by shareholders as otherwise required by applicable law; or

           (c) Special Shareholder Vote. The Business Combination must be approved by a Special Shareholder Vote.


The Article containing this provision may be amended only by a vote of 85% of the votes entitled to be cast by all holders of voting stock, unless the amendment is approved unanimously by the Unrelated Directors, in which case only majority shareholder approval would be required.

Chapter 1704 of the Ohio Revised Code (the "Ohio Statute") is similar to the "fair price" provision contained in BANC ONE's Articles. The Ohio Statute prohibits an "Issuing Public Corporation" from engaging in a "Chapter 1704 Transaction" with an "Interested Shareholder" for a period of three years following the date on which the person becomes an "Interested Shareholder" unless, prior to such date, the directors of the "Issuing Public Corporation" approve either the "Chapter 1704 Transaction" or the acquisition of shares pursuant to which such person became an "Interested Shareholder." An "Issuing Public Corporation" is an Ohio corporation with 50 or more shareholders which has its principal place of business, principal executive offices or substantial assets within the State of Ohio. BANC ONE is currently an Issuing Public Corporation. An "Interested Shareholder" is any person who is the beneficial owner of a sufficient number of shares to allow such person, directly or indirectly, alone or with others, including affiliates and associates, to exercise or direct the exercise of 10% of the voting power of the Issuing Public Corporation. A "Chapter 1704 Transaction" includes any merger, consolidation, combination or majority share acquisition between or involving an Issuing Public Corporation and an Interested Shareholder or an affiliate or associate of an Interested Shareholder. A Chapter 1704 Transaction also includes certain transfers of property, dividends and issuance or transfers of shares, from or by an Issuing Public Corporation or a subsidiary of an Issuing Public Corporation to, with or for the benefit of an Interested Shareholder or an affiliate or associate of an Interested Shareholder unless such transaction is in the ordinary course of business of the Issuing Public Corporation on terms no more favorable to the Interested Shareholder than those acceptable to third parties as demonstrated by contemporaneous transactions. Finally, Chapter 1704 Transactions include certain transactions which (i) increase the proportionate share ownership of an Interested Shareholder, (ii) result in the adoption of a plan or proposal for the dissolution, winding up of the affairs or liquidation of the Issuing Public Corporation if such plan is proposed by or on behalf of the Interested Shareholder, or (iii) pledge or extend the credit or financial resources of the Issuing Public Corporation to or for the benefit of the Interested Shareholder.

After the initial three-year moratorium has expired, an Issuing Public Corporation may engage in a Chapter 1704 Transaction if (i) the acquisition of shares pursuant to which the person became an Interested Shareholder received the prior approval of the board of directors of the Issuing Public Corporation,
(ii) the Chapter 1704 Transaction is approved by the affirmative vote of the holders of shares representing at least two-thirds of the voting power of the Issuing Public Corporation and by the holders of at least a majority of voting shares which are not beneficially owned by an Interested Shareholder or an affiliate or associate of an Interested Shareholder, or (iii) the Chapter 1704 Transaction meets certain statutory tests designed to ensure that it be economically fair to all shareholders.

Comparison of BANC ONE Common Stock,
CAPITAL Common Stock and CCB Common Stock

The rights of shareholders of BANC ONE are governed by BANC ONE's Articles and Code of Regulations and the applicable provisions of the Ohio law, while the rights of the shareholders of CAPITAL and CCB are governed by their Articles and Bylaws and the applicable provisions of the Utah Code Annotated. If the holders of CAPITAL Common Stock approve the Merger Agreement and the Merger is subsequently consummated, holders of CAPITAL Common Stock will become holders of BANC ONE Common Stock. Likewise, if the holders of CCB Common Stock, other than CAPITAL, approve the Consolidation Agreement and the Consolidation Agreement is subsequently consummated, those holders of CCB Common Stock will become holders of BANC ONE Common Stock. The following comparison of the rights of holders of CAPITAL Common Stock, CCB Common Stock and BANC ONE Common Stock is based on current terms of the governing documents of the respective companies, and on the current provisions of applicable state law.

The rights of holders of CAPITAL Common Stock, CCB Common Stock and holders of BANC ONE Common Stock are similar in several respects: each shareholder is entitled to one vote for each share held on all matters submitted to a vote of shareholders, each shareholder is entitled to receive pro rata any assets distributed to shareholders upon liquidation, dissolution or winding up of the affairs of the company (after all creditors have been satisfied and requisite preferential amounts are paid to the holders of outstanding preferred stock), each shareholder has no preemptive rights to subscribe for or purchase any stock or other securities in proportion to their respective holdings upon the offering or sale by BANC ONE, CCB or CAPITAL of such securities to others. Although it is impracticable to note all the differences between Ohio law and Utah law generally and all of the differences between the applicable governing documents of BANC ONE, CCB and CAPITAL, the following is intended to be a summary of certain significant differences between the rights of holders of BANC ONE Common Stock and the rights of holders of CAPITAL Common Stock and CCB Common Stock.

Election and Removal of Directors. All of the directors of CCB, CAPITAL and BANC ONE are elected by the shareholders each year and may be removed with or without cause by the shareholders. Cumulative voting is not allowed in the election of directors of BANC ONE, Capital or CCB.

Dividends. Under Ohio law, dividends may be paid out of surplus, including both earned surplus and capital surplus, in cash, property or shares of the corporation, provided that such dividend payments are not in violation of the rights of any other class of securities and are not made when the corporation is insolvent or there is reasonable ground to believe that by such payment it will be rendered insolvent. A Utah corporation may pay dividends, except that no such distribution if, after giving it effect (a) the corporation would not be able to pay its debts as they become due in the normal course of business or
(b) the corporation's total assets would be less than the sum of its total liabilities plus the amount needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The payment of dividends by banks and bank holding companies also is subject to certain regulatory constraints. Dividends paid by both BANC ONE and CAPITAL are subject to Federal income tax. However, it is suggested that in connection with voting on the Merger or Consolidation, stockholders contact their tax advisors to determine the tax consequences of the Merger to them.

Supermajority and Fair Price Provisions. Neither Utah law nor CAPITAL or CCB's Articles contain provisions similar to the provisions of BANC ONE's Articles relating to control share acquisitions and fair price provisions for business combinations. BANC ONE's Articles contain provisions requiring a supermajority vote for certain business combinations. See "COMPARATIVE RIGHTS OF SHAREHOLDERS- Special Voting Requirements for Certain Transactions." Utah law generally requires the affirmative vote of the holders of a majority of the shares of each class entitled to vote to approve a merger, consolidation, share exchange or sale, lease, exchange or other disposition of all or substantially all of CAPITAL's assets. No vote of CAPITAL shareholders is required to approve a merger if (a) CAPITAL is the surviving corporation of the merger, (b) the related plan of merger does not amend CAPITAL's Articles, (c) each share of CAPITAL stock outstanding immediately before the merger is to be an identical outstanding or treasury share of CAPITAL after the merger and (d) the number of shares of CAPITAL to be issued in the merger (or to be issuable upon conversion of any convertible instruments to be issued in the merger) does not exceed 20% of the voting stock of CAPITAL outstanding immediately before the merger.

In addition to being subject to the laws of Utah and Ohio, respectively, CCB, CAPITAL and BANC ONE, as a bank and bank holding companies, are subject to various provisions of federal law with respect to mergers, consolidations and certain other corporate transactions.

Evaluation of Tender Offers and Business Combinations. In evaluating an acquisition proposal, Ohio law includes a provision which permits directors, in determining whether any matter is in the best interests of the corporation, to take into consideration the interests of the corporation's employees, suppliers, creditors and customers, the economy of the state and the nation, community and societal considerations and the long-term and short-term interests of the corporation and its stockholders, including the possibility that such interests may be best served by the continued independence of the corporation. No similar applicable provision is included in the Utah Code Annotated or the Articles of CAPITAL or CCB.

Amendment of Governing Documents. BANC ONE's Articles may be amended by the affirmative vote of the holders of a majority of the voting power of BANC ONE, except that amendments to the "control share acquisition" and "fair price" provisions require a supermajority vote. See "COMPARATIVE RIGHTS OF SHAREHOLDERS--Special Voting Requirements for Certain Transactions." The Code of Regulations of BANC ONE may only be amended by the affirmative vote of a majority of the voting power represented by the outstanding voting stock of BANC ONE present in person or by proxy at an annual or special meeting called for such purpose. Under Utah law, amendments to CAPITAL's Articles require the affirmative vote of a majority of the outstanding shares of CAPITAL's Common Stock.

Appraisal Rights.

Under Utah law, any shareholder of CAPITAL or CCB is entitled to receive payment of the fair value of such shareholder's shares of CAPITAL Common Stock or CCB Common Stock if such shareholder dissents from (a) any merger for which a vote of CAPITAL or CCB's shareholders is required or any consolidation to which CAPITAL or CCB is a party, (b) any share exchange to which CAPITAL or CCB is a party other than as the acquiring corporation or (c) any sale, lease, exchange or other disposition of all or substantially all of CAPITAL or CCB's assets not made in the regular course of business. Shareholders of CAPITAL or CCB may exercise dissenters' rights in connection with the Merger. See the more detailed discussion below under "VOTING AND MANAGEMENT INFORMATION - Rights of Dissenting Shareholders". Under Ohio Law, dissenting shareholders are entitled to appraisal rights in connection with the lease, sale, exchange, transfer or other disposition of all or substantially all of the assets of a corporation and in connection with certain amendments to its articles of incorporation. In addition, shareholders of an Ohio corporation being merged into a new corporation are also entitled to appraisal rights. Shareholders of an acquiring corporation are entitled to appraisal rights in a merger, combination or majority share acquisition in which such shareholders are entitled to voting rights.

Indemnification; Limitation of Liability.

Utah law provides that a corporation may indemnify a director against liability incurred in any proceeding if the director conducted himself in good faith and he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests or
(b) in all other cases, that his conduct was at least not opposed to the corporation's best interests. In the case of any criminal proceeding, it is further required that the director have no reasonable cause to believe his conduct was unlawful. A corporation must, unless otherwise limited by the articles of incorporation, indemnify a director as against reasonable expenses incurred by him when the director is wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party. Also, unless limited by the articles of incorporation, a director may apply for and a court may order indemnification by the corporation if the court determines the director is entitled to such mandatory indemnification. A corporation may also pay for or reimburse reasonable expenses incurred by a director in advance of the final disposition of the proceeding when certain criteria are met.

A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation, or when the director is charged with improper personal benefit and he is adjudged liable on the basis that the personal benefit was improperly received by him. Unless limited by the articles of incorporation, a director may apply for and a court may order indemnification by the corporation if the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances (a) whether or not the standards of conduct described above are satisfied or (b) whether or not the director was adjudged liable with respect to a proceeding by or in the right of the corporation or in a proceeding charging improper personal benefit. Court-ordered indemnification in these last two situations is limited to reasonable expenses incurred in connection with the proceeding.

Utah law also provides that a corporation's articles of incorporation may eliminate or limit the personal liability of directors to the corporation or its shareholders for any action taken or any failure to take any action, except for the amount of a financial benefit received by a director to which he is not entitled, an intentional infliction to harm on the corporation or shareholders, an intentional violation of criminal law or a violation of Utah Code Annotated
Section 16-10a-842. CAPITAL and CCB's Articles do not provide for such limitations of director liability.

A Utah corporation must indemnify an officer of the corporation who is not a director as to reasonable expenses incurred by the officer when the officer is wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, unless otherwise limited by the articles of incorporation. An officer who is not a director may also apply for court-ordered indemnification to the same extent as a director. With regard to officers, employees or agents of the corporation who are not directors, a corporation may indemnify and advance expenses to the same extent as a director and, if provided for by its articles of incorporation, by-laws, resolution of its shareholders or directors, or in a contract, to a greater extent than to a director.

Under Ohio law, Ohio corporations are authorized to indemnify directors, officers and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors and officers for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was one with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests. Ohio law does not authorize payment of expenses or judgments to an officer or other agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director or officer acted in good faith and in a manner he reasonably believed to be in (or not opposed to) the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations or by contract except with respect to the advancement of expenses of directors. The statutory right to indemnity is not exclusive in Ohio. Ohio law provides express authority for Ohio corporations to procure not only insurance policies, but also to furnish protection similar to insurance, including trust funds, letters of credit and self-insurance, or to provide similar protection such as indemnity against loss of insurance.

Ohio law has codified the traditional business judgment rule. Ohio law provides that the business judgment presumption of good faith may only be overcome by clear and convincing evidence, rather than the preponderance of the evidence standard applicable in most states. Further, Ohio law provides specific statutory authority for directors to consider, in addition to the interests of the corporation's shareholders, other factors such as the interests of the corporation's employees, suppliers, creditors and customers; the economy of the state and nation; community and societal considerations; the long-term and short-term interests of the corporation and its shareholders; and the possibility that these interests may be best served by the continued independence of the corporation.

                           MISCELLANEOUS INFORMATION

Transfer and Exchange Agents

Bank One, Indianapolis, N.A., Indianapolis, Indiana, serves as Transfer Agent and as Registrar for BANC ONE Common Stock. Bank One, Indianapolis, N.A. will act as Exchange Agent in connection with the Merger and Consolidation. CCB acts as Transfer Agent and as Registrar for CAPITAL and CCB Common Stock.

Experts

The consolidated financial statements of BANC ONE incorporated by reference in this Prospectus have been audited by Coopers & Lybrand, independent public accountants, to the extent and for the years included in their reports, which reports are included or are incorporated herein, and have been so included or incorporated in reliance upon their reports given on the authority of that firm as experts in accounting and auditing. The financial statements of CAPITAL and CCB as of December 31, 1993 and 1992, included herein and elsewhere in the registration statement, have been included in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Certain legal matters will be passed upon for CAPITAL and CCB by counsel for
CAPITAL, Gerrish & McCreary, P.C., Memphis, Tennessee.     Opinions     on the
Federal income tax consequences of the Merger    and Consolidation have
been issued by Gerrish & McCreary, P.C. An opinion on the validity of the BANC ONE Common Stock offered hereby has been passed upon by Roman J. Gerber, General Counsel of BANC ONE.

Sources of Information

The information concerning BANC ONE, CAPITAL and CCB has been supplied by the management of the respective companies.

Registration Statement

This Prospectus and Proxy Statement does not include all of the information set forth or incorporated by reference in the Registration Statement on Form S-4 and the exhibits thereto filed by BANC ONE with the Commission under the Securities Act. The Registration Statement may be inspected at the principal office of the Commission in Washington, D.C., and copies may be obtained upon payment of prescribed fees. See "AVAILABLE INFORMATION" for addresses of the Commission's offices. Reference is hereby made to the Registration Statement and exhibits thereto for further information pertaining to BANC ONE and CAPITAL.

Other Matters

The Board of Directors of CAPITAL does not know of any other matters which may come before the CAPITAL Special Meeting. The Board of Directors of CCB does not know of any other matters which may come before the CCB Special Meeting.


                   B.  INFORMATION ABOUT BANC ONE CORPORATION

General -- Business.

BANC ONE is a multi-bank holding company with bank subsidiaries in Arizona, California, Colorado, Illinois, Indiana, Kentucky, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. At December 31, 1993, BANC ONE had consolidated total assets of $79.9 billion, consolidated total deposits of approximately $60.9 billion and consolidated total stockholders' equity of approximately $7.0 billion. At December 31, 1993, BANC ONE ranked eighth among the nation's publicly-owned bank holding companies in terms of period-end assets and at December 31, 1992, BANC ONE ranked sixth among the nation's publicly owned bank holding companies in terms of period-end common equity.
For the year ended December 31, 1993, BANC ONE's return on average assets was 1.53%.

As of December 31, 1993, BANC ONE owned indirectly all of the outstanding stock of 82 commercial banks (the "affiliate banks"). Except for Bank One, Texas, N.A., BANC ONE had no single affiliate bank comprising in excess of 20% of its consolidated assets at December 31, 1993. BANC ONE also owns subsidiaries which offer services in the areas of mortgage banking, credit card processing, consumer finance, equipment leasing, fiduciary and trust services, venture capital, credit life insurance, discount brokerage and data processing.

Since its formation in 1968, BANC ONE has acquired over 125 banking institutions and the number of banking offices of its affiliate banks has increased from 24 to over 1,300. BANC ONE anticipates that it will continue to expand by acquisition in the future. BANC ONE is frequently in discussions regarding possible acquisitions. See "Recent Developments" for information with respect to pending and potential acquisitions.

BANC ONE is a legal entity separate and distinct from its affiliate banks and its nonbanking subsidiaries. Accordingly, the right of BANC ONE, and thus the right of BANC ONE's creditors and shareholders, to participate in any distribution of the assets or earnings of any affiliate bank or other subsidiary is necessarily subject to the prior claims of creditors of the affiliate bank or subsidiary, except to the extent that claims of BANC ONE in its capacity as a creditor may be recognized. The principal source of BANC ONE's revenues is dividends and fees from its affiliates. See "Certain Regulatory Matters" for a discussion of regulatory restrictions on the ability of the affiliate banks to pay dividends to BANC ONE.

Recent Developments.

In recent years, BANC ONE has pursued an active acquisition program. The following is a list of announced significant acquisitions that have not been consummated as of the date of this Prospectus and Proxy Statement.

           Liberty National Bancorp, Inc., a multi-bank holding company headquartered in Louisville, Kentucky with assets of approximately $4.9 billion as of December 31, 1993, which BANC ONE will acquire for approximately 24 million shares of BANC ONE Common Stock.

BANC ONE has also announced three other acquisitions which are not material in the aggregate. In addition, BANC ONE has recently terminated its pending acquisitions of FirsTier Financial, Inc., a multi-bank holding company headquartered in Omaha, Nebraska with assets of approximately $3.1 billion as of December 31, 1993, and Nebraska Capital Corporation, a single bank holding company headquartered in Lincoln, Nebraska with assets of approximately $95 million as of December 31, 1993.

BANC ONE continues to explore opportunities to acquire banks and nonbank companies permitted by the Bank Holding Company Act of 1956. Discussions are continually being carried on relating to the acquisition of bank-related companies and other banks. It is not presently known whether, or on what terms, such discussions will result in further acquisitions. BANC ONE's acquisition strategy is flexible in that it does not require BANC ONE to effect specific acquisitions so as to enter certain markets or to attain specified growth levels. Rather than being market driven or size motivated, BANC ONE's acquisition strategy reflects BANC ONE's willingness to consider potential acquisitions wherever and whenever such opportunities arise based on the then-existing market conditions and other circumstances. Banks to be acquired must be of sufficient size to support and justify having management of a caliber capable of making lending and other management decisions at the local level under BANC ONE's operating philosophy. BANC ONE also is willing from time to time to acquire a smaller bank when it can be acquired through a reorganization into an existing affiliate. BANC ONE's interest in the acquisition of non-bank companies has been limited to bank-related services with which BANC ONE already has familiarity. BANC ONE's acquisitions may be made by the exchange of stock, through cash purchases, and with other consideration.

Other than as described above, BANC ONE does not currently have any definite understandings or agreements for any acquisitions material to BANC ONE. However, BANC ONE anticipates that it will continue to expand by acquisition in the future.

Certain Regulatory Matters

General

BANC ONE is subject to the supervision of, and to regular inspection by, the Federal Reserve. BANC ONE's principal banking subsidiaries are organized as national banking associations, which are subject to regulation by the Comptroller of the Currency (the "Comptroller"). In addition, various state authorities regulate BANC ONE's state banking subsidiaries. Furthermore, the various banking subsidiaries are subject to regulation by the Federal Deposit Insurance Corporation (the "FDIC") and other federal bank regulatory bodies.
In addition to banking laws, regulations and regulatory agencies, BANC ONE and its subsidiaries and affiliates are subject to various other laws, regulations and regulatory agencies, all of which directly or indirectly affect BANC ONE's operations, management and ability to make distributions. The following discussion summarizes certain aspects of those laws and regulations that affect BANC ONE.

Proposals to change the laws and regulations governing the banking industry are frequently raised in Congress, in the state legislatures and before the various bank regulatory agencies. The likelihood and timing of any changes and the impact such changes might have on BANC ONE and its subsidiaries are difficult to determine.

According to Federal Reserve policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Furthermore, in the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking or thrift subsidiary of BANC ONE or related to FDIC assistance provided to a subsidiary in danger of default -- the other banking subsidiaries of BANC ONE may be assessed for the FDIC's loss, subject to certain exceptions.

BANC ONE's banks are affected by various state and federal laws and by the fiscal and monetary policies of the federal government and its agencies, including the Federal Reserve. An important purpose of these policies is to curb inflation and control recessions through control of the supply of money and credit. The Federal Reserve uses its powers to regulate reserve requirements of its member banks, the discount rate on its member bank borrowings, interest rates on time and savings deposits of its member banks, and to conduct open market operations in United States government securities so as to exercise control over the supply of money and credit. These policies have a direct effect on the amount of bank loans and deposits and on the interest rates charged on loans and paid on deposits, with the result that federal policies have a material effect on bank earnings. Policies which are directed toward increasing the supply of money and credit and reducing interest rates may have an adverse effect on bank earnings. Future policies of the Federal Reserve and other authorities cannot be predicted, nor can their effect on future bank earnings be predicted. Similarly, future changes in state and federal laws and wage, price and other economic restraints of the federal government cannot be predicted nor can their effect on future bank earnings be predicted.

Capital Requirements

The Federal Reserve, the FDIC and the Comptroller have issued substantially similar minimum risk-based and leverage capital guidelines for United States banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth.

The Federal Reserve risk-based guidelines applicable to BANC ONE define a two-tier capital framework. Tier 1 capital consists of common and qualifying preferred shareholders' equity, minority interests less goodwill and certain other intangible assets, and one-half of investments in unconsolidated subsidiaries.

Tier 2 capital consists of mandatory convertible debt, subordinated and other qualifying term debt, preferred stock not qualifying as Tier 1 capital and the allowance for credit losses, subject to certain limitations less one-half of investments in unconsolidated subsidiaries. The sum of Tier 1 and Tier 2 capital represents qualifying total capital, at least 50% of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 and total capital by the sum of four categories of risk-weighted assets, such risk weights based primarily on relative credit risk. The regulatory minimum qualifying total risk-based capital ratio is 8%, of which at least 4% must consist of Tier 1 capital. BANC ONE's Tier 1 and total risk-based capital ratios under these guidelines at December 31, 1993 were 10.45% and 14.19%, respectively.

The leverage ratio is determined by dividing Tier 1 capital by adjusted total assets. Although the stated minimum ratio is 3%, most banking organizations are required to maintain ratios of at least 4% to 5%. BANC ONE's estimated leverage ratio at December 31, 1993 was 8.67%. Although BANC ONE has not been informed of any specific leverage ratio requirement applicable to it, management believes that BANC ONE meets its leverage ratio requirement.

Dividend Restrictions

Various Federal and state statutory provisions limit the amount of dividends BANC ONE's affiliate banks can pay to BANC ONE without regulatory approval.
The approval of the appropriate bank regulator is required for any dividend by a national bank or state member bank if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits, as defined by regulatory agencies, for such year combined with its retained net profits for the preceding two years. In addition, a national bank or a state member bank may not pay a dividend in an amount greater than its net profits then on hand. Under these provisions and various state law restrictions, BANC ONE's affiliate banks could have declared, as of December 31, 1993, without obtaining prior regulatory approval, aggregate dividends of approximately $1.25 billion. In addition, federal bank regulatory authorities have authority to prohibit the affiliate banks from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed to constitute such an unsafe or unsound practice. The ability of BANC ONE's affiliate banks to pay dividends in the future is presently, and could be further, influenced by bank regulatory policies and capital guidelines.

FDICIA

The Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDICIA"), which became law on December 19, 1991, revises several banking statutes, including the Federal Deposit Insurance Act, affecting bank regulation, deposit insurance and provisions for funding of the Bank Insurance Fund (the "BIF") administered by the FDIC. Under FDICIA the bank regulators' authority to intervene is linked to the deterioration of a bank's capital level. In addition, FDICIA places limits on real estate lending and brokered deposit activities, expands audit and reporting requirements, and imposes limitations and requirements on various banking functions. BANC ONE believes that the deposit insurance and brokered deposit limitations under FDICIA will not have any material impact on the liquidity or funding of BANC ONE or its affiliate banks.

Deposit Insurance Assessments

The deposits of each of BANC ONE's banks are insured up to regulatory limits by the FDIC. Accordingly, BANC ONE's banks are subject to deposit insurance assessments to maintain the Bank Insurance Fund (the "BIF") of the FDIC. Pursuant to FDICIA, the FDIC must establish a risk-based insurance assessment system by January 1, 1994.

On September 14, 1992, the FDIC adopted regulations to implement a transitional risk-related insurance assessment system, starting January 1, 1993. Under this system, the FDIC will place each insured bank in one of nine risk categories based on its level of capital and other relevant information (such as supervisory evaluations). Each insured bank's insurance assessment rate will then be determined by the risk category in which it has been classified by the FDIC. Under this transitional system, the average insurance assessment rate will be .254% per $100 of deposits. However, there will be an eight basis point spread between the highest and lowest assessment rates, so that banks classified as strongest by the FDIC will be subject to a rate of $0.23 per $100 of deposits and banks classified as weakest by the FDIC will be subject to a rate of $0.31 per $100 of deposits. The FDIC has indicated that it expects that the majority of banks will be subject to an assessment rate of $0.23 per $100 of deposits (the same rate as under the current flat-rate assessment system). However, the FDIC has also indicated that it expects to recommend that the permanent risk-related premium system, to be implemented in 1994, incorporate a wider differential between the highest and lowest assessment rates.


Market Prices of and Dividends Paid on BANC ONE Common Stock

BANC ONE Common Stock is, and the shares offered hereby will be, listed on the New York Stock Exchange. The following table sets forth, for the periods indicated, the high and low reported closing sale prices per share of BANC ONE Common Stock on the New York Stock Exchange Composite Tape and cash dividends per share of BANC ONE Common Stock.

                          Price Range of Common Stock

                              High              Low         Dividends
1992

  First Quarter . . . . .    $36.36           $30.75          $.21
  Second Quarter  . . . .     34.55            30.73           .21
  Third Quarter . . . . .     34.27            30.64           .24
  Fourth Quarter  . . . .     38.91            31.82           .24

1993

  First Quarter . . . . .    $42.27           $36.36          $.25
  Second Quarter. . . . .     44.73            36.73           .26
  Third Quarter . . . . .     42.19            34.55           .28
  Fourth Quarter              39.77            32.27           .28

1994

  First Quarter  . . . .
    (through          , 1994)


BANC ONE intends to continue its present policy of paying quarterly cash dividends to its shareholders so that dividends as a percentage of income will average between 35 and 40 percent of net income. The timing and amount of future dividends will depend upon earnings, cash requirements, the financial condition of BANC ONE and its subsidiaries, applicable government regulations and other factors deemed relevant by the Board of Directors. Certain debt instruments to which BANC ONE is a party limit its ability to pay dividends on BANC ONE Common Stock. Under the most restrictive of these limitations, BANC ONE would have been permitted to pay cash dividends on BANC ONE Common Stock in excess of its $1.25 billion of retained earnings as of December 31, 1993. As described under "Certain Regulatory Matters," various state and federal laws limit the ability of affiliate banks to pay dividends to BANC ONE.

Incorporation of Certain Information
About BANC ONE By Reference

BANC ONE's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and BANC ONE's Current Reports on Form 8-K, including the Form 8-K filed January 28, 1994, and the Form 8-K filed February 17, 1994, in each case filed with the Commission pursuant to Section 13 of the Exchange Act and the description of BANC ONE Common Stock which is contained in its registra-tion statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, are incorporated into this Prospectus and Proxy Statement by reference.


           INFORMATION ABOUT CAPITAL BANCORP, and CAPITAL CITY BANK.

General

Capital Bancorp ("CAPITAL") is a bank holding company organized under the laws of the state of Utah with its principal office in Salt Lake City, Utah. CAPITAL owns 86.39 percent of the outstanding common stock of Capital City Bank. Capital City Bank is an FDIC insured state chartered banking institution, with its main offices in Salt Lake City, Utah. Capital City Bank ("CCB") operates seven branch offices in the Salt Lake City metropolitan area and one loan origination office in St. George, Utah. As of December 31, 1993 CAPITAL had total assets of $117,278,679 and deposits of $100,998,387.


Dividends Paid on CAPITAL and CCB common stock

As of December 31, 1993 there were approximately 50 holders of record of CAPITAL common stock, and 60 holders of record of CCB common stock. In addition there was one holder of record of CCB's noncumulative perpetual preferred stock. The shares of CAPITAL and CCB are not listed on any stock exchange nor is there an active market for the securities.

In July, 1992, 5,729 shares of CAPITAL common stock were sold by a single shareholder to another individual. The price paid for the stock was reported to be $49.00 per share. Neither the buyer nor the seller were insiders or principals of CAPITAL or CCB. Management is unaware of any other significant private transactions involving securities of CAPITAL or CCB during the last three years.

Certain employee benefit plans require that an estimate of the fair market value of the common stock of CAPITAL and CCB be obtained annually. These valuation opinions are rendered by an independent third party solely for the purpose of valuing shares held by the plans. Based on the valuations performed the estimated fair market value per share of stock held by the employee benefit plans was as follows:

                                  CAPITAL Common       CCB Common

    As of December 31, 1992         $46.00               $61.00

    As of December 31, 1991         $30.00               $46.00


In March, 1992 CCB sold 6,114 shares on a pro rata basis to existing shareholders at an offering price of $46.00 per share. The total offering represented less than five percent of total shares outstanding. The offering was made in conjunction with the acquisition of United Bank of Murray.

The following table sets forth the cash dividends paid per share for CAPITAL common stock and CCB common stock for the periods indicated:


                                  Capital Bancorp      Capital City Bank

1991
    First Quarter                    $ . -                $1.25
    Second Quarter                       -                  .55
    Third Quarter                        -                  .55
    Fourth Quarter                       -                  .80

1992
    First Quarter                        -                  .80
    Second Quarter                       -                  .80
    Third Quarter                        -                  .80
    Fourth Quarter                       -                  .80

1993
    First Quarter                      .25                 1.00
    Second Quarter                     .25                 1.00
    Third Quarter                      .25                 1.00
    Fourth Quarter                     .25                 1.00

1994
    First Quarter                      .25                 1.00


Beginning with the third calendar quarter of 1993, pursuant to the Merger Agreement, CAPITAL and CCB have agreed not to pay quarterly cash dividends in excess of $1.00 on CCB common shares, and $.25 on BANCORP common shares, through and until the effective date of the merger. CAPITAL and CCB will pay no dividends and will make no distributions during the quarter in which the Effective Date occurs, and in which the shareholders of CCB and CAPITAL common stock are entitled to receive the regular quarterly dividends on the shares of BANC ONE common, into which the common shares of CCB and CAPITAL are to be converted.


                        CAPITAL BANCORP AND SUBSIDIARY

                         Index to Financial Statements


                                                                          Page
Management's Discussion and Analysis of Financial
    Condition and Results of Operations  . . . . . . . . . . . . . .       45

         Three Year Period Ended December 31, 1993 . . . . . . . . . .     45

Audited Annual Financial Statements:

    CAPITAL BANCORP AND SUBSIDIARY

         Independent Auditors' Report  . . . . . . . . . . . . . . . . .   59

         Consolidated Statements of Condition as of
            December 31, 1993 and 1992 . . . . . . . . . . . . . . . .     60

         Consolidated Statements of Income for the years
            ended December 31, 1993, 1992 and 1991 . . . . . . . . . .     62

         Consolidated Statements of Shareholders' Equity for
            the years ended December 31, 1993, 1992 and 1991 . . . . .     64

         Consolidated Statements of Cash Flows for the years
            ended December 31, 1993, 1992 and 1991 . . . . . . . . . .     65

         Notes to Consolidated Financial Statements  . . . . . . . . . .   67

    CAPITAL CITY BANK (A Subsidiary of Capital Bancorp)

         Independent Auditors' Report  . . . . . . . . . . . . . . . .     75

         Statements of Condition as of
            December 31, 1993 and 1992 . . . . . . . . . . . . . . .       76

         Statements of Income for the years ended
            December 31, 1993, 1992 and 1991 . . . . . . . . . . . .       78

         Statements of Shareholders' Equity for the years
            ended December 31, 1993, 1992 and 1991 . . . . . . . . .       80

         Statements of Cash Flows for the years ended
            December 31, 1993, 1992 and 1991 . . . . . . . . . . . .       81

         Notes to Financial Statements . . . . . . . . . . . . . . .       83





MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THREE YEAR PERIOD ENDED DECEMBER 31, 1993

Overview

The following discussion and analysis provides information about Capital Bancorp and subsidiary ("CAPITAL"). CAPITAL is a single bank holding company which owns 86.39 percent (81.53 percent after the exercise of all outstanding options at subsidiary level) of the outstanding common stock of Capital City Bank ("CCB"). Unless otherwise indicated the discussion and analysis refers to CAPITAL as a consolidated entity. All material intercompany balances and transactions have been eliminated in consolidation.

The analysis of CAPITAL's financial condition and results of operations as of and for the years ended December 31, 1991 through 1993, should be read in conjunction with the Consolidated Financial Statements and CCB only Financial Statements as well as the statistical data presented elsewhere herein.

Results of Operations

Net Income. CAPITAL reported net income of $861,476 for the year ended December 31, 1993. Net income decreased by $474,841 or approximately 35 percent from net income reported for 1992 of $1,336,317. Net income was impacted in 1993 by a change in the method used to account for income taxes which resulted in additional expense of $60,000. Net income for 1992 increased by $222,049 or 20 percent from 1991 when net income totaled $1,114,268.

Net income for CCB was $1,225,051, $1,510,114, and $1,199,077 for the years ended December 31, 1993, 1992, and 1991, respectively.

Net Interest Income. Net interest income is interest earned on loans and investments, less interest paid on deposits and debt. The downward trend in interest rates during the past two years has helped to increase net interest income as market rates on deposit accounts have decreased to near record lows. Net interest income increased during 1993 by $1,022,042 or 16.6 percent to $7,177,671. The increase was due to continued growth in loan fees from new home purchases and home refinancings, lower rates paid on deposit accounts and higher average balances in investment securities.

Net interest income increased during 1992 by $1,657,591 or 36.9 percent to $6,155,629. The change was due to an increase in average investments of $13.8 million, an increase in average loans of nearly $5 million, and a shift from higher yielding certificates of deposit to lower interest bearing savings and demand accounts. Net interest income also increased due to the acquisition of United Bank of Murray ("United") which was finalized in March 1992.

Provision for Loan Losses. The provision for loan losses was $650,000 in 1993 as compared to $200,000 and $240,000 for 1992 and 1991, respectively. The higher provision for loan losses during 1993 was necessary to replenish the allowance after charge-offs and also brought the allowance as a percentage of total loans up to the same level as 1992, 1.8 percent of loans outstanding. The allowance for loan losses to nonperforming assets was 213.85 percent at December 31, 1993 as compared to 59.49 percent and 245.97 percent at December 31, 1992 and 1991, respectively.

Other Operating Income. Other operating income in 1993 increased by approximately $300,000 or 19.5 percent to total $1,823,352 as compared to $1,525,964 in 1992. Increases came from servicing fees related to the growing mortgage loan servicing portfolio, sales of annuity products, and higher fees from deposit accounts.

Other operating income increased by $311,119 or 25.6 percent during 1992 as compared to the same period in 1991. The increase was due to general growth in existing operations, the acquisition of United which was completed in March 1992 and an increase in gains on the sale of investment securities which totaled $114,543 in 1992 as compared to $44,159 in 1991.

Other Expenses. Other expenses in 1993 totaled $6,427,701 as compared to $5,140,776 in 1992. Salaries, wages, and benefits increased due to the opening of the St. George loan origination office in January, additional personnel in the mortgage department, the addition of a senior level executive (President of CAPITAL) and higher bonuses. Furniture and equipment expense was higher due to a change in the estimated lives used to depreciate computer and data processing equipment. The change was due to the rapid rate of technological advancements occurring in the banking and computer industries. Assets which formally were depreciated over lives of 5-12 years were changed to 3-5 years. The result of this change was an increase in 1993 depreciation expense of approximately $207,500.

During 1992 other expenses increased by $1,062,068 or 26 percent as compared to 1991. Higher salaries, building and furniture and fixture costs were related to the acquisition of United. Additionally, approximately $125,000 of direct costs related to the acquisition were expensed during the year. From 1990 to 1991 other expenses increased by $366,958 or approximately 10 percent. The increases were primarily attributable to general growth in operations but also included an increase of $63,346 or 93 percent in the cost of FDIC insurance premiums.

Income Taxes.

Income tax expense for 1993 was $721,000 or approximately 37.5 percent of income before cumulative effect of change in accounting principle, and minority interest. On January 1, 1993, CAPITAL adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." The cumulative effect of the change in method of accounting for income taxes was $60,000 and is reflected in the 1993 statement of income.

The provision for income taxes totaled $799,240 for 1992 reflecting an effective income tax rate of 34 percent. The rate was lower than expected due to utilization of general business credits. Income tax expense in 1991 included the tax benefit of certain credits and net operating loss carryforwards acquired through a merger with another financial institution in 1987.

Financial Condition

Investments. Investments in securities were at their highest levels of the year in the first quarter and steadily decreased throughout 1993. Year end balances were $38,817,297 a decrease of approximately $4,250,000 from year end 1992. Average balances however were higher during 1993, $38,629,337 as compared to $27,680,368 in 1992.

During 1992 investment securities held by CAPITAL more than trebled, increasing by $28,979,602 to $43,026,430. Approximately $10 million of the increase was related to the acquisition of United which had a very low loan to deposit ratio. Weak loan demand and strong growth in deposits resulted in the additional increase in the investment portfolio.

Loans. Loans and other receivables increased by $6.7 million or 12 percent during 1993 as compared to 1992. Commercial loans increased by approximately $4 million or 10 percent, installment loans decreased approximately $1 million or 14 percent and real estate loans including construction increased by approximately 50 percent.

For the year ended December 31, 1992 loans and other receivables increased by nearly $9 million or 19 percent. The increase during 1992 was primarily a result of the acquisition of United and an increase in mortgage loan and construction activity.

CAPITAL emphasizes lending to small businesses engaged in a variety of wholesale, manufacturing and retail industries. No single industry accounts for more than 10 percent of the commercial loan portfolio and CAPITAL has no foreign or energy loan exposure. Commercial loans account for approximately 70-75 percent of the loan portfolio with real estate loans making up 15 percent and the remaining 10 percent of the portfolio being comprised of consumer; auto, home equity and personal loans.

As of December 31, 1993, loans which were 90 days or more past due and accruing interest plus loans on nonaccrual status constituted 1.4 percent of the loan portfolio as compared to 3.8 percent as of December 31, 1992 and 2.2 percent as of December 31, 1991.

The allowance for loan losses totaled $1,124,849, or 1.8 percent of total loans outstanding as of December 31, 1993. The loan loss allowance as a percentage of total loans was 1.8 percent and 1.6 percent for the years ended December 31, 1992 and 1991, respectively. The allowance for loan losses is an amount that management believes will be adequate to absorb losses in the existing portfolio. The allowance is based upon a combination of specific reserves for adversely graded loans and general reserves based on historical net charge off percentages for different categories of credits. The loan loss methodology also considers other factors such as changes in the mix of the loan portfolio, changes in underwriting conditions and current and forecasted changes in the general economy.

Management considers the reserve to be adequate given its method of evaluating risk in the loan portfolio, economic conditions and prior loan loss experience.

Deposits. Deposits increased by $10.6 million or 11.8 percent from 1992 to 1993. The increase was in the noninterest-bearing demand deposits which increased by $13.4 million, time deposits decreased by approximately $3.5 million.

Total deposits increased by $17.5 million or 24 percent for the year ended December 31, 1992. Most of the increase in 1992 was the result of the acquisition of United. CAPITAL had no brokered deposits during the three years ended December 31, 1993.

Capital. In order to facilitate the acquisition of United in 1992, CCB issued $1,200,000 of noncumulative perpetual preferred stock. Additionally, 6,114 shares of CCB common stock was issued in order to strengthen capital ratios. Effective December 31, 1992, banks are required to maintain minimum levels of capital to risk weighted assets. The Tier 1 minimum capital guideline is four percent and the Tier 2 minimum capital guideline is 8 percent. As of December 31, 1993 CCB's Tier 1 risk weighted capital ratio was 13.02 percent and 12.93 percent and its Tier 2 ratio was 14.27 percent and 14.18 percent as of December
31, 1993 and 1992, respectively.   CCB's average equity to average quarterly
assets was 7.56 percent December 31, 1993 and 7.01 percent at December 31, 1992.

Liquidity. Liquidity is the ability to meet cash flow requirements which may arise from existing or new commitments to lend money and meet fluctuating withdrawals from depository accounts. CAPITAL's core deposit base spread over its seven branches has historically provided a stable, low cost source of funds. A portion of these funds have been invested in high credit quality securities of mixed maturities, providing a steady stream of maturing and reinvestable assets, which can be converted to cash without loss of value should the need arise. At December 31, 1993 approximately one half of the loan portfolio was due to mature within one year providing additional flexibility in
managing cash flows.   As a final measure CAPITAL has available wholesale
funding sources including the Federal Home Loan Bank where funding can be obtained on short notice for periods of overnight or up to twenty years.

Inflation. Assets and liabilities of a financial institution are principally monetary in nature. Accordingly, interest rates, which generally correspond with changes in expected inflation, have potentially the most significant effect on CAPITAL's net interest income. CAPITAL attempts to mitigate the effects of inflation (changing interest rates) by matching maturities of interest bearing assets and liabilities as closely as possible.

Income Taxes. Beginning in 1993 CAPITAL was required to adopt Financial Accounting Standard No. 109. Standard No. 109 requires an assets and liability method to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of CAPITAL's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. CAPITAL showed a net charge to income of $60,000 in 1993 as a result of adopting this new accounting principle.

For 1992 and prior CAPITAL has computed its income tax liability using the deferred method wherein annual income tax expense is matched with pretax accounting income by providing deferred taxes at current tax rates on timing differences between the determination of net income for financial reporting and tax reporting purposes.








                           CAPITAL BANCORP AND SUBSIDIARY
                       SELECTED CONSOLIDATED FINANCIAL DATA


                                                    As of, and for the Year
                                                       Ended December 31,
                                                      1993           1992
EARNINGS SUMMARY                                  ------------   ------------
    Net interest income                         $   7,177,671      6,155,629
    Provision for loan losses                         650,000        200,000
    Other operating income                          1,823,352      1,525,964
    Other operating expense                         6,427,701      5,140,776
    Net income                                        861,476      1,336,317

COMMON STOCK DATA
    Earnings per share (fully diluted)                   5.66           8.53
    Book value per share at end
      of period                                         43.49          38.76
    Weighted average shares outstanding               150,350        150,361
    Shares outstanding at end of period               150,345        150,361

AVERAGE BALANCE SHEET DATA
    Investment securities                          38,629,337     27,680,368
    Loans and receivables (net)                    57,586,448     53,563,293
    Total interest earning assets                 101,253,059     90,092,748
    Total assets                                  112,062,479    100,407,675
    Interest-bearing deposits                      56,059,975     52,240,424
    Total deposits                                 92,459,762     81,570,162
    Repurchase agreements                           8,274,149     10,237,640
    Long-term debt                                  1,016,295      1,136,550
    Shareholders' equity                            6,495,382      4,814,838

END OF PERIOD BALANCE SHEET DATA
    Investment securities                          38,817,297     43,026,430
    Loans and receivables                          63,054,640     56,343,178
    Allowance for loan losses                       1,124,849      1,001,270
    Total assets                                  117,278,679    118,519,271
    Total deposits                                100,998,387     90,359,487
    Repurchase agreements                           6,064,606     18,365,294
    Long term debt                                    717,920      1,209,770
    Shareholders' equity                            6,539,009      5,828,622

Nonperforming assets:
    Nonaccrual loans                                  526,000      1,495,000
    Other real estate owned                                 -        175,414
    Total nonperforming assets                        526,000      1,670,414

SELECTED RATIOS
    Net interest margin                                  7.09%          6.83%
    Return on average assets                             0.77%          1.33%
    Return on average common equity                     13.26%         27.75%
    Ratio of average common equity
      to average total assets                            5.80%          4.80%
    Ratio of allowance for loan losses to
      net loans outstanding at period end                1.78%          1.78%
    Ratio of allowance for loan losses
      to nonperforming assets                          213.85%         59.94%







                             CAPITAL BANCORP AND SUBSIDIARY
                                 Statements of Condition
                               Based on Average Balances




                                         Years Ended December 31,
      Assets                                    1993         1992
                                          ------------ ------------

 Cash and cash equivalents:
     Cash and due from banks,
       noninterest-bearing               $   7,850,708    7,003,449
     Due from banks, interest-bearing          456,628      472,234
     Federal funds sold                      4,748,356    8,536,081


 Investment securities                      38,629,337   27,680,368

 Loans and other receivables:
     Commercial loans                       40,543,446   38,135,386
     Installment loans                       6,315,353    6,626,904
     Real estate loans and contracts        10,559,939    8,641,775
     Accrued interest and other              1,072,425    1,054,035
     Allowance for loan losses                (904,715)    (894,807)
                                          ------------ ------------
     Total loans                            57,586,448   53,563,293

     Premises and equipment                  1,719,490    1,881,419
     Other real estate owned                   105,481      154,143
     Cash surrender value of life insurance    623,048      597,291
     Other assets                              342,983      519,397
                                          ------------ ------------
                                         $ 112,062,479  100,407,675
                                          ============ ============
         Liabilities and Shareholders' Equity

 Deposits:
     Demand deposits                    $  36,399,787   29,329,738
     Demand deposits, interest-bearing     14,149,657   12,387,436
     Savings deposits                      20,550,864   14,407,966
     Money market investment accounts      12,497,265   12,866,027
     Time deposits                          8,862,189   12,578,995
                                         ------------ ------------
                                           92,459,762   81,570,162

 Securities sold under agreements
    to repurchase                           8,274,149   10,237,640
 Other borrowings                           1,179,606      235,867
 Accrued liabilities                          879,144      818,331
 Income taxes payable                         246,464      131,959
 Notes payable                                279,250      900,683
                                         ------------ ------------
         Total liabilities                103,318,375   93,894,642

 Minority interest                          2,248,722    1,698,195
 Shareholders' equity:
     Common stock                           1,531,500    1,437,067
     Paid-in capital                          522,500      312,183
     Undivided profits                      4,504,374    3,128,028
     Treasury stock                           (62,992)     (62,440)
                                         ------------ ------------
         Net shareholders' equity           6,495,382    4,814,838
                                         ------------ ------------
                                        $ 112,062,479  100,407,675
                                         ============ ============




                            CAPITAL BANCORP & SUBSIDIARY
                         Analysis of Net Interest Earnings
                      Years Ended December 31, 1993 and 1992

                                                                             Interest
                 1993                                        Avg Amt          & Fees         Average         Average
                                                           Outstanding        Earned          Yield         Rate Paid
  Assets:                                                 --------------  --------------  --------------  --------------
      Due from banks interest-bearing                   $       456,628          19,162            4.20%
      Federal funds sold                                      4,748,356         137,726            2.90%
      U.S. Treasury obligations                              17,172,966       1,000,243            5.82%
      U.S. Government agency obligations                     10,149,898         547,136            5.39%
      Mortgage backed securities                              7,879,173         404,512            5.13%
      Corporate securities                                      394,702          17,874            4.53%
      Municipal obligations                                   2,113,135         110,414            5.23%
      Federal Home Loan Bank stock                              919,431         128,604           13.99%
      Loans                                                  57,418,738       6,804,246           11.85%
                                                          --------------  --------------  --------------
          Total                                             101,253,027       9,169,917            9.06%
                                                          ==============
  Liabilities:
      Interest bearing demand                                14,149,657         386,194                            2.73%
      Money market accounts                                  12,497,265         324,056                            2.59%
      Savings accounts                                       20,550,864         635,564                            3.09%
      Certificates of deposit                                 8,862,189         345,373                            3.90%
      Repurchase agreements                                   8,274,149         209,636                            2.53%
      Other borrowed money                                    1,179,606          67,734                            5.74%
      Notes payable                                             279,250          23,689                            8.48%
                                                          --------------  --------------                  --------------
          Total                                         $    65,792,980       1,992,246                            3.03%
                                                          ==============  --------------  --------------
  Net interest income/net yield on average assets                             7,177,671            7.09%
                                                                          ==============  ==============

                 1992
  Assets:
      Due from banks interest-bearing                   $       472,234          15,853            3.36%
      Federal funds sold                                      8,536,081         290,965            3.41%
      U.S. Treasury obligations                              13,673,090         863,521            6.32%
      U.S. Government agency obligations                     10,788,592         645,065            5.98%
      Mortgage backed securities                              1,172,968          64,866            5.53%
      Corporate securities                                    1,109,139          49,605            4.47%
      Municipal obligations                                     653,601          48,886            7.48%
      Federal Home Loan Bank stock                              281,970          41,417           14.69%
      Loans                                                  53,404,065       6,497,414           12.17%
                                                          --------------  --------------  --------------
          Total                                              90,091,740       8,517,592            9.45%
                                                          ==============
  Liabilities:
      Interest bearing demand                                12,387,436         432,869                            3.49%
      Money market accounts                                  12,866,027         368,536                            2.86%
      Savings accounts                                       14,407,966         549,367                            3.81%
      Certificates of deposit                                12,578,995         587,042                            4.67%
      Repurchase agreements                                  10,237,640         330,336                            3.23%
      Other borrowed money                                      235,867          17,344                            7.35%
      Notes payable                                             900,683          76,469                            8.49%
                                                          --------------  --------------                  --------------
          Total                                         $    63,614,614       2,361,963                            3.71%
                                                          ==============  --------------  --------------
  Net interest income/net yield on average assets                             6,155,629            6.83%
                                                                          ==============  ==============


  Non-accrual loans are included in the loan balances above, the effect on the analysis is not considered material.
  Fees on loans included in "Interest & Fees Earned" totaled $1,678,738 and $1,390,461 in 1993 and 1992, respectively.




                           CAPITAL BANCORP & SUBSIDIARY
                          Analysis of Change in Interest
                      Years Ended December 31, 1993 and 1992


                                                             Interest         Change          Change          Change
                                                              Change         Due to          Due to          Due to
                 1993                                       1993-1992         Volume          Rates       Rate/Volume
  Assets:                                                 --------------  --------------  --------------  --------------
      Due from banks interest-bearing                   $         3,309            (524)          3,964            (131)
      Federal funds sold                                       (153,239)       (129,110)        (43,376)         19,247
      U.S. Treasury obligations                                 136,722         221,034         (67,129)        (17,183)
      U.S. Government agency obligations                        (97,929)        (38,188)        (63,500)          3,759
      Mortgage backed securities                                339,646         370,859          (4,647)        (26,566)
      Corporate securities                                      (31,731)        (31,952)            622            (401)
      Municipal obligations                                      61,528         109,166         (14,735)        (32,903)
      Federal Home Loan Bank stock                               87,187          93,633          (1,977)         (4,469)
      Loans                                                     306,832         488,446        (168,916)        (12,698)
                                                          --------------  --------------  --------------  --------------
          Total                                                 652,325       1,083,364        (359,694)        (71,345)
                                                          ==============  ==============  ==============  ==============
  Liabilities:
      Interest bearing demand                                   (46,675)         61,579         (94,772)        (13,482)
      Money market accounts                                     (44,480)        (10,563)        (34,918)          1,001
      Savings accounts                                           86,197         234,225        (103,781)        (44,247)
      Certificates of deposit                                  (241,669)       (173,458)        (96,819)         28,608
      Repurchase agreements                                    (120,700)        (63,356)        (70,952)         13,608
      Other borrowed money                                       50,390          69,396          (3,800)        (15,206)
      Notes payable                                             (52,780)        (52,761)            (63)             44
                                                          --------------  --------------  --------------  --------------
          Total                                         $      (369,717)         65,062        (405,105)        (29,674)
                                                          ==============  ==============  ==============  ==============

                                                             Interest         Change          Change          Change
                                                              Change         Due to          Due to          Due to
                 1992                                       1992-1991         Volume          Rates       Rate/Volume
  Assets:                                                 --------------  --------------  --------------  --------------
      Due from banks interest-bearing                   $        15,443          22,204            (123)         (6,638)
      Federal funds sold                                        112,760         257,319         (59,150)        (85,409)
      U.S. Treasury obligations                                 278,868         475,445        (108,414)        (88,163)
      U.S. Government agency obligations                        374,598         588,648         (67,387)       (146,663)
      Mortgage backed securities                                 45,219          88,852          (7,901)        (35,732)
      Corporate securities                                     (138,806)        (87,803)        (95,514)         44,511
      Municipal obligations                                      12,406          21,250          (5,589)         (3,255)
      Federal Home Loan Bank stock                               24,563           1,828          20,510           2,225
      Loans                                                     543,511         638,154         (85,481)         (9,162)
                                                          --------------  --------------  --------------  --------------
          Total                                               1,268,562       2,005,897        (409,049)       (328,286)
                                                          ==============  ==============  ==============  ==============
  Liabilities:
      Interest bearing demand                                    34,848         222,856        (120,525)        (67,483)
      Money market accounts                                    (465,584)       (266,412)       (292,639)         93,467
      Savings accounts                                          304,813         503,643         (64,989)       (133,841)
      Certificates of deposit                                  (371,951)       (178,709)       (237,500)         44,258
      Repurchase agreements                                     167,033         379,191         (63,864)       (148,294)
      Other borrowed money                                       17,344               -               -          17,344
      Notes payable                                             (75,532)        (60,578)        (24,862)          9,908
                                                          --------------  --------------  --------------  --------------
          Total                                         $      (389,029)        599,991        (804,379)       (184,641)
                                                          ==============  ==============  ==============  ==============



                       CAPITAL BANCORP & SUBSIDIARY
                            Investment Portfolio
                      As of December 31, 1993 and 1992

                                                               1993            1992
                                                            Book Value      Book Value
                                                          --------------  --------------

      U.S. Treasury obligations                         $    17,798,964      17,882,822
      U.S. Government agency obligations                      7,541,081      15,332,656
      Mortgage backed securities                              9,019,936       7,096,433
      Corporate securities                                            -         981,009
      Municipal obligations                                   3,183,616       1,440,310
      Federal Home Loan Bank stock                            1,273,700         293,200
                                                          --------------  --------------
                                                        $    38,817,297      43,026,430
                                                          ==============  ==============


                                     CAPITAL BANCORP & SUBSIDIARY
                               Investment Portfolio Maturity Schedule
                                       As of December 31, 1993

                                            Within             1-5             6-10           After
                                            1 Year            Years           Years          10 Years         Total
                                        --------------    --------------  --------------  --------------  --------------
  U.S. Treasury Obligations
      Carrying amount                 $     4,272,522        13,526,442               -               -      17,798,964
      Weighted average yield                     5.58%             5.69%              -               -            5.66%

  U.S. Government agency obligations
      Carrying amount                         761,341         5,736,574         549,432         493,734       7,541,081
      Weighted average yield                     6.85%             5.11%           3.95%           3.90%           5.12%

  Mortgage backed securities
      Carrying amount                         217,748         6,957,278         585,978       1,258,932       9,019,936
      Weighted average yield                     4.18%             5.20%           5.31%           5.14%           5.17%

  Municipal obligations
      Carrying amount                         850,884         1,593,857         738,875               -       3,183,616
      Weighted average yield                     3.65%             3.94%           7.45%              -            4.68%

  Federal Home Loan Bank stock
      Carrying amount                               -                 -               -       1,273,700       1,273,700
      Weighted average yield                        -                 -               -           13.99%          13.99%
                                        --------------    --------------  --------------  --------------  --------------
         Total carrying amount        $     6,102,495        27,814,151       1,874,285       3,026,366      38,817,297
                                        ==============    ==============  ==============  ==============  ==============

  Yields on tax exempt obligations have not been computed on a tax equivalent basis




                        CAPITAL BANCORP & SUBSIDIARY
                              Loan Portfolio
                      As of December 31, 1993 and 1992

                                             1993              1992
                                        --------------    --------------

  Commercial                          $    43,109,361        39,162,467

  Real estate - construction                4,944,417         2,422,927

  Real estate - permanent                   7,990,606         6,705,146

  Consumer loans                            5,873,852         6,834,267
                                        --------------    --------------
      Total                           $    61,918,236        55,124,807
                                        ==============    ==============





                                 CAPITAL BANCORP & SUBSIDIARY
                               Loan Portfolio Maturity Schedule
                                    As of December 31, 1993


                                                              Within           1-5            After
                                                              1 Year          Years          5 Years          Total
                                                          --------------  --------------  --------------  --------------

  Commercial
       Fixed rate                                       $     1,211,671       8,656,876       5,295,567      15,164,114
       Adjustable rate                                       15,262,575       9,448,561       3,234,111      27,945,247

  Real estate - construction
       Fixed rate                                             4,944,417               -               -       4,944,417
       Adjustable rate                                                -               -               -               -

  Real estate - permanent
       Fixed rate                                             2,522,012         738,577       3,499,221       6,759,810
       Adjustable rate                                          325,198         853,590          52,008       1,230,796

  Consumer
       Fixed rate                                               551,054       2,476,771          40,013       3,067,842
       Adjustable rate                                          121,239       2,651,750          33,021       2,806,010
                                                          --------------  --------------  --------------  --------------
                                                        $    24,938,166      24,826,125      12,153,941      61,918,236
                                                          ==============  ==============  ==============  ==============



                                 CAPITAL BANCORP & SUBSIDIARY
                                 Past Due and Nonaccrual Loans
                               As of December 31, 1993 and 1992

                                                               1993            1992
                                                          --------------  --------------
  Past due 90 days or more
      and still accruing                                $       348,000         622,000

  Nonaccrual loans                                              526,000       1,495,000
                                                          --------------  --------------
      Total                                             $       874,000       2,117,000
                                                          ==============  ==============


  Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful.



                               CAPITAL BANCORP & SUBSIDIARY
                                  Potential Problem Loans
                                  As of December 31, 1993


  Loans classified as doubtful
  -----------------------------

  Commercial                                 $       403,000
                                              ==============

  Loans with inherent weaknesses where collection or liquidation in full is highly questionable, are classifed as doubtful. Weaknesses include cash flow deficiencies which would make payment on the loan difficult or insufficient collateral to cover the amount of the loan.


                                          CAPITAL BANCORP & SUBSIDIARY
                                             Nonaccrual Loan Detail
                                             As of December 31, 1993


                                        1993 Interest     1993 Interest
                                        Income Earned         Income
                                         If Accruing         Recorded
                                        --------------    --------------

                                      $        49,000            20,000
                                        ==============    ==============

                                    CAPITAL BANCORP & SUBSIDIARY
                               Analysis of the Allowance for Loan Losses
                                 Years Ended December 31, 1993 and 1992



                                                               1993            1992
                                                          --------------  --------------
  Balance at beginning of period                        $     1,001,270         738,021

  Charge-offs:
      Commercial                                                757,139         299,141
      Real estate - construction                                      -               -
      Real estate - permanent                                         -               -
      Consumer                                                   79,395          60,981
                                                          --------------  --------------
          Total                                                 836,534         360,122

  Recoveries:
      Commercial                                                296,306         305,197
      Real estate - construction                                      -               -
      Real estate - permanent                                         -               -
      Consumer                                                   13,807          13,650
                                                          --------------  --------------
          Total                                                 310,113         318,847

  Net charge-offs                                               526,421          41,275
  Additions charged to operations                               650,000         200,000
  Addition from acquisition                                           -         104,524
                                                          --------------  --------------
  Balance at end of period                              $     1,124,849       1,001,270
                                                          ==============  ==============

  Ratio of net charge-offs during the period to average
     loans outstanding during the period                           0.92%           0.08%




                                      CAPITAL BANCORP & SUBSIDIARY
                               Allocation of the Allowance for Loan Losses
                                 Years Ended December 31, 1993 and 1992


                                                      1993                              1992
                                                            % of Loans                      % of Loans
                                                           Per Category                    Per Category
                                            Amount        To Total Loans      Amount      To Total Loans
                                        --------------------------------  ------------------------------

  Commercial                          $       897,392             69.62%        812,227           71.04%

  Real estate - construction                   57,709              7.99%         28,693            4.40%

  Real estate - permanent                      94,156             12.91%         79,406           12.16%

  Consumer                                     75,592              9.49%         80,944           12.40%
                                        --------------    --------------  --------------  --------------
                                      $     1,124,849            100.00%      1,001,270          100.00%
                                        ==============    ==============  ==============  ==============



                                   CAPITAL BANCORP & SUBSIDIARY
                                         Deposit Analysis
                                         Based on averages
                               Years Ended December 31, 1993 and 1992


                                                                        1993                            1992

                                                             Average         Average         Average         Average
                                                              Amount        Rate Paid         Amount        Rate Paid
                                                          --------------  --------------  --------------  --------------

  Noninterest bearing demand deposits                   $    36,399,787       0.00%          29,329,738       0.00%

  Interest bearing demand deposits                           14,149,657       2.73%          12,387,436       3.49%

  Money market accounts                                      12,497,265       2.59%          12,866,027       2.86%

  Savings accounts                                           20,550,864       3.09%          14,407,966       3.81%

  Certificates of deposit                                     8,862,189       3.90%          12,578,995       4.67%
                                                          --------------                  --------------
                                                        $    92,459,762       1.83%          81,570,162       2.38%
                                                          ==============                  ==============



                                CAPITAL BANCORP & SUBSIDIARY
                               Time Deposit Maturity Schedule
                                   As of December 31, 1993


                                                             3 Months          3-6             6-12            Over
                                                             Or Less          Months          Months         One Year
                                                          --------------  --------------  --------------  --------------


  Certificates of deposit greater
       than $100,000                                    $       807,640         100,000               -         204,977    1,112,617
                                                          ==============  ==============  ==============  ==============   =========


                                  CAPITAL BANCORP & SUBSIDIARY
                                   Return on Equity and Assets
                               Years Ended December 31, 1993 and 1992


                                                               1993            1992
                                                          --------------  --------------

  Return on average assets                                         0.77%           1.33%

  Return on average equity                                        13.26%          27.75%

  Dividend payout ratio                                           17.45%              -

  Average equity to average assets                                 5.80%           4.80%


                                          CAPITAL CITY BANK (subsidiary only)
                                            Return on Equity and Assets
                                        Years Ended December 31, 1993 and 1992


                                                               1993            1992
                                                          --------------  --------------

  Return on average assets                                         1.10%           1.51%

  Return on average common equity                                 15.23%          23.80%

  Dividend payout ratio                                           50.23%          31.01%

  Average equity to average assets                                 7.56%           7.01%







                    CAPITAL BANCORP AND SUBSIDIARY
                  Consolidated Financial Statements
                     December 31, 1993 and 1992
            (With Independent Auditors' Report Thereon)



                    Independent Auditors' Report



Board of Directors and Shareholders
Capital Bancorp:


We have audited the accompanying consolidated statements of condition of Capital Bancorp and subsidiary as of December 31, 1993 and 1992, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material mistatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Capital Bancorp and subsidiary as of December 31, 1993 and 1992, and the results of their operations and their cash flows
for each of the years in the three-year period   ended December 31,
1993 in conformity with generally accepted accounting principles.

As discussed in note 1 to the consolidated financial statements, the
Company changed its method of   accounting for income taxes in 1993
to adopt the provisions of Statement of Financial Accounting
Standards  No. 109, "Accounting for Income Taxes".


                                             KPMG Peat Marwick

Salt Lake City, Utah
January 12, 1994







                                    CAPITAL BANCORP AND SUBSIDIARY
                                 Consolidated Statements of Condition
                                      December 31, 1993 and 1992




    Assets                                             1993          1992
                                                   ------------  ------------

       Cash and cash equivalents:
  Cash and due from banks, noninerest-bearing $ 8,584,460 7,094,441 Due from banks,
    interest-bearing                                    346,678     1,646,380
  Federal funds sold                                  5,500,000     8,500,000
                                                   ------------  ------------
                                                     14,431,138    17,240,821

Investment securities (note 2)                       38,817,297    43,026,430

Loans and other receivables:
  Commercial loans                                   43,109,361    39,162,467
  Installment loans                                   5,873,852     6,834,267
  Real estate loans
    and contracts                                    10,514,677     7,198,402
  Loans held for sale at cost,
    which approximates market                         2,420,346     1,929,671
  Accrued interest and other                          1,136,404     1,218,371
                                                   ------------  ------------
                                                     63,054,640    56,343,178

  Less allowance for loan
    losses (note 3)                                   1,124,849     1,001,270
                                                   ------------  ------------
                                                     61,929,791    55,341,908

Premises and equipment (note 4)                       1,370,363     1,887,167

Other real estate owned                                       -       175,414

Cash surrender value of
    life insurance                                      637,155       609,212

Other assets                                             92,935       238,319
                                                   ------------  ------------
                                                  $ 117,278,679   118,519,271
                                                   ============  ============


See accompanying notes to consolidated financial statements.



                                  CAPITAL BANCORP AND SUBSIDIARY
                          Consolidated Statements of Condition (continued)
                                    December 31, 1993 and 1992





        Liabilities and
          Shareholders' Equity             1993          1992
                                      ------------  ------------
Deposits:
  Demand deposits                    $  45,658,952    32,291,074
  Demand deposits,
    interest-bearing                    15,158,377    13,120,829
  Savings deposits                      20,465,486    20,080,760
  Money market investment
    accounts                            12,102,121    13,759,012
  Time deposits, including
    deposits of $100,000 or more
    of $1,112,617 in 1993 and
    $2,067,532 in 1992                   7,613,451    11,107,812
                                      ------------  ------------
                                       100,998,387    90,359,487

Securities sold under agreements
   to repurchase                         6,064,606    18,365,294
Other borrowings                           717,920       756,170
Accrued liabilities                        715,720       506,186
Income taxes payable (note 6)               30,119       161,512
Notes payable (note 7)                           -       453,600
                                      ------------  ------------
          Total liabilities            108,526,752   110,602,249
                                      ------------  ------------

Minority interest                        2,212,918     2,088,400

Shareholders' equity:
    Common stock, $10 par value;
      authorized 200,000 shares;
      issued and outstanding
      153,150 shares in 1993
      and 1992                           1,531,500     1,531,500
    Paid-in capital                        522,500       522,500
    Undivided profits                    4,548,185     3,837,062
    Treasury stock, at cost,
      2,805 shares in 1993
      and 2,789 shares in 1992             (63,176)      (62,440)
                                      ------------  ------------
          Net shareholders'
            equity                       6,539,009     5,828,622
                                      ------------  ------------
Commitments and contingencies
  (notes 4,9,11,12,13,and 14)        $ 117,278,679   118,519,271
                                      ============  ============

See accompanying notes to consolidated financial statements



                                       CAPITAL BANCORP AND SUBSIDIARY
                                      Consolidated Statements of Income
                                 Years ended December 31, 1993, 1992 and 1991





                                          1993          1992          1991
                                     ------------  ------------  ------------

Interest income:
  Interest and fees on loans        $   6,804,245     6,497,413     5,953,903
  Interest on federal funds sold          137,726       290,965       178,205
  Interest and dividends on
    investment securities               2,227,946     1,729,214     1,116,922
                                     ------------  ------------  ------------
Total interest income                   9,169,917     8,517,592     7,249,030
                                     ------------  ------------  ------------
Interest expense:
  Interest on demand deposits,
    interest-bearing, and
    savings deposits                    1,021,757       982,236       642,575
  Interest on money market
    investment accounts                   324,056       368,536       834,120
  Interest on time accounts,
    including interest on
    deposits of $100,000 or more
    of $28,967 in 1993, $85,060
    in 1992 and $272,586 in 1991          345,374       587,042       958,993
  Interest on securities sold
    under agreements to
    repurchase                            209,636       330,336       163,303
  Interest on other borrowings             67,734        17,344             -
  Interest on notes payable                23,689        76,469       152,001
                                     ------------  ------------  ------------
Total interest expense                  1,992,246     2,361,963     2,750,992
                                     ------------  ------------  ------------
Net interest income                     7,177,671     6,155,629     4,498,038

Provision for loan losses
    (note 3)                              650,000       200,000       240,000
                                     ------------  ------------  ------------
Net interest income after
  provision for loan losses             6,527,671     5,955,629     4,258,038
                                     ------------  ------------  ------------
Other operating income:
  Service charges on deposit
    accounts                              992,061       887,185       760,865
  Bankcard discounts and fees             286,252       231,123       189,171
  Loan servicing fees                     281,293       165,541             -
  Investment securities
    gains, net                             49,824       114,543        44,159
  Other                                   213,922       127,572       220,650
                                     ------------  ------------  ------------
                                        1,823,352     1,525,964     1,214,845
Other expenses:
  Salaries, wages, and benefits         3,445,711     2,467,770     2,088,282
  Furniture and equipment
    (note 4)                              650,957       389,105       299,160
  Building                                595,360       629,433       483,732
  Other (note 5)                        1,735,673     1,654,468     1,207,534
                                     ------------  ------------  ------------
                                        6,427,701     5,140,776     4,078,708
Income before income tax             ------------  ------------  ------------
  expense, cumulative effect of
  change in acounting principle,
  extraordinary item and
  minority interest                     1,923,322     2,340,817     1,394,175
Income tax expense (note 6)               721,000       799,240       396,822
                                     ------------  ------------  ------------
Income before cumulative effect
  of change in accounting
  principle, extraordinary item
  and minority interest                 1,202,322     1,541,577       997,353
Cumulative effect of change in
  accounting principle                     60,000             -             -
                                     ------------  ------------  ------------
Income before extraordinary item
  and minority interest                 1,142,322     1,541,577       997,353
Extraordinary tax benefit of net
  operating loss carryforward
  (note 6)                                      -             -       280,250
                                     ------------  ------------  ------------
Income before minority interest         1,142,322     1,541,577     1,277,603



                              CAPITAL BANCORP AND SUBSIDIARY
                       Consolidated Statements of Income (continued) Years ended December 31, 1993, 1992, and 1991

                                         1993          1992          1991
                                    ------------  ------------  ------------

Minority interest in net income
    of subsidiary                       (280,846)     (205,260)     (163,335)
                                    ------------  ------------  ------------
Net income                         $     861,476     1,336,317     1,114,268
                                    ============  ============  ============
Weighted average common
  and common equivalent shares
  outstanding during the period          150,350       150,361       135,494
                                    ============  ============  ============
Per share applicable to
  common stock:
    Income before change in
    accounting principle and
    extraordinary item             $        6.06          8.53          6.13

  Income before extraordinary
    item                           $        5.66          8.53          6.13

  Net income                       $        5.66          8.53          8.22





See accompanying notes to consolidated financial statements.




                           CAPITAL BANCORP AND SUBSIDIARY
                    Consolidated Statements of Shareholders' Equity
                     Years ended December 31, 1993, 1992, and 1991




                                                                          Common stock
                                                                    --------------------------
                                                                      Number                      Paid-in      Undivided
                                                                     of Shares       Amount       capital       profits
                                                                    --------------------------------------------------------

Balances at December 31, 1990       110,000 $   1,100,000             -     1,386,477      5,151       (61,765)   2,424,712

Sale of common stock                      -             -             -             -     (2,362)            -            -

Payment to subsidiary for
  common stock held in parent             -             -             -             -          -          (675)        (675)

Net income                                -             -             -     1,114,268          -             -    1,114,268
                               ------------  ------------  ------------  ------------
Balances at December 31, 1991       110,000     1,100,000             -     2,500,745      2,789       (62,440)   3,538,305

Exercise of stock options
  (note 9)                           43,150       431,500       318,500             -          -             -      750,000

Tax benefit from exercise of
  stock options (note 9)                  -             -       204,000             -          -             -      204,000


Net income                                -             -             -     1,336,317          -             -    1,336,317
                               ------------  ------------  ------------  ------------    -------     ---------    ---------
Balances at December 31, 1992       153,150     1,531,500       522,500     3,837,062      2,789       (62,440)   5,828,622

Dividends declared                        -             -             -      (150,353)         -             -     (150,353)

Purchase treasury stock                   -             -             -             -         16          (736)        (736)

Net income                                -             -             -       861,476          -             -      861,476
                               ------------  ------------  ------------  ------------    -------     ---------    ---------
Balances at December 31, 1993       153,150 $   1,531,500       522,500     4,548,185      2,805    $  (63,176)   6,539,000
                               ============  ============  ============  ============    =======     =========    =========


See accompanying notes to consolidated financial statements.



                                       CAPITAL BANCORP AND SUBSIDIARY
                                     Consolidated Statements of Cash Flows
                                 Years ended December 31, 1993, 1992, and 1991




                                                                        1993          1992          1991
                                                                    ------------  ------------  ------------
Cash flows from operating
 activities:
  Income before extraordinary
    item and minority interest                                    $   1,142,322     1,541,577       997,353
  Adjustments to reconcile
    income before extraordinary
    item and minority interest
    to net cash provided by
    operating activities:
    Provision for loan losses                                           650,000       200,000       240,000
    Depreciation and amortization
      on premises and equipment                                         632,826       330,553       287,484
    Tax benefit from exercise of
      stock options                                                           -       204,000             -
    Amortization of net premium
     on investment securities                                           199,417       116,927        59,389
    Amortization of intangible
      assets                                                             46,276         7,860         7,860
    Extraordinary tax benefit of
      net operating loss
      carryforward                                                            -             -       280,250
    Write-down of other real
      estate owned                                                            -             -        53,750
    Investment securities
      gains, net                                                        (49,824)     (114,543)      (44,159)
    Gain on disposal of premises
      and equipment                                                      (7,686)       (3,758)      (17,663)
    (Gain) loss on sales of other
      real estate owned                                                  (6,884)        8,828        24,869
     Minority interest in net
      income of subsidiary                                             (280,846)     (205,260)     (163,335)
    Change in:
      Accrued interest and
        other receivables                                                81,967       (77,182)      290,173
      Income taxes receivable                                                 -             -         6,058
      Cash surrender value
        of life insurance                                               (27,943)      (25,647)      (26,409)
      Other assets                                                      106,908       141,302       (15,248)
      Accrued liabilities                                               209,534       (82,452)      (45,987)
      Dividends payable                                                       -             -       (21,892)
      Income taxes payable                                             (131,393)       50,978       110,534
      Minority interest                                                 124,518       140,088       119,348
                                                                    ------------  ------------  ------------
          Net cash provided by
            operating activities                                      2,689,192     2,233,271     2,142,375
                                                                    ------------  ------------  ------------
Cash flows from investing
 activities:
  Proceeds from sales of
    investment securities                                             7,591,268     4,950,226     3,867,218
  Proceeds from maturities of
    investment securities                                             8,747,911    10,484,141     4,231,567
  Purchases of investment
    securities                                                      (12,279,639)  (37,571,213)   (9,671,674)
  Loans originated in excess of
    principal collected                                              (7,388,251)   (1,804,812)     (160,738)
  Proceeds from sales of premises
    and equipment                                                       169,817        25,559        17,879
  Purchases of premises and
    equipment                                                          (320,665)     (357,531)     (119,251)
  Proceeds from sales of other
    real estate owned                                                   285,411       180,713       202,631
  Purchase of treasury stock                                               (736)            -          (675)
  Cash from acquisition,
    net of cash paid                                                          -     4,162,585             -
                                                                    ------------  ------------  ------------
          Net cash used in
            investing activities                                  $  (3,194,884)  (19,930,332)   (1,633,043)
                                                                    ------------  ------------  ------------


                                        CAPITAL BANCORP AND SUBSIDIARY
                                 Consolidated Statements of Cash Flows (continued)
                                  Years ended December 31, 1993, 1992, and 1991





                                                                        1993          1992          1991
                                                                    ------------  ------------  ------------
Cash flows from financing
 activities:
  Net increase in demand
    deposits, savings deposits,
    and money market investment
    accounts                                                      $  14,133,261     7,499,120    12,059,440
  Net decrease in time deposits                                      (3,494,361)   (7,349,037)   (2,996,000)
  (Decrease) increase in
    securities sold under
    agreements to repurchase                                        (12,300,688)    6,819,909     8,706,884
  Increase in other borrowings                                        3,000,000       765,000             -
  Payments on other borrowings                                       (3,038,250)       (8,830)            -
  Proceeds from issuance of notes
    payable                                                                   -        11,000        32,000
  Payments on notes payable                                            (453,600)     (942,400)     (282,000)
  Exercise of stock options                                                   -       750,000             -
  Dividends declared                                                   (150,353)            -             -
                                                                    ------------  ------------  ------------
          Net cash (used in)
            provided by financing
            activities                                               (2,303,991)    7,544,762    17,520,324
                                                                    ------------  ------------  ------------
(Decrease) increase in cash and
  cash equivalents                                                   (2,809,683)  (10,152,299)   18,029,656
Cash and cash equivalents at
  beginning of year                                                  17,240,821    27,393,120     9,363,464
                                                                    ------------  ------------  ------------
Cash and cash equivalents at
  end of year                                                     $  14,431,138    17,240,821    27,393,120
                                                                    ============  ============  ============


Supplemental Disclosures of Cash
  Flow Information

Cash paid during the year for:
  Interest                                                        $   2,030,634     2,405,352     2,811,054
  Income taxes                                                          912,393       484,522             -

Supplemental Schedule of Noncash
  Investing and Financing
  Activities

Acquisitions of real property
  through foreclosure or in
  lieu of loan repayments                                         $      68,401       292,983             -



See accompanying notes to consolidated financial statements




                      CAPITAL BANCORP AND SUBSIDIARY
                  Notes to Consolidated Financial Statements
                     December 31, 1993, 1992, and 1991


(1) Summary of Significant Accounting Policies

    (a) Description of the Business

       Capital Bancorp and its subsidiary (the Company) operate seven banking locations in the Salt Lake City metropolitan area and one loan origination office in St. George, Utah. The Company grants commercial, residential, and installment loans to customers located primarily in Salt Lake County. The Company emphasizes lending to small businesses that offer a wide range of products and services.

    (b) Principles of Consolidation

       The consolidated financial statements include the accounts
       of Capital Bancorp and its subsidiary.   The Company owns
       86.39 percent of Capital City Bank's (the Bank) common stock. All material intercompany balances and transactions have been eliminated in consolidation.

    (c) Investment Securities

       Nonequity investment securities are carried at cost,
       adjusted for amortization of premiums or accretion of
       discounts. Because it is generally management's intention to hold securities to maturity, they are not adjusted to lower of cost or market. Equity securities are stated at the lower
       of cost or market.   Gain or loss on the sale of an investment
       is recognized when realized, based upon specific identification.

       In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (Statement No. 115). The Company is required to adopt provisions of Statement No. 115 beginning January 1, 1994. Statement No. 115 requires that debt and equity securities be grouped into one of three categories: held to maturity, available for sale, or trading. Held to Maturity securities will be accounted for using amortized book value similar to current standards. Changes in unrealized gain or loss on securities in the available for sale category will be reflected as an adjustment to shareholders' equity. Unrealized gains or losses on trading securities will flow through the statement of income.

       The Company will classify all investment securities as either held to maturity or available for sale. However, classification of individual securities and the related effect on the Company's consolidated financial statements has not been determined.

    (d) Allowance for Loan Losses

        The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses in the existing portfolio. The evaluations take into consideration such factors as changes in the nature and volume of the loan portolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. In addition, various regulatory agencies as an integral part of their examination process, periodically review the allowance for losses on loans and real estated owned. Such agencies may require the Company to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

       Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful.

    (e) Premises and Equipment

       Premises and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over lives of from 3 to 35 years (see note 4). Leasehold improvements are amortized over the terms of related leases or the estimated useful lives of the improvements, whichever is shorter.

    (f) Other Real Estate Owned

       Other real estate owned is carried at the lower of cost, or fair market value. For real estate acquired in the settlement of loans, cost includes the uncollected loan balance. Costs related to the development and improvement of property are capitalized, whereas those relating to holding the property are charged to expense.

    (g) Income Taxes

       Effective January 1, 1993, the Company adopted the
       provisions of Statement of Financial Accounting  Standards
       No. 109, "Accounting for Income Taxes" (Statement No. 109) and has
       included the cumulative   effect of that change in the
       method of accounting for income taxes in the 1993 consolidated statement of income. Under the asset and liability method of Statement No. 109 deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respectful tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    (h) Cash Equivalents

       For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, interest-bearing deposits in other banks, and federal funds sold.

    (i) Loan Origination and Commitment Fees

       Nonrefundable fees and related direct costs associated with
       the origination of loans are deferred.   The net deferred
       fees and costs are recognized in "interest and fees on loans" over the loan term using methods that generally produce a level yield on the unpaid loan balance. Other nonrefundable fees related to lending activities other than direct loan origination are recognized as other operating income and/or expense over the period the related service is provided.

    (j) Off Balance Sheet Financial Instruments

       In the ordinary course of business, the Company has entered into off balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, performance standby letters of credit, and home equity lines of credit. Such financial instruments are recorded in the consolidated financial statements when they become payable.

    (k) Per Share Applicable to Common Stock

       Per share applicable to common stock is based on the weighted average outstanding common shares during each year, including common stock equivalents, if applicable.

    (l) Reclassifications

       Certain amounts in the prior year's consolidated financial statements have been reclassified to conform with the 1993 presentation.

(2) Investment Securities

      Investment securities are summarized as follows:                           1993
                                                             Gross         Gross        Gross         Estimated
                                                          Amortized     unrealized    unrealized        market
                                                             Cost         gains         losses          value
                                                         ------------  ------------  ------------    -----------

      U.S. treasury securities                          $  17,798,964       430,959        13,755    18,216,168
      U.S. government agencies and corporations             7,541,081       108,991        22,770     7,627,302
      Obligations of states and political subdivisions      3,183,616        27,331         4,401     3,206,546
      Mortgage-backed securities                            9,019,936        42,552        17,027     9,045,461
      Federal Home Loan Bank stock                          1,273,700             -             -     1,273,700
                                                         ------------  ------------  ------------    ----------
                                                        $  38,817,297       609,833        57,953    39,369,177
                                                         ============  ============  ============    ==========

                                                                     1992
                                                             Gross         Gross         Gross        Estimated
                                                           Amortized     unrealized    unrealized       market
                                                              Cost         gains         losses         value
                                                          ------------  ------------  ------------   -----------
      U.S. treasury securities                           $  17,882,822       373,825        74,099    18,182,548
      U.S. government agencies and corporations             15,332,656       173,904        50,506    15,456,054
      Corporate securities                                     981,009             -         1,878       979,131
      Obligations of states and political subdivisions       1,440,310         1,042         3,765     1,437,587
      Mortgage-backed securities                             7,096,433        16,143        47,623     7,064,953
      Federal Home Loan Bank stock                             293,200             -             -       293,200
                                                          ------------  ------------  ------------    ----------
                                                         $  43,026,430       564,914       177,871    43,413,474
                                                          ============  ============  ============    ==========



        Interest income (including nontaxable interest of $57,411, $8,085 and $-0-, respectively) on investment securities totaled $2,099,342, $1,687,797, and $1,100,700 for the years ended December 31, 1993, 1992, and 1991, respectively. Dividends on equity securities totaled $128,604, $41,417, and $14,042 for the years ended December 31, 1993, 1992, and 1991, respectively.

        The amortized cost and estimated market value of investment securities at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.
                                                                  Estimated
                                                    Amortized       market
                                                       cost         value
                                                   ------------  ------------


        Due in one year or less                   $   6,102,495     6,162,138
        Due after one year through five years        27,814,151    28,298,101
        Due after five years through ten years        1,874,285     1,875,969
        Due after ten years                           1,752,666     1,759,269
        Equity securities                             1,273,700     1,273,700
                                                   ------------  ------------
                                                  $  38,817,297    39,369,177
                                                   ============  ============


        Proceeds from sales of investment securities for the years ended December 31, 1993, 1992, and 1991 were
        $7,591,268, $4,950,226, and $3,867,218, respectively.  Gross gains of $56,813, $114,543, and $48,399,
        and gross losses of $6,989, $-0-, and $4,240, were realized on those sales for the years ended
        December 31, 1993, 1992, and 1991, respectively.

        Investment securities with a carrying value of $1,854,000 and $1,620,000 were pledged to secure public deposits as required by law as of December 31, 1993 and 1992, respectively. In addition, U.S. treasury and U.S. government agency securities with a carrying value of $6,311,000 and $18,462,000 as of
        December 31, 1993 and 1992, respectively, were pledged as collateral for securities sold overnight under agreements to repurchase.


(3) Allowance for Loan Losses

      The allowance for loan losses is summarized as follows:


                                        1993          1992          1991
                                    ------------  ------------  ------------
      Balance at beginning of year $   1,001,270       738,021       637,107
        Additions:
          Provision for loan losses      650,000       200,000       240,000
          Recoveries                     310,113       318,847       207,017
          Acquisition                          -       104,524             -
        Deduction, loan charge-offs     (836,534)     (360,122)     (346,103)
                                    ------------  ------------  ------------
        Balance at end of year     $   1,124,849     1,001,270       738,021
                                    ============  ============  ============


        Loans on which the accrual of interest has been discontinued or reduced amounted to approximately $530,000, $1,495,000, and $277,000 at December 31, 1993,
        1992, and 1991, respectively. At the original contract rates, additional interest income of approximately
        $29,000, $43,500, and $11,500 would have been
        recognized for the years ended December 31, 1993, 1992, and 1991, respectively, had these loans performed as originally agreed.


(4) Premises and Equipment

      Premises and equipment are summarized as follows:

                                        1993          1992
                                   ------------  ------------
      Land                        $     351,555       451,319
      Bank premises                     313,835       355,117
      Furniture and equipment         2,352,523     2,263,476
      Leasehold improvements            815,594       848,523
                                   ------------  ------------
                                      3,833,507     3,918,435

      Less accumulated depreciation   2,463,144     2,031,268
                                   ------------  ------------
      Net book value              $   1,370,363     1,887,167
                                   ============  ============

        During 1993, the Company changed the estimated useful lives on personal computer and data processing equipment. The change was due to the rapid rate of technological advances occurring in the computer and banking industries. Useful lives which previously ranged from 5-12 years were changed to 3-5 years.
        The effect of this change as of January 1, 1993 amounted to approximately $207,500 of depreciation expense that is reflected in furniture and equipment expense for 1993.

        The Company leases its main office building and certain office facilities under operating lease agreements that expire at various times through December 31, 2009. The Company has an option to purchase the main office building on or about July 15, 1994 for $960,000 which it intends to exercise.

        The schedule of future minimum operating lease payments as of December 31, 1993 is summarized as follows:

        Year ending December 31:

            1994                                      $     280,000
            1995                                            242,000
            1996                                            242,000
            1997                                            242,000
            1998                                            242,000
            Thereafter                                      814,000
                                                       ------------
       Total minimum lease payments                   $   2,062,000
                                                       ============


        Aggregate rental expense, net of rental income of $12,000 in 1993 and $1,000 in 1992, amounted to approximately $280,000, $330,000, and $238,000 for the years ended December 31, 1993, 1992, and 1991, respectively.


(5) Other Expenses

      Other expenses are summarized as follows:

                                          1993          1992          1991
                                     ------------  ------------  ------------
      Supplies and postage          $     253,732       268,156       207,246
      Professional and legal              232,098       217,057       123,981
      Regulatory assessments              221,881       212,116       147,294
      Bankcard interchange discounts
        and fees                          179,963       127,598       111,830
      Advertising                         176,085       162,939        84,535
      Telephone                            87,742       109,244        82,054
      Other                               584,172       557,358       450,594
                                     ------------  ------------  ------------
                                    $   1,735,673     1,654,468     1,207,534
                                     ============  ============  ============


(6) Income Taxes

      The Company files a consolidated income tax return with the Bank. The provision for income taxes consists of the following:

                                        1993          1992          1991
                                    ------------  ------------  ------------
      Currently payable:

        Federal                    $     688,000       656,090        79,036
        State                            115,000       107,150        33,786
                                    ------------  ------------  ------------
                                         803,000       763,240       112,822
      Deferred federal and state         (82,000)       36,000         3,750
                                    ------------  ------------  ------------
                                   $     721,000       799,240       116,572
                                    ============  ============  ============


        A reconciliation of income taxes based on applying the federal statutory rate of 34 percent in 1993, 1992, and 1991, is as follows:

                                                              1993          1992          1991
                                                        ------------  ------------  ------------
        Tax based on federal statutory rate            $     650,000       796,000       474,000
        Effect of tax-exempt income                          (18,000)       (7,000)            -
        State taxes, net of federal tax benefit               76,000        88,000        46,000
        General business credits                                   -       (71,000)     (140,000)
        Alternative minimum tax (credit)                           -       (24,500)       41,000
        Other                                                 13,000        17,740       (24,178)
                                                                                  ------------  ------------  ------------
                                                             721,000       799,240       396,822
        Extraordinary tax benefit of net
          operating loss carryforward                              -             -       280,250
                                                        ------------  ------------  ------------
                                                       $     721,000       799,240       116,572
                                                        ============  ============  ============


   The tax effects of temporary differences that give rise to significant portions of the deferred tax
   assets and deferred tax liabilities at December 31,
   1993 are presented below:
    Deferred tax assets:
     Deferred compensation and compensated absences, due to accrual
       for financial reporting purposes                             $  90,000
     Premises and equipment, due to differences in depreciation        26,000
     Prepaid expenses, deducted for financial reporting purposes       17,000
     Other                                                             34,000
                                                                  ------------
     Total deferred tax assets                                        167,000

     Deferred tax liabilities:
     Allowance for loan losses, due to experience method
       used for tax                                                  (112,000)
     Federal Home Loan Bank stock dividends                           (69,000)
                                                                    ----------
     Total deferred tax liabilities                                  (181,000)
                                                                  ------------
            Net deferred tax liability                          $     (14,000)
                                                                  ============

    The components of deferred income taxes and their tax effects at December 31, 1992 and 1991 are as follows:

                                         1992           1991
                                     ------------   ------------
    Depreciation                    $      (8,500)       (4,000)
    Provision for loan losses              40,500         8,750
    Employee benefits                     (10,000)      (10,000)
    Dividends on Federal Home
      Loan Bank stock                      14,000         9,000
                                     ------------     ---------
                                    $      36,000         3,750
                                     ============     =========

        As discussed in note 1, the Company adopted Statement No. 109 as of January 1, 1993. The cumulative effect of this change in accounting for income taxes of $60,000 is reflected in the consolidated statement of income for 1993.


(7) Notes Payable

       The Company was obligated under notes payable to various directors of the Company. The notes were written at prime plus 1 1/2 percent and required periodic payments of principal and interest. Balances outstanding were $-0- and $453,600 as of December 31, 1993 and 1992, respectively.

(8) Employee Benefit Plans

       The Company has adopted an employee stock ownership plan. Contributions to the plan are determined by the Board of Directors and are not to exceed 15 percent of eligible wages. Employees become eligible for the plan after one year of service. Benefits vest under the plan at 30 percent after three years of service, with full vesting after seven years of service. Contributions to the plan amounted to $50,000 for each of the years ended December 31, 1993, 1992, and 1991, respectively.

       The Company also has a 401(k) plan whereby the Company matches 50 percent of employee contributions up to five percent of each participant's compensation. Employer contributions to the plan amounted to approximately $28,000, $20,000, and $17,200 for the years ended December 31, 1993, 1992, and 1991, respectively.

(9) Stock Options

       In 1987, the Company granted stock options to certain key employees and directors for their personal guarantees on a portion of the Company's debt. The option price was set at the fair market value of the Company's common stock on the date of grant and became exercisable after the original debt to which the guarantees apply was reduced by $1,000,000.

       During 1992, all options related to the guarantee of the Company's debt were exercised. Proceeds from the exercise of the options totaled $750,000 and resulted in the issuance of 43,150 shares of the Company's common stock. The Company realized a tax benefit from the exercise of the options of approximately $204,000, which is reflected as paid-in capital.

(10) Other Borrowings

       Other borrowings consist of loans from the Federal Home Loan Bank of Seattle. The borrowings require equal monthly payments of $3,188 plus interest, have an average interest rate of 7.23 percent, and mature in 2012.

(11) Acquisition

       On March 19, 1992, the Bank acquired approximately 97 percent of the outstanding common shares and all of the outstanding preferred stock of United Bank, a single branch banking operation located in Murray, Utah. The assets and liabilities of United Bank at the date of acquisition were approximately $19,000,000 and $17,400,000, respectively. The acquisition was completed through the issuance of 24,000 shares of the Bank's $50 par value; noncumulative, nonvoting preferred stock, and approximately $800,000 in cash. The acquisition was accounted for using the purchase method of accounting.

       The dividend rate on the preferred stock is reset quarterly, at prime plus one percent. In connection with the acquisition, an option to purchase 7,917 shares of the Bank's common stock at $60 per share was granted. The option is currently exercisable and expires on March 19, 1997. Payment for the option shall be in cash, or the exchange of preferred stock at par value.

(12) Contingent Liabilities and Commitments

      The Company's consolidated financial statements do not
      reflect various commitments and contingent liabilities that arise in the normal course of business and that involve elements of credit risk, interest rate risk, and  liquidity risk.  These commitments and contingent liabilities are commitments to extend credit, commitments under credit card arrangements, performance standby letters
      of credit, and home equity lines of credit.   A summary of the
      Company's commitments and contingent liabilities at December 31, 1993 and 1992 is as follows:



                                                1993          1992
                                            ------------  ------------
       Commitments to extend credit       $  16,813,000    11,713,000
       Credit card arrangements               3,558,000     3,182,000
       Performance standby letters of credit  1,928,000     2,277,000
       Home equity lines of credit              756,000       382,000

      Commitments to extend credit are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because these instruments have fixed maturity dates and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Company. The
      Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained is based on management's credit evaluation of the customer. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and 1-4 family residential properties.

      Performance standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The
      Company generally holds cash equivalents as collateral supporting those commitments for which collateral is deemed necessary.

      The Company is party to litigation and claims arising in the normal course of business.
      Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will result in no material liability to the Company.

(13) Regulatory Requirements

       Regulatory authorities require that banks maintain cash balances as reserves based on a percentage of deposits. Cash reserve requirements were $1,330,000 and $963,000 at December 31, 1993 and 1992, respectively.

       Effective December 31, 1992, banks are required to maintain minimum levels of capital to risk weighted assets. The Tier 1 minimum capital guideline is four percent and the Tier 2 minimum
       capital guideline is eight percent.   The Bank's Tier 1 risk
       weighted capital ratio was 13.02 percent and 12.93 percent and its Tier 2 ratio was 14.27 percent and 14.18 percent, as of
       December 31, 1993 and 1992, respectively (unaudited).   The
       Bank's leverage ratio (Tier 1 capital to total average quarterly assets) was 7.56 percent and 7.01 percent at December 31, 1993 and 1992, respectively (unaudited).

(14) Merger

       On September 17, 1993, a definitive agreement was signed wherein the Company will merge with Banc One Arizona
       Corporation. The proposed merger is subject to obtaining regulatory and shareholder approvals and is expected to be completed in the second quarter of 1994. The merger will be accounted for as a pooling of interests (unaudited). In addition to severance pay and other related merger costs, the Company will recognize approximately $500,000 in bonus compensation to certain employees upon successful completion of the merger.

(15) Loans to Related Parties

      The following is an analysis for the year ended December 31, 1993, of the aggregate loans made by the Company to directors, executive officers, or principal shareholders of the Company.


              Balance at                                Balance at
              December 31,      New                     December 31,
                  1992         loans       Repayments       1993
              ------------  ------------  ------------  ------------

           $     440,000       230,100       144,100       526,000
            ============  ============  ============  ============









                                  Capital City Bank
                           (A Subsidiary of Capital Bancorp)

                                 Financial Statements

                             December 31, 1993 and 1992

                    (With Independent Auditors' Report Thereon)


                           Independent Auditors' Report

The Board of Directors and Shareholders
Capital City Bank:


We have audited the accompanying statements of condition of Capital
City Bank (a subsidiary of Capital Bancorp) as of December 31, 1993 and 1992, and the related statements of income, shareholders' equity , and cash flows for each of the years in the three-year period ended December 31, 1993.
These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital City Bank (a subsidiary of Capital Bancorp) as of December 31, 1993 and 1992, and the the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1993 in conformity with generally accepted accounting principles.

As discussed in note 1 to the financial statements, the Bank changed its method of accounting for income taxes in 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".


                           KPMG Peat Marwick



Salt Lake City, Utah
January 12, 1994



                                  CAPITAL CITY BANK
                           (A Subsidiary of Capital Bancorp)
                                Statements of Condition
                              December 31, 1993 and 1992



                  Assets                              1993         1992
               ------------                       ------------ ------------

Cash and cash equivalents:

Cash and due from banks, noninterest-bearing    $    8,584,460    7,094,441
Due from banks, interest-bearing                       346,678    1,646,380
Federal funds sold                                   5,500,000    8,500,000
                                                  ------------ ------------
                                                    14,431,138   17,240,821

Investment securities (note 2)                      38,817,297   43,026,430

Loans and other receivables:
    Commercial loans                                42,990,902   38,904,410
    Installment loans                                5,873,852    6,834,267
    Real estate loans and contracts                 10,514,677    7,198,402
    Loans held for sale at cost,
      which approximates market                      2,420,346    1,929,671
    Accrued interest and other                       1,134,820    1,215,566
                                                  ------------ ------------
                                                    62,934,597   56,082,316

Less allowance for loan losses (note 3)              1,124,849    1,001,270
                                                  ------------ ------------
                                                    61,809,748   55,081,046

Premises and equipment (note 4)                      1,370,363    1,887,167

Other real estate owned                                      -      175,414

Cash surrender value of life insurance                 637,155      609,212

Other assets                                            92,935      192,043
                                                  ------------ ------------
                                                $  117,158,636  118,212,133
                                                  ============ ============
See accompanying notes to financial statements.





                                    CAPITAL CITY BANK
                            (A Subsidiary of Capital Bancorp)
                           Statements of Condition (continued)
                                December 31, 1993 and 1992





               Liabilities and Shareholders' Equity                  1993         1992
               -----------------------------------  -            ------------ ------------

Deposits:
    Demand deposits                                           $   45,658,952   32,291,074
    Demand deposits, interest-bearing                             15,167,212   13,181,416
    Savings deposits                                              20,465,486   20,080,760
    Money market investment accounts                              12,102,121   13,759,012
    Time deposits, including deposits of
      $100,000 or more of $1,112,617 in 1993
      and $2,067,532 in 1992                                       7,613,451   11,107,812
                                                                 ------------ ------------
                                                                 101,007,222   90,420,074

Securities sold under agreements to repurchase                     6,064,606   18,365,294
Other borrowings                                                     717,920      756,170
Accrued liabilities                                                  712,720      502,078
Income taxes payable (note 6)                                         14,000      136,000
                                                                 ------------ ------------
               Total liabilities                                 108,516,468  110,179,616
                                                                 ------------ ------------

Shareholders' equity:
    Capital Stock:
      Noncumulative preferred stock, $50 par
        value; authorized 50,000 shares; issued
        and outstanding, 24,000 shares in 1993
        and 1992                                                   1,200,000    1,200,000
      Common stock, $10 par value; authorized
        200,000 shares; issued and outstanding
        132,850 shares in 1993 and 1992                            1,328,500    1,328,500
      Paid-in capital                                              2,522,500    2,522,500
      Undivided profits                                            3,591,168    2,981,517
                                                                 ------------ ------------
               Total shareholders' equity                          8,642,168    8,032,517
                                                                 ------------ ------------
Commitments and contingencies
    (notes 4,9,10,11 and 12)                                  $  117,158,636  118,212,133
                                                                 ============ ============

See accompanying notes to financial statements


                                        CAPITAL CITY BANK
                                (A Subsidiary of Capital Bancorp)
                                       Statements of Income
                           Years ended December 31, 1993, 1992, and 1991



                                                                     1993         1992         1991
                                                                 ------------ ------------ ------------
Interest income:
    Interest and fees on loans                                $    6,788,057    6,480,916    5,953,903
    Interest on federal funds sold                                   137,726      290,965      178,205
    Interest and dividends on investment
      securities                                                   2,227,946    1,729,214    1,114,742
                                                                 ------------ ------------ ------------
        Total interest income                                      9,153,729    8,501,095    7,246,850
                                                                 ------------ ------------ ------------
Interest expense:
    Interest on demand deposits, interest-
      bearing, and savings deposits                                1,021,757      987,061      643,850
    Interest on money market investment
      accounts                                                       327,831      368,536      834,120
    Interest on time accounts, including
      interest on deposits of $100,000 or
      more of $28,967 in 1993, $85,060 in
      1992 and $272,586 in 1991                                      345,374      587,042      958,993
    Interest on securities sold under
      agreements to repurchase                                       209,636      330,336      163,303
    Interest on other borrowings                                      67,734       17,344            -
                                                                 ------------ ------------ ------------
        Total interest expense                                     1,972,332    2,290,319    2,600,266
                                                                 ------------ ------------ ------------
Net interest income                                                7,181,397    6,210,776    4,646,584

Provision for loan losses (note 3)                                   650,000      200,000      240,000
                                                                 ------------ ------------ ------------
Net interest income after provision
    for loan losses                                                6,531,397    6,010,776    4,406,584
                                                                 ------------ ------------ ------------
Other operating income:
    Service charges on deposit accounts                              992,061      887,185      760,865
    Bankcard discounts and fees                                      286,252      231,123      189,171
    Loan servicing fees                                              281,293      165,541            -
    Investment securities gains, net                                  49,824      114,543       44,159
    Other                                                            213,922      127,572      220,650
                                                                 ------------ ------------ ------------
                                                                   1,823,352    1,525,964    1,214,845
Other expenses:
    Salaries, wages, and benefits                                  3,403,964    2,467,770    2,088,282
    Furniture and equipment (note 4)                                 650,957      389,105      299,160
    Building                                                         595,360      629,433      483,732
    Other (note 5)                                                 1,677,417    1,638,578    1,197,428
                                                                 ------------ ------------ ------------
                                                                   6,327,698    5,124,886    4,068,602
Income before income tax expense, cumulative                     ------------ ------------ ------------
    effect of change in accounting principle
    and extraordinary item                                         2,027,051    2,411,854    1,552,827
Income tax expense (note 6)                                          742,000      901,740      379,250
                                                                 ------------ ------------ ------------
Income before cumulative effect of change in
    accounting principle and extraordinary
    item                                                           1,285,051    1,510,114    1,173,577
Cumulative effect of change in accounting
    principle                                                         60,000            -            -
                                                                 ------------ ------------ ------------
Income before extraordinary item                                   1,225,051    1,510,114    1,173,577
Extraordinary tax benefit of net operating
    loss carryforward (note 6)                                             -            -       25,500
                                                                 ------------ ------------ ------------
Net income                                                    $    1,225,051    1,510,114    1,199,077
                                                                 ============ ============ ============





                                       CAPITAL CITY BANK
                                (A Subsidiary of Capital Bancorp)
                                 Statements of Income (continued)
                           Years ended December 31, 1993, 1992, and 1991

                                                                     1993         1992         1991
                                                                 ------------ ------------ ------------
Weighted average common and common equivalent
shares outstanding during the period                                 140,767      138,429      126,736
                                                                 ============ ============ ============
Per share applicable to common stock:
    Income before change in accounting principle
      and extraordinary item                                  $         8.77        10.70         9.26
                                                                 ============ ============ ============
    Income before extraordinary item                          $         8.34        10.70         9.26
                                                                 ============ ============ ============
    Net income                                                $         8.34        10.70         9.46
                                                                 ============ ============ ============

See accompanying notes to financial statements.





                                            CAPITAL CITY BANK
                                    (A Subsidiary of Capital Bancorp)
                                   Statements of Shareholders' Equity
                            Years ended December 31, 1993, 1992 and 1991


                                           Noncumulative
                                           preferred stock             Common stock
                                      ------------  ------------ -------------------------                              Share-
                                        Number                     Number                    Paid-in     Undivided     holders'
                                       of Shares       Amount     of Shares      Amount      capital      profits       equity
                                      ------------  ------------ ----------------------------------------------------------------

Balances at December 31, 1990                   - $           -      126,736 $  1,267,360    2,302,398      981,344    4,551,102

Net income                                      -             -            -            -            -    1,199,077    1,199,077

Dividends declared                              -             -            -            -            -     (240,798)    (240,798)
                                      ------------  ------------ ------------ ------------ ------------ ------------ ------------
Balances at December 31, 1991                   -             -      126,736    1,267,360    2,302,398    1,939,623    5,509,381

Preferred stock issued
    for business
    acquisition (note 9)                   24,000     1,200,000            -            -            -            -    1,200,000


Common stock sold                               -             -        6,114       61,140      220,102            -      281,242

Net income                                      -             -            -            -            -    1,510,114    1,510,114

Dividends declared:
    Common                                      -             -            -            -            -     (420,138)    (420,138)
    Preferred                                   -             -            -            -            -      (48,082)     (48,082)
                                      ------------  ------------ ------------ ------------ ------------ ------------ ------------
Balances at December 31, 1992              24,000     1,200,000      132,850    1,328,500    2,522,500    2,981,517    8,032,517

Net income                                      -             -            -            -            -    1,225,051    1,225,051

Dividends declared:
    Common                                      -             -            -            -            -     (531,400)    (531,400)
    Preferred                                   -             -            -            -            -      (84,000)     (84,000)
                                      ------------  ------------ ------------ ------------ ------------ ------------ ------------
Balances at December 31, 1993              24,000 $   1,200,000      132,850 $  1,328,500    2,522,500    3,591,168    8,642,168
                                      ============  ============ ============ ============ ============ ============ ============



See accompanying notes to financial statements




                                       CAPITAL CITY BANK
                                (A Subsidiary of Capital Bancorp)
                                     Statements of Cash Flows
                           Years ended December 31, 1993, 1992, and 1991



                                                                     1993         1992         1991
                                                                 ------------ ------------ ------------
Cash flows from operating activities:
    Income before extraordinary item                            $  1,225,051    1,510,114    1,173,577
Adjustments to reconcile income before
    extraordinary item to net cash provided
    by operating activities:
      Provision for loan losses                                      650,000      200,000      240,000
      Depreciation and amortization on premises
        and equipment                                                632,826      330,553      287,484
      Amortization of net premium on investment
        securities                                                   199,417      116,927       59,389
      Extraordinary tax benefit of net operating
        loss carryforward                                                  -            -       25,500
      Write-down of other real estate owned                                -            -       53,750
      Investment securities gains, net                               (49,824)    (114,543)     (44,159)
      Gain on disposal of premises and
        equipment                                                     (7,686)      (3,758)     (17,663)
      (Gain) loss on sales of other real estate
        owned                                                         (6,884)       8,828       24,869
      Change in:
        Accrued interest and other receivables                        80,746      (74,377)     350,923
        Income taxes receivable                                            -            -        7,800
        Cash surrender value of life insurance                       (27,943)     (25,647)     (26,409)
        Other assets                                                 106,908      141,363      (16,307)
        Accrued liabilities                                          210,642      (64,981)     (35,295)
        Dividends payable                                                  -            -     (158,420)
        Income taxes payable                                        (122,000)     132,250        3,750
                                                                 ------------ ------------ ------------
          Net cash provided by operating
            activities                                             2,891,253    2,156,729    1,928,789
                                                                 ------------ ------------ ------------
Cash flows from investing activities:
    Proceeds from sales of investment
      securities                                                   7,591,268    4,950,226    3,867,218
    Proceeds from maturities of investment
      securities                                                   8,747,911   10,484,141    4,231,567
    Purchases of investment securities                           (12,279,639) (37,571,213)  (9,671,674)
    Loans originated in excess of principle
      collected                                                   (7,527,849)  (1,546,755)    (160,738)
    Proceeds from sales of premises and
      equipment                                                      169,817       25,559       17,879
    Purchases of premises and equipment                             (320,665)    (357,531)    (119,251)
    Proceeds from sales of other real estate
      owned                                                          285,411      180,713      202,631
    Cash from acquisition, net of cash paid
      (note 9)                                                             -    4,162,585            -
                                                                 ------------ ------------ ------------

          Net cash used in investing activities                 $ (3,333,746) (19,672,275)  (1,632,368)
                                                                 ------------ ------------ ------------




                                       CAPITAL CITY BANK
                                (A Subsidiary of Capital Bancorp)
                               Statements of Cash Flows (continued)
                           Years ended December 31, 1993, 1992, and 1991



                                                                     1993         1992         1991
                                                                 ------------ ------------ ------------
Cash flows from financing activities:
    Net increase in demand deposits, savings
      deposits, and money market investment
      accounts                                                  $ 14,081,509    7,323,183   12,295,964
    Net decrease in time deposits                                 (3,494,361)  (7,349,037)  (2,996,000)
    (Decrease) increase in securities sold
      under agreements to repurchase                             (12,300,688)   6,819,909    8,706,884
    Increase in other borrowings                                   3,000,000      765,000            -
    Payments on other borrowings                                  (3,038,250)      (8,830)           -
    Proceeds from issuance of common stock                                 -      281,242            -
    Dividends declared                                              (615,400)    (468,220)    (240,798)
                                                                 ------------ ------------ ------------
        Net cash (used in) provided by
            financing activities                                  (2,367,190)   7,363,247   17,766,050
                                                                 ------------ ------------ ------------

    (Decrease) increase in cash
      and cash equivalents                                        (2,809,683) (10,152,299)  18,062,471
    Cash and cash equivalents at
      beginning of year                                           17,240,821   27,393,120    9,330,649
    Cash and cash equivalents at                                 ------------ ------------ ------------
        end of year                                             $ 14,431,138   17,240,821   27,393,120
                                                                 ============ ============ ============

Supplemental Disclosures of Cash Flow
    Information
- --------------------------------------
Cash paid during the year for:
    Interest                                                    $  2,002,837    2,311,412    2,648,362
    Income taxes                                                     924,000      710,000      342,200

Supplemental Schedule of Noncash Investing
    and Financing Activities
- ------------------------------------------
Acquisitions of real property through
    foreclosure or in lieu of loan repayments                   $     68,401      292,983            -



See accompanying notes to financial statements.



                                   CAPITAL CITY BANK
                           (A Subsidiary of Capital Bancorp)
                             Notes to Financial Statements
                           December 31, 1993, 1992, and 1991




(1) Summary of Significant Accounting Policies

    (a) Description of the Business

      Capital City Bank (Bank) has seven banking locations in the Salt Lake City metropolitan area and one loan origination office in St. George, Utah. The Bank grants commercial, residential, and installment loans to customers located primarily in Salt Lake County. The Bank emphasizes lending to small businesses that offer a wide range of products and services.

    (b) Ownership

      Capital Bancorp (Parent) owns 86.39 percent of the Bank's common stock.

    (c) Investment Securities

      Nonequity investment securities are carried at cost, adjusted for amortization of premiums or accretion of discounts. Because it is generally management's intention to hold securities to maturity, they are not adjusted to lower of cost or market. Equity securities are stated at the lower of cost or market. Gain or loss on the sale of an investment is recognized when realized, based upon specific identification.

      In May 1993, the Financial Accounting Standards Board issued
      Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (Statement No. 115). The Bank is required to adopt provisions of Statement No. 115 beginning January 1, 1994. Statement No. 115 requires that debt and equity securities be grouped into one of three categories: held to maturity, available for sale, or trading. Held to Maturity securities will be accounted for using amortized book value similar to current standards. Changes in unrealized gain or loss on securities in the available for sale category will be reflected as an adjustment to shareholders' equity. Unrealized gains or losses on trading securities will flow through the statement of income.

      The Bank will classify all investment securities as either held to maturity or available for sale. However, classification of individual securities and the related effect on the Bank's financial statements has not been determined.

    (d) Allowance for Loan Losses

      The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses in the existing portfolio. The evaluations take into consideration such factors as changes in the nature and volume of the loan portolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. In addition, various regulatory agencies as an integral part of their examination process, periodically review the Bank's allowance for losses on loans and real estated owned. Such agencies may require the Bank to recognize additions to the allowances based on their judgments of information available to them at the time of their examination.

      Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful.

    (e) Premises and Equipment

      Premises and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over lives of from 3 to 35 years (see note 4). Leasehold improvements are amortized over the terms of related leases or the estimated useful lives of the improvements, whichever is shorter.

    (f) Other Real Estate Owned

      Other real estate owned is carried at the lower of cost or fair market value. For real estate acquired in the settlement of loans, cost includes the uncollected loan balance. Costs related to the development and improvement of property are capitalized, whereas those relating to holding the property are charged to expense.

    (g) Income Taxes

      Effective January 1, 1993, the Bank adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (Statement No. 109) and has included the cumulative effect of that change in the method of accounting for income taxes in the 1993 statement of income. Under the asset and liability method of Statement No. 109 deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respectful tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income income in the years in which those temporary differences are expected to be recovered or settled. Under Statement No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    (h) Cash Equivalents

      For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, interest-bearing deposits in other banks, and federal funds sold.

    (i) Loan Origination and Commitment Fees

      Nonrefundable fees and related direct costs associated with the origination of loans are deferred. The net deferred fees and costs are recognized in "interest and fees on loans" over the loan term using methods that generally produce a level yield on the unpaid loan balance. Other nonrefundable fees related to lending activities other than direct loan origination are recognized as other operating income and/or expense over the period the related service is provided.

    (j) Off Balance Sheet Financial Instruments

      In the ordinary course of business the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, performance standby letters of credit, and home equity lines of credit. Such financial instruments are recorded in the financial statements when they become payable.

    (k) Per Share Applicable to Common Stock

      Per share applicable to common stock is based on the weighted average outstanding common shares during each year, including common stock equivalents, if applicable.

    (l) Reclassifications

      Certain amounts in the prior year's financial statements have been reclassified to conform with the 1993 presentation.

(2) Investment Securities

    Investment securities are summarized as follows:


                                                                                         1993

                                                                       Gross        Gross      Estimated
                                                                     Amortized    unrealized   unrealized    market
                                                                        Cost        gains        losses       value
                                                                  ------------ ------------ ------------ ------------
    U.S. treasury securities                                      $ 17,798,964      430,959       13,755   18,216,168
    U.S. government agencies and corporations                        7,541,081      108,991       22,770    7,627,302
    Obligations of states and political subdivisions                 3,183,616       27,331        4,401    3,206,546
    Mortgage-backed securities                                       9,019,936       42,552       17,027    9,045,461
    Federal Home Loan Bank stock                                     1,273,700            -            -    1,273,700
                                                                  ------------ ------------ ------------ ------------
                                                                  $ 38,817,297      609,833       57,953   39,369,177
                                                                  ============ ============ ============ ============

                                                                                       1992
                                                                      Gross        Gross      Estimated
                                                                    Amortized    unrealized   unrealized    market
                                                                       Cost        gains        losses       value
                                                                  ------------ ------------ ------------ ------------
    U.S. treasury securities                                      $ 17,882,822      373,825       74,099   18,182,548
    U.S. government agencies and corporations                       15,332,656      173,904       50,506   15,456,054
    Corporate securities                                               981,009            -        1,878      979,131
    Obligations of states and political subdivisions                 1,440,310        1,042        3,765    1,437,587
    Mortgage-backed securities                                       7,096,433       16,143       47,623    7,064,953
    Federal Home Loan Bank stock                                       293,200            -            -      293,200
                                                                  ------------ ------------ ------------ ------------
                                                                  $ 43,026,430      564,914      177,871   43,413,473
                                                                  ============ ============ ============ ============


      Interest income (including nontaxable interest of $57,411, $8,085 and $-0-, respectively) on investment securities totaled $2,099,342, $1,687,797, and $1,100,700 for the years ended December 31, 1993, 1992, and 1991, respectively. Dividends on equity securities totaled $128,604, $41,417, and $14,042 for the years ended December 31, 1993, 1992, and 1991, respectively.

      The amortized cost and estimated market value of investment securities at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                 Estimated
                                                    Amortized      market
                                                       cost        value
                                                  ------------ ------------

      Due in one year or less                    $  6,102,495    6,162,138
      Due after one year through five years        27,814,151   28,298,101
      Due after five years through ten years        1,874,285    1,875,969
      Due after ten years                           1,752,666    1,759,269
      Equity securities                             1,273,700    1,273,700
                                                 ------------ ------------
                                                 $ 38,817,297   39,369,177
                                                 ============ ============

      Proceeds from sales of investment securities for the years ended December 31, 1993, 1992 and 1991 were $7,591,268, $4,950,226, and $3,867,218, respectively.
      Gross gains of $56,813, $114,543, and $48,399,
      and gross losses of $6,989, $-0-, and $4,240, were realized on those sales for the years ended
      December 31, 1993, 1992, and 1991, respectively.

      Investment securities with a carrying value of $1,854,000 and $1,620,000 were pledged to secure public deposits as required by law as of December 31, 1993, and 1992, respectively. In addition, U.S. treasury and U.S. government agency securities with a carrying value of $6,311,000 and $18,462,000 as of
      December 31, 1993 and 1992, respectively, were pledged as collateral for securities sold overnight under agreements to repurchase.

(3) Allowance for Loan Losses

    The allowance for loan losses is summarized as follows:

                                           1993         1992         1991
                                      ------------ ------------ ------------
    Balance at beginning of year      $  1,001,270      738,021      637,107
    Additions:
         Provision for loan losses         650,000      200,000      240,000
         Recoveries                        310,113      318,847      207,017
         Acquisition                             -      104,524            -
    Deduction, loan charge-offs           (836,534)    (360,122)    (346,103)
                                      ------------ ------------ ------------
    Balance at end of year               1,124,849    1,001,270      738,021
                                      ============ ============ ============

      Loans on which the accrual of interest has been discontinued or reduced amounted to approximately $530,000, $1,495,000, and $277,000 at December 31, 1993, 1992, and
      1991, respectively. At the original contract rates, additional interest income of approximately
      $29,000, $43,500, and $11,500 would have been
      recognized for the years ended December 31, 1993, 1992, and 1991, respectively, had these loans performed as originally agreed.

(4) Premises and Equipment

    Premises and equipment are summarized as follows:

                                             1993         1992
                                        ------------ ------------
     Land                               $    351,555      451,319
     Bank premises                           313,835      355,117
     Furniture and equipment               2,352,523    2,263,476
     Leasehold improvements                  815,594      848,523
                                        ------------ ------------
                                           3,833,507    3,918,435

     Less accumulated depreciation         2,463,144    2,031,268
                                        ------------ ------------
     Net book value                     $  1,370,363    1,887,167
                                        ============ ============

      During 1993, the Bank changed the estimated useful lives on personal computer and data processing equipment. The change was due to the rapid rate of technological advances occurring in the computer and banking industries. Useful lives which previously ranged from 5-12 years were changed to 3-5 years. The effect of this change as of January 1, 1993 amounted to approximately $207,500 of depreciation expense that is reflected in furniture and equipment expense for 1993.

      The Bank leases its main office building and certain office facilities under operating lease agreements that expire at various times through December 31, 2009. The
      Bank has an option to purchase the main office building on or about July 15, 1994 for $960,000 which it intends to exercise.

      The schedule of future minimum operating lease payments as of December 31, 1993 is summarized as follows:

      Year ending December 31:
           1994                                         $    280,000
           1995                                              242,000
           1996                                              242,000
           1997                                              242,000
           1998                                              242,000
           Thereafter                                        814,000
                                                        ------------
      Total minimum lease payments                      $  2,062,000
                                                        ============

      Aggregate rental expense, net of rental income of $12,000 in 1993 and $1,000 in 1992, amounted to approximately $280,000, $330,000, and $238,000 for
      the years ended December 31, 1993, 1992, and 1991, respectively.

(5) Other Expenses

    Other expenses are summarized as follows:
                                           1993         1992         1991
                                        ------------ ------------ ------------
    Supplies and postage                $    253,732      268,156      207,246
    Professional and legal                   232,098      217,057      123,981
    Regulatory assessments                   221,881      212,116      147,294
    Bankcard interchange discounts and fees  179,963      127,598      111,830
    Advertising                              176,085      162,939       84,535
    Telephone                                 87,742      109,244       82,054
    Other                                    525,916      541,468      440,488
                                        ------------ ------------ ------------
                                        $  1,677,417    1,638,578    1,197,428
                                        ============ ============ ============

(6) Income Taxes

            Federal and state income tax expense have been provided in the accompanying financial statements on a stand-alone basis as though the Bank filed separate income tax returns.
            However, the Bank files a consolidated return with Capital Bancorp, its majority stockholder. The Bank pays the current portion of its calculated tax or receives a refund from Capital Bancorp.

            The provision for income taxes consists of the following:

                                              1993         1992         1991
                                          ------------ ------------ ------------
            Currently payable:
               Federal                    $    705,750      747,240      276,200
               State                           118,250      118,500       73,800
                                          ------------ ------------ ------------
                                               824,000      865,740      350,000
            Deferred federal and state         (82,000)      36,000        3,750
                                          ------------ ------------ ------------
                                          $    742,000      901,740      353,750
                                          ============ ============ ============


            A reconciliation of income taxes based on applying the
            federal statutory rate of 34 percent in 1993,
            1992, and 1991, is as follows:
                                                                   1993         1992         1991
                                                              ------------ ------------ ------------
            Tax based on federal statutory rate               $    689,000      820,000      528,000
            Effect of tax-exempt income                            (18,000)      (7,000)           -
            State taxes, net of federal tax benefit                 78,000       85,000       51,200
            General business credits                                     -      (18,190)    (152,800)
            Alternative minimum tax (credit)                             -            -      (20,000)
            Other                                                   (7,000)      21,930      (27,150)
                                                              ------------ ------------ ------------
                                                                   742,000      901,740      379,250
            Extraordinary tax benefit of net
              operating loss carryforward                                -            -       25,500
                                                              ------------ ------------ ------------
                                                              $    742,000      901,740      353,750
                                                              ============ ============ ============


The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at Decebmer 31, 1993 are presented below:

 Deferred tax assets:
 Deferred compensation and compensated absences, due to accrual
   for financial reporting purposes                              $
 Premises and equipment, due to differences in depreciation            26,000
 Prepaid expenses, deducted for financial reporting purposes           17,000
 Other                                                                 34,000
                                                                 ------------
                                      Total deferred tax assets       167,000

 Deferred tax liabilities:
 Allowance for loan losses, due to experience method
   used for tax                                                      (112,000)
 Federal Home Loan Bank stock dividends                               (69,000)
                                                                 ------------
 Total deferred tax liabilities                                      (181,000)
                                                                 ------------
 Net deferred tax liability                                      $     14,000
                                                                 ============

 The components of deferred income taxes and their tax effects at December 31, 1992 and 1991 are as follows:

                                                        1992         1991
                                                   ------------ ------------
   Depreciation                                  $       (8,500)      (4,000)
   Provision for loan losses                             40,500        8,750
   Employee benefits                                    (10,000)     (10,000)
   Dividends on Federal Home Loan Bank stock             14,000        9,000
                                                   ------------ ------------
                                                 $       36,000        3,750
                                                   ============ ============

(7) Employee Benefit Plans

            The Bank has adopted an employee stock ownership plan. Contributions to the plan are determined by the Board of Directors and are not to exceed 15 percent of eligible wages. Employees become eligible for the plan after one year of service. Benefits vest under the plan at 30 percent after three years of service, with full vesting after seven years of service. Contributions to the plan amounted to $50,000 for each of the years ended December 31, 1993, 1992, and 1991, respectively.

            The Bank also has a 401(k) plan whereby the Bank matches 50 percent of employee contributions up to five percent of each participant's compensation. Employer contributions to the plan amounted to approximately $28,000, $20,000, and $17,200 for the years ended December 31, 1993, 1992, and 1991, respectively.

(8) Other Borrowings

            Other borrowings consist of loans from the Federal Home Loan Bank of Seattle. The borrowings require equal monthly payments of $3,188 plus interest, have an average interest rate of 7.23 percent and mature in 2012.

(9) Acquisition

            On March 19, 1992, the Bank acquired approximately 97 percent of the outstanding common shares and all of the outstanding preferred stock of United Bank, a single branch banking operation located in Murray, Utah. The assets and liabilities of United Bank at the date of acquisition were approximately $19,000,000 and $17,400,000, respectively. The acquisition was completed through the issuance of 24,000 shares of the Bank's $50 par value; noncumulative, nonvoting preferred stock, and approximately $800,000 in cash. The acquisition was accounted for using the purchase method of accounting.

            The dividend rate on the preferred stock is reset quarterly, at prime plus one percent. In connection with the acquisition, an option to purchase 7,917 shares of the Bank's common stock at $60 per share was granted. The option is currently exercisable and expires on March 19, 1997. Payment for the option shall be in cash, or the exchange of preferred stock at par value.

(10)  Contingent Liabilities and Commitments

            The Bank's financial statements do not reflect various commitments and contingent liabilities that arise in the normal course of business and that involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are commitments to extend credit, commitments under credit card arrangements, performance standby letters of credit, and home equity lines of credit. A summary of the Bank's commitments and contingent liabilities at December 31, 1993 and 1992 is as follows:



                                                       1993         1992
                                                   ------------ ------------
            Commitments to extend credit           $ 16,813,000   11,713,000
            Credit card arrangements                  3,558,000    3,182,000
            Performance standby letters of credit     1,928,000    2,277,000
            Home equity lines of credit                 756,000      382,000


            Commitments to extend credit are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because these instruments have fixed maturity dates and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained is based on management's credit evaluation
            of the customer.   Collateral held varies but may include
            accounts receivable, inventory, property, plant and equipment, and 1-4 family residential properties.

            Performance standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Bank generally holds cash equivalents as collateral supporting those commitments for which collateral is deemed necessary.

            The Bank is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will result in no material liability to the Bank.

(11) Regulatory Requirements

            Regulatory authorities require that banks maintain cash balances as reserves based on a percentage of deposits. Cash reserve requirements were $1,330,000 and $963,000 at December 31, 1993 and 1992, respectively.

            Effective December 31, 1992, banks are required to maintain minimum levels of capital to risk weighted assets. The Tier 1 minimum capital guideline is four percent and the Tier 2 minimum capital guideline is eight percent. The Bank's Tier 1 risk weighted capital ratio was 13.02 percent and 12.93 percent and its Tier 2 ratio was 14.27 percent and 14.18 percent as of
            December 31, 1993 and 1992, respectively (unaudited).   The
            Bank's leverage ratio (Tier 1 capital to total average quarterly assets) was 7.56 percent and 7.01 percent at December 31, 1993 and 1992, respectively (unaudited).

(12) Merger

            On September 17, 1993, a definitive agreement was signed wherein the Parent will merge with Banc One Arizona Corporation. Subsequently, Capital City Bank will merge with Bank One, Utah, NA. The merger is subject to obtaining regulatory and shareholder approvals and is expected to be completed in the second quarter of 1994. The merger at the holding company level will be accounted for as a pooling of interests and the merger at the Bank level will be treated as a purchase (unaudited).
            In addition to severance pay and other related merger costs, the Bank will recognize approximately $500,000 in bonus compensation to certain employees upon successful completion of the merger.

(13) Loans to Related Parties


            The following analysis for the year ended December 31, 1993, of the aggregate loans made by the Bank to directors, executive officers, or principal shareholders of the Bank.




            Balance at                              Balance at
            December 31,      New                   December 31,
                1992         loans      Repayments      1993
           ------------  ------------ ------------ ------------
          $     182,000       230,100        4,500      407,600
           ============  ============ ============ ============



                     D.  VOTING AND MANAGEMENT INFORMATION


BANC ONE will pay the costs of preparing and printing this Prospectus and Joint Proxy Statement and CAPITAL and CCB will bear the cost of soliciting proxies for the CAPITAL Special Meeting and the CCB Special Meeting. Solicitation of proxies will be made in person, by mail, or by telephone or telegraph by present and former directors, officers and employees of CAPITAL and CCB for which no additional compensation will be paid. CAPITAL will bear the cost of solicitation of proxies from its stockholders. CCB will bear the cost of solicitation of proxies from its stockholders. Copies of the form of proxy and Notice and this Prospectus will be mailed to stockholders on or
about               , 1994.

Voting

The proxy accompanying this Prospectus is solicited by the Boards of Directors of CAPITAL and CCB and, if properly executed and returned, will be voted in accordance with the instructions given therein. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL TO APPROVE THE MERGER AGREEMENT. Any proxy may be revoked at any time before it is voted by furnishing CAPITAL with either written notice of revocation or a subsequently dated proxy or appearing at the Special Meeting and electing to vote in person.

The CAPITAL and CCB Boards have fixed the close of business on February 28, 1994, as the record date for the determination of stockholders entitled to notice of and to vote at the CAPITAL Special Meeting and the CCB Special Meeting. As of the record date, 150,345 shares of CAPITAL Common Stock were outstanding, each of which entitled its holder to one vote at the CAPITAL Special Meeting. As of the record date, 132,850 shares of CCB Common Stock were outstanding, each of which entitled its holder to one vote at the CCB Special Meeting. The affirmative vote of a majority of the outstanding shares of CAPITAL Common Stock entitled to vote thereon is required for approval of the Merger Agreement. The affirmative vote of a majority of the outstanding shares of CCB Common Stock entitled to vote thereon is required for approval of the Consolidation Agreement.

The Directors of CAPITAL and CCB have unanimously approved the Merger Agreement and Consolidation Agreement. Each director has indicated an intention to vote all of his shares in favor of the Merger Agreement and CAPITAL intends to vote its shares of CCB in favor of the Consolidation Agreement.

Rights of Dissenting Stockholders

The following summary does not purport to be a complete statement of the procedures to be followed by CAPITAL and CCB shareholders desiring to exercise dissenters' rights and is qualified in its entirety by reference to the provisions of Sections 16-10a-1301 and 16-10a-1331 of the Utah Code Annotated, the full texts of which are attached hereto as Exhibit B. As the preservation and the exercise of dissenters' rights require strict adherence to the provisions of these laws, each CAPITAL and CCB shareholder who might desire to exercise such rights should review such laws carefully, timely consult his own legal advisor and strictly adhere to the provisions thereof.

Any shareholder of CAPITAL and CCB may, as an alternative to receiving BANC ONE Common Stock, dissent from the Merger or Consolidation, respectively, and obtain payment of the fair value of such shareholder's shares of CAPITAL Common Stock and CCB Common Stock pursuant to Section 16-10a-1302 and 16-10a-1303 of the Utah Code Annotated. "Fair value" means the value of the shares immediately before the Effective Time, excluding any appreciation or depreciation in anticipation of the Merger, unless such exclusion would be inequitable. A shareholder of record may assert dissenters' rights as to fewer than all of the shares registered in such shareholder's name only if such shareholder dissents with respect to all of the shares beneficially owned by any one person and discloses to CAPITAL or CCB, as the case may be, the name and address of the person or persons on whose behalf such shareholder dissents. In that event, such shareholder's rights shall be determined as if the shares as to which such shareholder has dissented and such other shares were registered in the names of different shareholders. A beneficial owner of shares who is not the record holder may assert dissenters' rights with respect to shares held on such owner's behalf and shall be treated as a dissenting shareholder if a written consent of the shareholder of record of such shares is submitted at the time of or before dissenters' rights are asserted.

Any CAPITAL or CCB shareholder who wishes to dissent must file with CAPITAL or CCB, respectively, prior to the vote on the Merger Agreement or Consolidation Agreement, respectively, a written notice of such shareholder's intent to demand payment of the fair value of such shareholder's shares if the Merger or Consolidation, respectively, is effectuated. In addition, the CAPITAL or CCB shareholder must refrain from voting in favor of the Merger Agreement or Consolidation Agreement, respectively. A shareholder who fails to file the notice on time or who votes in favor of the Merger Agreement will not have any dissenters' rights. If a shareholder returns a signed proxy but does not specify a vote against approval of the Merger Agreement or a direction to abstain, the proxy will be voted for approval of the Merger Agreement and Consolidation Agreement, which will have the effect of waiving that shareholder's dissenters' rights.

If the Merger Agreement is approved by the required vote, CAPITAL will mail a notice to all shareholders who gave a timely notice of intent to demand payment and who did not vote in favor of the Merger Agreement. If the Consolidation Agreement is approved by the required vote, CCB will mail a notice to all shareholders who gave a timely notice of intent to demand payment and who did not vote in favor of the Consolidation Agreement. These notices will state where and when dissenting shareholders' demands for payment should be sent and stock certificates should be deposited, and a time at least 30 days after the mailing of the notice by which such demand and deposit must be made. A shareholder who fails to demand payment and deposit stock certificates as required in the notice will lose dissenters' rights.

Except as described in the following paragraph, CAPITAL and CCB are required, immediately after the later of the Effective Time of the Merger and Consolidation, respectively, and their receipt of the demand and stock certificate in accordance with their notices, to send to the dissenting shareholder a check in the amount of their estimate of the fair value of the dissenter's shares, plus interest from the Effective Time, and certain financial information concerning CAPITAL or CCB, respectively. If CAPITAL or CCB fails to make this payment, or if the dissenting shareholder believes that the amount remitted is less than the fair value of such shareholder's shares or that the interest is not correctly determined, such shareholder may object within 30 days after CAPITAL or CCB mails the payment, by mailing to CAPITAL or CCB such shareholder's own estimate of the fair value of such shares or of the interest and a demand (a "Demand") for payment of the deficiency. If a Demand is not so mailed, the dissenting shareholder is entitled to no more than the amount initially sent by CAPITAL or CCB.

Notwithstanding the foregoing, CAPITAL may elect to withhold payment from any dissenter with respect to shares of which the dissenter or the person on whose behalf the dissenter acts was not the beneficial owner on August 11, 1993, the date of the first announcement to news media of the terms of the Merger and Consolidation. After the Effective Time of the Merger and Consolidation, respectively, CAPITAL and CCB are required to furnish to such dissenters a statement of its estimate of the fair value of the shares and the rate of interest (and the basis for the proposed rate of interest) with an offer to pay that amount. If the dissenter does not accept these amounts, the dissenter must mail an estimate and demand for payment (also a "Demand") within 30 days after the date of mailing of CAPITAL or CCB's offer. Otherwise, the dissenting shareholder is entitled to no more than CAPITAL or CCB's offer.

Within 60 days after any Demand is submitted by a shareholder, if the Demand remains unsettled, CAPITAL or CCB is required to file in an appropriate court in Utah a petition requesting that the fair value of the shares and the interest be determined by the court. All dissenting shareholders making such demand, wherever residing, shall be parties to the proceedings. All dissenting shareholders who are made parties to the petition are entitled to judgment for the amount by which the fair value of their shares is found to exceed the amount previously sent to them, with interest. If CAPITAL or CCB fails to file a petition as required, each dissenting shareholder who has made a demand and who has not already settled such shareholder's claim against CAPITAL or CCB shall be paid by CAPITAL or CCB the amount previously demanded by such shareholder with interest. The costs and expenses of any such court proceedings will be assessed against CAPITAL or CCB except that the court may assess any part of those costs and expenses against dissenters who are parties to the proceedings and whose action in demanding supplemental payment the court finds to be arbitrary, vexatious or not in good faith. Fees and expenses of counsel and experts for the respective parties may be assessed as the court deems equitable against CAPITAL or CCB and in favor of any or all dissenters if CAPITAL or CCB fails to comply substantially with the statutory requirements and may be assessed against either CAPITAL or CCB or a dissenter in favor of any other party, if the court finds that party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against CAPITAL or CCB, it may award to the counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted. Shareholders considering exercising dissenters' rights should bear in mind that the fair value of their stock determined under Sections 16-10a-1328 and 16-10a-1330 of the Utah Code Annotated could be more than, the same as, or less than the value of the consideration they will receive pursuant to the Merger Agreement and Consolidation Agreement if they do not exercise dissenters' rights, and that investment banking opinions as to fairness are not necessarily opinions as to fair value under Sections 16-10a-1328 and 16-10a-1330 of the Utah Annotated Code.

Management and Principal Shareholders of BANC ONE

Information concerning the directors and executive officers of BANC ONE, compensation of directors and executive officers of BANC ONE and any related transactions in which they have an interest, together with information related to principal shareholders of BANC ONE, is set forth in BANC ONE's Proxy Statement, dated March 11, 1994, incorporated herein by reference to BANC ONE's Annual Report on Form 10-K for the year ended December 31, 1993. See "Incorporation by Reference."


                    MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF
                                CAPITAL AND CCB


The names and ages of the present directors and executive officers of CAPITAL and CCB, their business experience during the last five years and certain other information, together with their ownership of stock as of December 31, 1993, are set forth in the following table:

Name, Year of Birth, Year    Principal Occupations      Annual  Shares of
Became Director & Positions  for Past Five Years        Amount  CAPITAL
& Offices w/CAPITAL or CCB   & Other Information        Income  and CCB

Norton Parker -- 1926         Banking                 $156,000      18,853
Director Capital -- 1980                                   600       3,079
Director CCB -- 1977                                     4,800
Chairman Capital
Chairman & President CCB

John M. Rapp -- 1928          Retired
Director Capital -- 1980                                   600      12,809
Director CCB -- 1977                                     4,800          56

Carman E. Kipp -- 1927        Attorney
Director Capital -- 1980                                   600      12,524
Director CCB -- 1977                                     4,800          52

Martin T. Hart -- 1936        Investments
Director Capital -- 1980                                   600      12,809
                                                                        52

G. Mitchell Morris -- 1920    Travel Industry
Director Capital -- 1980      Consultant                   600      12,809
Director CCB -- 1977                                     4,800          52

Ray S. Robinson -- 1926       Building Products
Director Capital -- 1980                                   600       8,838
Director CCB -- 1977                                     4,800          58

McNeil S. Fiske -- 1934       President, MacCourt Products
Director Capital -- 1980                                   600       7,721
Director CCB -- 1977                                     4,800          52

Michael A. Allem -- 1942      Banking                               95,000
Director Capital -- 1986                                   600       7,242
Director CCB -- 1986                                     4,800       1,211
Senior Executive
  Vice President CCB

Donald E. Foulger -- 1928     Equipment Broker
Director Capital -- 1980                                   600       5,731
                                                                        50

Charles Ehin -- 1935          Professor of Business
Director CCB -- 1990                                     4,800          50

Allen C. Barbieri -- 1958     Banking/Savings & Loan
President Capital                                       70,000           -

Ronald Leatham -- 1952        Banking
Senior Vice President CCB                               56,000           -

Kent R. Jones -- 1962         Banking/Public Accounting
Chief Financial Officer CCB                             57,000           -

EXHIBIT A


                            GERRISH & MCCREARY, P.C.
                                   Attorneys
                               Washington Square
                       222 Second Avenue North, Suite 424
                          Nashville, Tennessee  37201


                               February 11, 1994


Shareholders of Capital Bancorp

Capital Bancorp
2200 South State Street
Salt Lake, Utah  84115

Banc One Corporation
100 East Broad Street
Columbus, Ohio  43271-0152


Ladies and Gentlemen:

You have requested our opinion as to certain federal income tax consequences resulting from the merger of Capital Bancorp ("Capital") with and into Banc One Arizona Corporation ("Banc One Arizona") as set forth and more fully described in the Agreement and Plan of Merger between Capital and Banc One Arizona and joined in by Banc One CORPORATION ("Banc One"), dated September 17, 1993, as amended (the "Agreement") including exhibits attached thereto.

We have acted as special counsel to Capital with respect to the merger of Capital into Banc One Arizona (the "Holding Company Merger"). In this capacity, we have examined the Agreement and the Registration Statement
(Form S-4) pursuant to which Banc One is issuing additional shares of its common stock, without par value, to the stockholders of Capital pursuant to the merger of Capital with and into Banc One Arizona. All capitalized terms used herein shall, except where the context indicates otherwise, be deemed to have the meanings assigned to such terms in the Registration Statement and the Agreement.

In reaching our opinion, we have relied on certain representations made by the management of Banc One, Banc One Arizona, and Capital Bancorp, including the representations and warranties and undertakings in the Agreement, and have examined such documents, records and other instruments as we have deemed necessary or appropriate, including, without limitations, the Registration Statement and the Agreement. We have assumed that Banc One has previously been and will be in the future maintained and operated in conformance with the laws of the State of Ohio and the terms of the aforementioned documents. We have also assumed that Banc One Arizona has previously been and will be in the future maintained and operated in conformance with the laws of the State of Arizona and the terms of the aforementioned documents.

Banc One is a registered bank holding company organized and existing under the laws of the State of Ohio. Banc One has authorized capital stock consisting of 635,000,000 shares consisting of 600,000,000 shares of common stock without par value ("Banc One Common Stock") of which 341,965,620 shares were issued and outstanding at September 17, 1993 and 35,000,000 shares of preferred stock of which 5,000,000 were issued and outstanding as of such date. Up to 4,405,854 shares of Banc One Common Stock are subject to options. It is anticipated that not more than approximately 353,461 shares of Banc One Common Stock will be issued pursuant to the Holding Company Merger. In addition, it is anticipated that not more than approximately 80,389 shares of Banc One Common Stock will be issued in connection with the Merger of Capital City Bank with and into Bank One, Utah, N.A. (the "Bank Merger").

Capital is a bank holding company duly organized and existing under the laws of the State of Utah and has authorized capital stock consisting of 200,000 shares of common stock, par value $10.00 per share ("Capital Common Stock"), of which 150,345 shares are issued and outstanding and 2,805 of which are shares of treasury stock owned by Capital.

Banc One Arizona is an Arizona corporation duly organized and existing under the laws of the State of Arizona. Banc One owns 100% of the outstanding shares of stock of Banc One Arizona.

Other than noted above, there are no outstanding securities or obligations which are convertible into shares of stock or options, warrants, rights, calls or any other commitments of any nature relating to the unissued shares of Banc One, Capital, or Banc One Arizona.

Pursuant to the Agreement at the Effective Date of the Merger, the following transactions will be consummated:

1. Capital shall merge with and into Banc One Arizona whereby each share of $10.00 par value Capital Common Stock issued and outstanding, other than shares whose holders have perfected their rights to dissent from the Merger, shall be converted into and exchanged for up to 353,461 shares of newly issued Banc One Common Stock without par value. Banc One Arizona shall survive the Merger and the former stockholders of Capital shall become stockholders of Banc One. No fractional shares of Banc One Common Stock shall be issued. The former Capital stockholders entitled to fractional shares of Banc One Common Stock shall be paid cash by Banc One for such fractional shares, the value of which shall be computed by multiplying the fraction thereof by the "Average Price" of Banc One Common Stock. The "Banc One Average Price" is the average of the daily market price of Banc One Common Stock during a ten (10) day period preceding the Effective Time of the Merger as set forth in Section 7(a) of the Agreement.

2. The Merger is subject to various conditions including, among others, approval by a majority of the stockholders of Capital at the Capital Special Meeting and approval by all applicable regulatory authorities.


This opinion is conditioned on the following assumptions and representations being made by the management of Banc One, Banc One Arizona and Capital in connection with the Merger transaction at or before closing:

1. The Merger shall be consummated pursuant to and in accordance with the Agreement.

2. The fair market value of newly issued Banc One Common Stock without par value to be received by Capital stockholders will be, in each instance, approximately equal to the fair market value of the Capital Common Stock to be surrendered in exchange therefor.

3. After consummation of the Merger transaction, Banc One Arizona will continue its historical business in a substantially unchanged manner.

4. The management of Capital knows of no plan or intention by the stockholders of Capital who own 5% or more of the Capital Common Stock or on the part of the remaining stockholders of Capital to sell or otherwise dispose of a number of shares of Banc One Common Stock to be received in the Merger transaction that would reduce the Capital stockholders' ownership of Banc One Common Stock to a number of shares having a value as of the date of the Merger, of less than fifty (50) percent of the value of the formerly outstanding Capital Common Stock as of the same date. For purposes of this representation, shares of Capital Common Stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Banc One Common Stock will be treated as outstanding Capital Common Stock on the date of the transaction. Moreover, shares of Capital Common Stock and shares of Banc One Common Stock held by Capital stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the merger transaction will be considered in making this representation.

5. Banc One Arizona will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Capital immediately prior to the Effective Date of the Merger. For purposes of this representation, amounts paid by Capital to dissenters, amounts paid by Capital to stockholders who receive cash or other property, Capital assets used to pay its reorganization expenses, and all redemptions and other distributions (except for regular, normal dividends) made by Capital immediately preceding the transfer, will be included as assets of Capital held immediately prior to the transaction.

6. Prior to the transaction, Banc One will be in control of Banc One Arizona within the meaning of Section 268(c) of the Internal Revenue Code.

7. Following the transaction, Banc One Arizona will not issue additional shares of its stock that would result in Banc One losing control of Banc One Arizona within the meaning of Section 368(c) of the Code.

8. Banc One has no plan or intention to reacquire any of its stock issued in this transaction.

9. Banc One has no plan or intention to liquidate Banc One Arizona, to merge Banc One Arizona with and into another corporation, to sell or otherwise dispose of the stock of Banc One Arizona or to cause Banc One Arizona to sell or otherwise dispose of any of the assets of Capital acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(c) of the Code.

10. The liabilities of Capital assumed by Banc One Arizona and the liabilities to which the transferred assets of Capital are subject were incurred by Capital in the ordinary course of its business.

11. Following the transaction, Banc One Arizona will continue the historic business of Capital or use a significant portion of Capital's historical business assets in its business.

12. Each Party to the Agreement will pay its own expenses incurred in connection with the Merger including the cost of soliciting proxies for the Capital Special Meeting. Printing costs and expenses incurred in connection with the Proxy Statement/Prospectus and the associated Banc One Registration Statement to be filed with the Securities and Exchange Commission of which the Proxy Statement/Prospectus forms a part will be paid by Banc One and/or Banc One Arizona.

    If the Merger is not consummated for any reason, except if one Party breaches the agreement, Banc One and Capital each agree to pay the expenses arising from the negotiation and preparation of, and filings and solicitations with respect to the Agreement and the transactions contemplated by such Agreement as follows: Each party will pay its own expenses, except that Banc One will pay the costs of printing the proxy material.

13. There is no intercorporate indebtedness existing between Banc One and Capital or between Banc One Arizona and Capital that was issued, acquired, or will be settled at a discount.

14. No two parties to the transaction are investment companies as defined in
    Section 368(a)(2)(F)(iii) and (iv) of the Code.

15. Capital, Banc One or Banc One Arizona is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

16. The fair market value of the assets of Capital transferred to Banc One Arizona will equal or exceed the sum of the liabilities assumed by Banc One Arizona, plus the amount of liabilities, if any, to which the transferred assets are subject.

17. No stock of Banc One Arizona will be issued in the transaction.

18. None of the compensation received by any stockholder-employee of Capital will be separate consideration for, or allocable to, any of their shares of Capital stock; none of the shares of Banc One stock received by any stockholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

Based solely on the information submitted and on the representations set forth above our opinion is as follows:

1. Provided the proposed merger of Capital with and into Banc One Arizona qualifies under Utah and Arizona law, the acquisition by Banc One Arizona of substantially all of the assets of Capital solely in exchange for Banc One Common Stock and the assumption by Banc One Arizona of the liabilities, will qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code. For purposes of this opinion, "substantially all" means at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of Capital held immediately prior to the proposed transaction. Capital, Banc One and Banc One Arizona will each be "a party to a reorganization" within the meaning of Section 368(b).

2. No gain or loss will be recognized by Capital upon the transfer of substantially all of its assets to Banc One Arizona in exchange for Banc One Common Stock and the assumption of Capital's liabilities by Banc One Arizona (Sections 361 and 357(a)).

3. No gain or loss will be recognized by either Banc One or Banc One Arizona upon the acquisition by Banc One Arizona of substantially all of the assets of Capital in exchange for Banc One's Common Stock and the assumption of Capital's liabilities (Rev. Rul. 57-278, 1957-1 C.B. 124).

4. The federal income tax basis of the assets of Capital acquired by Banc One Arizona will be the same in the hands of Banc One Arizona as the basis of such assets in the hands of Capital immediately prior to the exchange (Section 362(b)).

5. The basis of the Banc One Arizona Common Stock in the hands of Banc One will be increased by an amount equal to the basis of the Capital assets in the hands of Banc One Arizona and decreased by the sum of the amount of the liabilities of Capital assumed by Banc One Arizona and the amount of liabilities to which the assets of Capital are subject.

6. The holding period of the assets of Capital received by Capital will, in each instance, include the period for which such assets were held by Capital (Section 1223(2)).

7. No gain or loss will be recognized to the stockholders of Capital upon the exchange of Capital stock solely for Banc One Common Stock (Section 354(a)(1).

8. The basis of the Banc One Common Stock received by the stockholders of Capital will be the same as the basis of the Capital stock surrendered in exchange therefor (Section 358(a)(1)).

9. The holding period of the Banc One Common Stock received by the stockholders of Capital will include the period during which Capital stock surrendered therefor was held, provided the stock of Capital is a capital asset in the hands of the stockholders of Capital on the date of the exchange (Section 1223(1)).

10. As provided by Section 381(c)(2) of the Code and Section 1.381(c)(2)-1 of the Income Tax Regulations, Banc One Arizona will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Capital as of the date of transfer. Any deficit in the earnings and profits of Capital or Banc One Arizona will be used only to offset the earnings and profits accumulated after the date of transfer.

11. Where a dissenting Capital stockholder receives cash in exchange for his or her stock, such cash will be treated as having been received by the stockholder as a distribution in redemption of his or her stock subject to the provisions and limitations of Section 302 of the Code. Rev. Rul. 74-515, 1974-2 C.B. 118.


No opinion in expressed about the tax treatment of the Merger transaction under other provisions of the Code and regulations or about the federal income tax or state income tax treatment of any conditions existing at the time of, or other tax consequences resulting from the Merger transaction that are not specifically covered above.

No opinion is expressed herein with regard to the tax treatment of the merger of Capital City Bank into Bank One, Utah, N.A.

This opinion is addressed only to you and concerns only the transaction described above. This opinion may be relied upon only by Capital, Banc One, Banc One Arizona and the stockholders of Capital.

We consent to the inclusion of this opinion in the Registration Statement (Form S-4) of Banc One relating to the Merger and to the reference to our firm under the caption "Legal Matters" in the Prospectus/Proxy Statement which is part of the Registration Statement.

Very truly yours,

GERRISH & McCREARY, P.C.

GERRISH & MCCREARY, P.C.



                         GERRISH & McCREARY, P.C.
                                 Attorneys
                       700 Colonial Road, Suite 200
                         Memphis, Tennessee  38117
                              P.O. Box 242120
                      Memphis, Tennessee  38124-2120
                        Telephone:  (901) 767-0900
                        Telecopier:  (901) 684-2339


March 25, 1994


Shareholders of Capital City Bank

Capital Bancorp
2200 South State Street
Salt Lake, Utah  84115

Banc One Corporation
100 East Broad Street
Columbus, Ohio  43271-0152

Ladies and Gentlemen:

You have requested our opinion as to certain federal income tax consequences resulting from the merger of Capital City Bank with and into Bank One Utah (the "Bank Merger") which will follow the merger of Capital Bancorp ("Capital") with and into Banc One Arizona Corporation ("Banc One Arizona") all as set forth and more fully described in the Agreement and Plan of Merger between Capital and Banc One Arizona and joined in by Banc One Corporation ("Banc One"), dated September 17, 1993 (the "Agreement") including the exhibits attached thereto. This opinion is in addition to the opinion issued by this firm dated February 11, 1994 with regard to tax consequences related to the merger of Capital and Banc One Arizona, which opinion is not amended or modified hereby in any way.

We have acted as special counsel to Capital with respect to the merger of Capital into Banc One Arizona (the "Holding Company Merger"). In this capacity, we have examined the Agreement and the Registration Statement (Form S-4) pursuant to which Banc One is issuing additional shares of its common stock, without par value, to the stockholders of Capital pursuant to the merger of Capital with and into Banc One Arizona. All capitalized terms used herein shall, except where the contest indicates otherwise, be deemed to have the meanings assigned to such terms in the Registration Statement and the Agreement. The Bank Merger which is the subject of this opinion is specifically described in the Bank Merger Agreement attached to the Agreement as Exhibit B.

In reaching our opinion, we have relied on certain representations made by the management of Banc One, Banc One Arizona, and Capital Bancorp, including the representations and warranties and undertakings in the Agreement, and have examined such documents, records and other instruments as we have deemed necessary or appropriate, including, without limitation, the Registration Statement and the Agreement.

Banc One is a registered holding company organized and existing under the laws of the State of Ohio. Banc One has authorized capital stock consisting of 635,000,000 shares consisting of 600,000,000 shares of common stock without par value ("Banc One Common Stock") of which 341,965,620 shares were issued and outstanding at September 17, 1993 and 35,000,000 shares of preferred stock of which 5,000,000 were issued and outstanding as of such date. Up to 4,405,854 shares of Banc One Common Stock are subject to options. It is anticipated that not more than approximately 353,461 shares of Banc One Common Stock will be issued pursuant to the Holding Company Merger. In addition, it is anticipated that not more than approximately 80,389 shares of Banc One Common Stock will be issued in connection with the Merger of Capital City Bank with and into Bank One, Utah, N.A. (the "Bank Merger").

Capital is a bank holding company duly organized and existing under the laws of the State of Utah and has authorized capital stock consisting of 200,000 shares of common stock, par value $10.00 per share ("Capital Common Stock"), of which 150,345 shares are issued and outstanding and 2,805 of which are shares of treasury stock owned by Capital.

Banc One Arizona is an Arizona corporation duly organized and existing under the laws of the State of Arizona. Banc One owns
100% of the outstanding shares of stock of Banc One Arizona.

Bank One, Utah, N.A. is a national banking association organized and existing under the laws of the United States and has authorized capital stock consisting of 870,919 shares of common stock, par value of $35.00 per share ("Bank One Utah Common Stock"). All of the issued and outstanding Bank One Utah Common Stock is owned by Banc One Arizona.

Capital City Bank is a state bank organized and existing under the laws of Utah and has authorized capital stock consisting of 200,000 shares of common stock having a par value of $10.00 per share ("CCB Common") and 50,000 shares of non-voting, non-cumulative preferred stock with a par value of $50.00 per share. As of the date hereof there were 132,850 shares of CCB Common issued and outstanding and 24,000 of CCB Preferred issued and outstanding. Capital Bancorp and certain minority shareholders own the shares of CCB Common. Certain options to buy CCB Common are outstanding and will likely to exercised prior to the Bank Merger. All outstanding Preferred Stock will be redeemed prior to the Bank Merger.

Other than noted above, there are no outstanding securities or obligations which are convertible into shares of stock or options, warrants, rights, calls or any other commitments of any nature relating to the unissued shares of Banc One, Capital, Banc One Arizona, Capital City Bank or Bank One Utah.

Pursuant to the Agreement at the Effective Date of the Merger, the following transactions will be consummated:

1. Capital shall merge with and into Banc One Arizona as set forth in the Agreement.

2. Immediately following the merger of Banc One Arizona and Capital, the Bank Merger will occur, which will result in the 870,919 shares of Bank One Utah Common Stock to continue to be held by Banc One Arizona (the "Continuing Bank") and each of the 114,768 shares of CCB Common which shall be owned by Capital or Banc One Arizona immediately prior to the Bank Merger shall be cancelled and shall not represent or continue as capital stock of the Continuing Bank and shall not be exchanged for shares of Banc One Common. All of the shares of CCB Common held by Capital City Bank as treasury shares immediately prior to the Bank Merger shall be cancelled and shall not represent capital stock of the Continuing Bank and shall not be exchanged for shares of Banc One Common.

Each of the 25,999 shares of CCB Common that shall be issued and outstanding immediately prior to the Effective Time and which is held by a shareholder other than Capital or Banc One Arizona (hereinafter, the "CCB Minority Shares") and which shall include not only the 18,082 shares of CCB Common owned by minority shareholders of CCB but also the 7,917 shares of CCB Common which are acquired by a minority shareholder and received upon the exercise of the CCB options prior to the Bank Merger shall be cancelled and shall not represent or continue as capital stock of the Continuing Bank, and at the Effective Time and without further action shall be converted into shares of Banc One Common at the Bank Exchange Rate which shall be calculated as set forth in the Bank Merger Agreement.

This option is conditioned on certain assumptions and representations being made by the management of Banc One, Banc One Arizona and Capital in connection with the merger transaction at or before closing which are set forth in our February 11, 1994 opinion and are also relied on herein.

Based solely on the information submitted and on the representations set forth above, it is held as follows:

1. Shareholders holding CCB Minority Shares who receive Banc One Common in exchange for their Capital City Bank Stock as a result of the Bank Merger will be treated as if he or she had sold such Capital City Bank Stock in a taxable transaction and as a result such shareholders will recognize a taxable gain or a taxable loss for federal income tax purposes. Such shareholder's gain or loss will be determined by the fair market value of the Banc One Common as of the date of the Bank Merger less such shareholder's cost or tax basis in the Capital City Bank Stock.

2. When a holder of CCB Minority Shares receives a cash payment in lieu of a fractional share, such cash payment will also be treated as a sale of such fractional share and taxable gain or loss will be recognized in an amount determined in the same manner as set forth in Paragraph 1, above.


No opinion is expressed concerning any other federal income tax consequences resulting from the Merger transaction under other provisions of the Code or Treasury Regulations or concerning any state income tax treatment resulting from the Merger transaction.

This opinion is addressed only to you and concerns only the transaction described above. This opinion may be relied upon only by Capital, Banc One, Banc One Arizona, Capital City Bank and Bank One Utah and the stockholders of Capital City Bank.

We consent to the inclusion of this opinion in the Registration Statement (Form S-4) of Banc One relating to the Merger and to the reference to our firm under the caption "Legal Matters" in the Prospectus/Proxy Statement which is part of the Registration Statement.


Very truly yours,


GERRISH & McCREARY, P.C.


GERRISH & McCREARY, P.C.






EXHIBIT B
                              Utah Code Annotated

                                    Part 13
                               DISSENTERS' RIGHTS

16-10a-1301.  Definitions.

For purposes of Part 13:

(1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the survivor or acquiring corporation by merger or share exchange of that issuer.

(3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 16-10a-1302 and who exercises that right when and in the manner required by Sections 16-10a-1320 through 16-10a-1328.

(4) "Fair Value" with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the statutory rate set forth in Section 15-1-1, compounded annually.

(6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent the beneficial owner is recognized by the corporation as the shareholder as provided in Section 16-10a-723.

(7) "Shareholder" means the record shareholder or the beneficial shareholder.

16-10a-1302.  Rights to dissent.

(1) A shareholder, whether or not entitled to vote, is entitled to dissent from, and obtain payment of the fair value of shares held by him in the event of, any of the following corporate actions:

    (a) consummation of a plan of merger to which the corporation is a party if:

         (i) shareholder approval is required for the merger by Section 16-10a-1103 or the articles of incorporation; or

         (ii) the corporation is a subsidiary that is merged with its parent under Section 16-10a-1104;

    (b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

    (c) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Subsection 16-10a-1202(1), but not including a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and

    (d) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Subsection 16-10a-1202(2).

(2) A shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors so provides.

(3) Notwithstanding the other provisions of this part, except to the extent otherwise provided in the articles of incorporation, bylaws, or a resolution of the board of directors, and subject to the limitations set forth in Subsection (4), a shareholder is not entitled to dissent and obtain payment under Subsection (1) of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders, at the time of:

    (a) the record date fixed under Section 16-10a-707 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

    (b) the record date fixed under Section 16-10a-704 to determine shareholders entitled to sign writings consenting to the proposed corporate action; or

    (c) the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(4) The limitation set forth in Subsection (3) does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except:

    (a) shares of the corporation surviving the consummation of the plan of merger or share exchange;

    (b) shares of a corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or will beheld of record by more than 2,000 shareholders;

    (c)  cash in lieu of fractional shares; or

    (d) any combination of the shares described in Subsection (4), or cash in lieu of fractional shares.

(5) A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to him or to the corporation.

16-10a-1303.  Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters' rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

    (a) the beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

    (b) the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder must certify to the corporation that both he and the record shareholders of all shares owned beneficially by him have asserted, or will timely assert, dissenters' rights as to all the shares unlimited on the ability to exercise dissenters' rights. The certification requirement must be stated in the dissenters' notice given pursuant to Section 16-10a-1322.

16-10a-1320.  Notice of dissenters' rights.

(1) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this part. The notice must be accompanied by a copy of this part and the materials, if any that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders' meeting for which the notice was to have been given.

(2) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to
    Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by Section 16-10a-704 must be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give written notice as provided by this subsection does not affect any action taken pursuant to Section 16-10a-704 for which the notice was to have been given.

16-10a-1321.  Demand for payment--Eligibility and notice of intent.

(1) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

    (a) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and

    (b)  may not vote any of his shares in favor of the proposed action.

(2) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to
    Section 16-10a-704, a shareholder who wishes to assert dissenters' rights may not execute a writing consenting to the proposed corporate action.

(3) In order to be entitled to payment for shares under this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the board of directors, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters' rights under
    Section 16-10a-1302 is approved by the shareholders, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(4) A shareholder who does not satisfy the requirements of Subsections (1) through (3) is not entitled to payment for shares under this part.

16-10a-1322.  Dissenters' notice.

(1) If proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this part.

(2) The dissenters' notice required by Subsection (1) must be sent no later than ten days after the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and shall:

    (a) state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;

    (b) state an address at which the corporation will receive payment demands and an address at which certificates for certified shares must be deposits;

    (c) inform holders of uncertified shares to what extent transfer of the shares will be restricted after the payment demand is received;

    (d) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;

    (e) set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters' notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters' notice required by Subsection (1) is given;

    (f) state the requirement contemplated by Subsection 16-10a-1303(3), if the requirement is imposed; and

    (g)  be accompanied by a copy of this part.

16-10a-1323.  Procedure to demand payment.

(1) A shareholder who is given a dissenters' notice described in Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters' rights must, in accordance with the terms of the dissenters' notice:

    (a) cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection 16-10a-1322(2)(d), duly completed, or may be stated in another writing.

    (b) deposit certificates for his certificated shares in accordance with the terms of the dissenters' notice; and

    (c)  if required by the corporation in the dissenters' notice described in
         Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302.

(2) A shareholder who demands payment in accordance with Subsection (1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of the corporate action.

(3) A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters' notice, is not entitled to payment for shares under this part.

16-10a-1324.  Uncertificated shares.

(1) Upon receipt of a demand for payment under Section 16-10a-1323 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer of the shares until the proposed corporate action is taken or the restrictions are released under Section 16-10a-1326.

(2) In all other respects, the provisions of Section 16-10a-1323 apply to shareholders who own uncertified shares.

16-10a-1325.  Payment.

(1) Except as provided in Section 16-10a-1327, upon the later of the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and receipt by the corporation of each payment demand pursuant to Section 16-10a-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenter's shares, plus interest to each dissenter who has complied with Section 16-10a-1323, and who meets the requirements of Section 16-10a-1321, and who has not yet received payment.

(2) Each payment made pursuant to Subsection (1) must be accompanied by:

    (a)  (i)    (A)  the corporation's balance sheet as of the end of its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment;

                (B)  an income state for that year;

                (C) a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and

                (D)  the latest available interim financial statements, if any;

         (ii) the balance sheet and statements referred to in Subsection (i) must be audited if the corporation customarily provides audited financial statements to shareholders;

    (b) a statement of the corporation's estimate of the fair value of the shares and the amount of interest payable with respect to the shares;

    (c) a statement of the dissenter's right to demand payment under Section 16-10a-1328; and

    (d)  a copy of this part.

16-10a-1326.  Failure to take action.

(1) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 does not occur within 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, the corporation shall return all deposits certificates and release the transfer restrictions imposed on uncertificated shares, and all shareholders who submitted a demand for payment pursuant to Section 16-10a-1323 shall thereafter have all rights of a shareholder as if no demand for payment had been made.

(2) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 occurs more than 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, then the corporation shall send a new dissenters' notice, as provided in Section 16-10a-1322, and the provisions of Sections 16-10a-1323 through 16-10a-1328 shall again be applicable.

16-10a-1327. Special provisions relating to shares acquired after announcement of proposed corporate action.

(1) A corporation may, with the dissenters' notice given pursuant to Section 16-10a-1322, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302 and state that a shareholder who asserts dissenters' rights must certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand that he or the person on whose behalf the dissenters' rights are being asserted, acquired beneficial ownership of the shares before that date, the corporation may, in lieu of making the payment provided in Section 16-10a-1325, offer to make payment if the dissenter agrees to accept it in full satisfaction of his demand.

(2) An offer to make payment Subsection (1) shall include or be accompanied by the information required by Subsection 16-10a-1325(2).

16-10a-1328.  Procedure if shareholder dissatisfied with payment or offer.

(1) A dissenter who has not accepted an offer made by a corporation under
    Section 16-10a-1327 may notify the corporation in writing of his own estimate of the fair value of his shares and demand payment of the estimated amount, plus interest, less any payment made under Section 16-10a-1325; if:

    (a) the dissenter believes that the amount paid under Section 16-10a-1325 or offered under Section 16-10a-1327 is less than the fair value of the shares;

    (b) the corporation fails to make payment under Section 16-10a-1325 within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or

    (c) the corporation, having failed to take the proposed corporate action creating dissenters' rights, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by Section 16-10a-1326.

(2) A dissenter waives the right to demand payment under this section unless he causes the corporation to receive the notice required by Subsection (1) within 30 days after the corporation made or offered payment for his shares.

16-10a-1330.  Judicial appraisal of shares -- Court action.

(1) If a demand for payment under Section 16-10a-1328 remains unresolved, the corporation shall commence a proceeding within 60 days after receiving the payment demand contemplated by Section 16-10a-1328, and petition the court to determine the fair value of the shares and the amount of interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unresolved the amount demanded.

(2) The corporation shall commence the proceeding described in Subsection (1) in the district court of the county in this state where the corporation's principal office, or if it has no principal office in this state, the county where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with, or whose shares were acquired by, the foreign corporation was located.

(3) The corporation shall make all dissenters who have satisfied the requirements of Sections 16-10a-1321, 16-10a-1323, and 16-10a-1328, whether or not they are residents of this state whose demands remain unresolved, parties to the proceeding commenced under Subsection (2) as an action against their shares. All such dissenters who are named as parties must be served with a copy of the petition. Service on each dissenter may be by registered or certified mail to the address stated in his payment demand made pursuant to Section 16-10a-1328. If no address is stated in the payment demand, service may be made at the address stated in the payment demand given pursuant to Section 16-10a-1323. If no address is stated in the payment demand, service may be made at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares. Service may also be made otherwise as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under Subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appoint them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding commenced under Subsection
    (2) is entitled to judgment:

    (a) for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount paid by the corporation pursuant to Section 16-10a-1325; or

    (b) for the fair value, plus interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under
         Section 16-10a-1327.

16-10a-1331.  Court costs and counsel fees.

(1) The court in an appraisal proceeding commenced under Section 16-10a-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under
    Section 16-10a-1328.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

    (a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Section 16-10a-1320 through 16-10a-1328; or

    (b) against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Officers and Directors.

Section 1701.13(E) of the Ohio General Corporation Law sets forth provisions which define the extent to which a corporation may indemnify directors, officers, and employees. Those provisions have been adopted by the Registrant in Article V of Registrant's Code of Rights. Article V provides for the indemnification or the purchase of insurance for the benefit of the directors, officers, employees and agents of the Registrant in the event such persons are subject to legal action as a result of actions in their capacities as directors, officers, employees or agents of the Registrant. Registrant has entered into indemnification agreements with its directors and executive officers that provide for indemnification unless the indemnitee's conduct is finally adjudged by a court to be knowingly fraudulent, deliberately dishonest or willful misconduct. Registrant indemnifies other officers, employees or agents provided such persons acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of the Registrant or, with respect to criminal actions, had no reason to believe was unlawful.

Item 21.  Exhibits and Financial Statement Schedules.

The following exhibits are filed herewith except those indicated which have been filed previously as shown below and which are incorporated herein by reference.

 2.1 Merger Agreement dated September 17, 1993, by and among CAPITAL BANCORP, Banc One Arizona Corporation and BANC ONE CORPORATION, as amended, including the Bank Merger Agreement dated December 14, 1993, by and among Bank One, Utah, N.A. and Capital City Bank.

 2.3  Form of Proxies to be used by CAPITAL BANCORP and Capital City Bank

 3.1 Amended Articles of Incorporation of the Registrant (incorporated by reference from Exhibit 3-1 of the Annual Report of the Registrant on Form 10-K for the year ended December 31, 1991.)

 3.2 Code of Regulations of the Registrant (incorporated by reference from Exhibit 3-2 of the Annual Report of the Registrant on Form 10-K for the year ended December 31, 1991).

 4.1 Form of Common Stock Certificate of the Registrant (incorporated by reference from Exhibit 4.1 to the Annual Report of the Registrant on Form 10-K for the year ended December 31, 1989).

 5 Opinion of Roman J. Gerber, General Counsel for BANC ONE CORPORATION, regarding the legality of securities being offered, including consent.

 8    Opinion   s     of Gerrish & McCreary, P.C. regarding the Federal
      income tax consequences of the Merger    and Consolidation    ,
      including consent.

23    Consents of Coopers & Lybrand and KPMG Peat Marwick

25 Power of attorney is included elsewhere in Part II of this Registration Statement.


Item 22.  Undertakings.

(a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(c) The Registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (a) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(g)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on March 28, 1994.

                                           BANC ONE CORPORATION


                                           By: ROMAN J. GERBER
                                               Roman J. Gerber
                                               Executive Vice President



                               POWER OF ATTORNEY


We, the undersigned officers and directors of BANC ONE CORPORATION, hereby severally constitute and appoint Roman J. Gerber, George R. L. Meiling and William C. Leiter, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          Signature                       Title                       Date


*                                 Chairman of the Board
John B. McCoy                     (Principal Executive Officer
                                  & Director)


*                                 President and Director
Donald L. McWhorter


*                                 Senior Vice President
Frederick L. Cullen               (Principal Financial Officer)


*                                 Controller (Principal
William C. Leiter                 Accounting Officer)


*                                 Director
Charles E. Exley


*                                 Director
E. Gordon Gee


*                                 Director
John R. Hall


*                                 Director
Laban P. Jackson, Jr.


*                                 Director
John G. McCoy


*                                 Director
Rene C. McPherson


*                                 Director
Thekla R. Shackelford


*
Alex Shumate                      Director


*                                 Director
Frederick P. Stratton, Jr.


                                  Director
Romeo J. Ventres


*                                 Director
Robert D. Walter


* By:  ROMAN J. GERBER
       Roman J. Gerber
       Attorney-in-Fact



                           EXHIBIT INDEX

Exhibit 2.1 Merger Agreement dated September 17, 1993, by and among CAPITAL
            BANCORP, Banc One Arizona Corporation and BANC ONE CORPORATION, as amended, including the Bank Merger Agreement dated December 14, 1993, by and among Bank One, Utah, N.A. and Capital City Bank.

Exhibit 2.3 Form of Proxies to be used by CAPITAL BANCORP and Capital City Bank

Exhibit 5 Opinion of Roman J. Gerber, General Counsel for BANC ONE CORPORATION, regarding the legality of securities being offered, including consent.

Exhibit 8   Opinion   s     of Gerrish & McCreary, P.C. regarding the Federal
            income tax consequences of the Merger    and Consolidation    ,
            including consent.

Exhibit 23  Consents of Coopers & Lybrand and KPMG Peat Marwick